AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 1997

                              REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                   ------------------------------------------


                                 ERD WASTE CORP.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

            DELAWARE                                      7389
  (STATE OR OTHER JURISDICTION                      (PRIMARY STANDARD
OF INCORPORATION OR ORGANIZATION)        INDUSTRIAL CLASSIFICATION CODE NUMBER)


                                   11-3121813
                                (I.R.S. EMPLOYER
                             IDENTIFICATION NUMBER)

                             937 E. HAZELWOOD AVENUE
                                RAHWAY, NJ 07065
                                 (908) 381-9229
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

            JOSEPH J. WISNESKI, PRESIDENT AND CHIEF OPERATING OFFICER
                                 ERD WASTE CORP.
                             937 E. HAZELWOOD AVENUE
                                   BUILDING 2
                                RAHWAY, NJ 07065
                                 (908) 381-9229
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:
                              RICHARD MARLIN, ESQ.
                        KRAMER, LEVIN, NAFTALIS & FRANKEL
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 715-9100

           Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
_____________

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                                    Proposed            Proposed
                                                                                     Maximum             Maximum         Amount of
         Title of Each Class of Securities to be                Amount To Be        Offering            Aggregate      Registration
                     Registered (1)                            Registered (2)       Price (2)      Offering Price (2)       Fee
-----------------------------------------------------------------------------------------------------------------------------------
WaUnits ("Units"), consisting of shares of Common Stock,
par value $.001 per share ("Common Stock") and Warrants
to purchase an additional
share of Common Stock ("Warrants") (3)...................            102.58        $25,000             $2,564,500         $777.12
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock included as part of the Units (3)...........      1,463,859.64             --                     --           (4)
-----------------------------------------------------------------------------------------------------------------------------------
Warrants included as part of the Units (3)...............      1,463,859.64             --                     --           (4)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise of the
Warrants included in the Units...........................      1,463,859.64            $2.25           $3,293,684.10      $998.09
-----------------------------------------------------------------------------------------------------------------------------------
Placement Agent Unit Purchase Warrants to
purchase Units...........................................              8.258       $25,000             $  206,450          $62.56
------------------------------------------------------------------------------------------------------------------------------------
Total..............................................................................................................     $1,837.77
-----------------------------------------------------------------------------------------------------------------------------------

--------------

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such indeterminable additional shares of Common Stock as may be issuable as a result of any future anti-dilution adjustments made in accordance with the terms of the Warrants included in the Units.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act.

(3) The number of shares of Common Stock and the number of Warrants included as part of the Units is determined by dividing the purchase price per Unit of $25,000 by 90% of the average closing bid price for the Common Stock for the 10 trading days immediately preceding the date of the closing of the relevant offering of the Units.

(4) No separate registration fee required pursuant to Rule 457(i) promulgated under the Securities Act.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                                 ERD WASTE CORP.

                              CROSS-REFERENCE SHEET
                 (SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                         REQUIRED BY ITEMS OF FORM SB-2)

REGISTRATION STATEMENT ITEM                             LOCATION IN PROSPECTUS
---------------------------                             ----------------------
1.  Front of Registration Statement and
      Outside Front Cover of Prospectus.....        Facing Page; Prospectus Cover Page



2.  Inside Front and Outside Back Cover
       Pages of Prospectus.................         Prospectus Cover Page; Prospectus Back Cover Page



3.  Summary Information and Risk Factors....        Prospectus Summary; Risk Factors


4.  Use of Proceeds.........................        Not Applicable


5.   Determination of Offering Price........        Prospectus Cover Page

6.   Dilution...............................        Not Applicable

7.   Selling Security Holders...............        Selling Securityholders

8.   Plan of Distribution...................        Prospectus Cover Page; Selling Securityholders;
                                                     Plan of Distribution

9.   Legal Proceedings......................        Business

10.  Directors, Executive Officers,
       Promoters and Control Persons........        Management

11.  Security Ownership of Certain
       Beneficial Owners and Management.....        Principal Stockholders

12.  Description of Securities..............        Description of Securities

13.  Interest of Named Experts and Counsel..        Legal Matters; Experts

14.  Disclosure of Commission Position on
       Indemnification for Securities
       Act Liabilities......................        Not Applicable


15.   Organization Within Five Years........        Not Applicable

16.   Description of Business...............        Business

17.   Management's Discussion and Analysis
        or Plan of Operation................        Management's Discussion and Analysis of Financial
                                                     Condition and Results of Operations

18.   Description of Property...............        Business

19.   Certain Relations and Related
        Transactions........................        Certain Transactions

20.   Market for Common Equity and Related
        Stockholder Matters.................        Prospectus Cover Page; Description of
                                                     Securities; Dividend Policy; Price Range of Securities

21.   Executive Compensation................        Management

22.   Financial Statements..................        Financial Statements

23.   Changes in and Disagreements With
        Accountants on Accounting and
        Financial Disclosure................        Not Applicable

                 SUBJECT TO COMPLETION, DATED August 5, 1997
PROSPECTUS
                                  102.58 UNITS
                         8.258 PLACEMENT AGENT WARRANTS

                                 ERD WASTE CORP.

         This prospectus ("Prospectus") covers the resale of certain units (the "Units") of ERD Waste Corp. ("ERD") held or acquirable by certain persons named in this Prospectus (the "Unitholders") and certain warrants to purchase Units ("Placement Agent Warrants") granted to M.S. Farrell & Co., Inc. and Network 1 Financial Securities, Inc. (together, the "Placement Agents") in connection with the offering of such Units. The Unitholders and the Placements Agents are referred to herein as the "Selling Securityholders." ERD will not receive any of the proceeds from the sale of the Units or the Placement Agent Warrants. The Units covered hereby consist of such number of shares of common stock, par value $.001 (the "Common Stock") and warrants (the "Warrants"), determined by dividing $25,000 by 90% of the average closing bid price for the Common Stock for the 10 trading days immediately preceding the respective date of the closing of the relevant Offering (as defined below) of the Units (the "Average Closing Bid Price"). The Units were purchased by accredited investors pursuant to a private offering memorandum dated December 20, 1996, as supplemented (the "Memorandum") at closings occurring on December 31, 1996, January 28, 1997, February 18, 1997, March 25, 1997 and June 6, 1997 (the "Offerings"). The securities comprising the Units will not be detachable or separately transferable, and may be traded only as Units, until December 20, 1997 or such earlier date as the Placement Agents in their sole discretion may determine (the "Separation Date").

         The terms of the Offerings require that ERD register the Units, Common Stock included as part of the Units, Warrants included as part of the Units, the Common Stock issuable upon exercise of the Warrants included in the Units and the Placement Agent Warrants (collectively, the "Securities") of the Selling Securityholders pursuant to registration rights agreements dated the date of the respective Offering (the "Registration Rights Agreements"). See "Selling Securityholders." The Securities are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). No underwriting discounts, commissions or expenses are payable or applicable in connection with the sale of such Securities by the Selling Securityholders. The Common Stock of the Company is quoted on the National Association of Securities Dealers Automated Quotation ("Nasdaq")
SmallCap Market ("Nasdaq/SmallCap") under the symbol "ERDI". The Securities offered hereby will be sold from time to time at then prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. The Units, Warrants and Placement Agent Warrants are not currently quoted on Nasdaq/SmallCap and there is no regular trading market for such Securities. On July 31, 1997, the last reported sale price of the Common Stock on the Nasdaq/SmallCap was $1-1/16 per share. This Prospectus may be used by the Selling Securityholders or by any broker-dealer who may participate in sales of the Securities covered hereby.

                           -------------------------

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                            -------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=================================================================================================================================
                                  UNDERWRITING

                                                                   PRICE TO              DISCOUNTS AND      PROCEEDS TO SELLING
                                                                    PUBLIC                COMMISSIONS       SECURITYHOLDERS (1)
---------------------------------------------------------------------------------------------------------------------------------
Per Security...............................................     see text above                none            see text above
---------------------------------------------------------------------------------------------------------------------------------
Total......................................................     see text above                none            see text above
=================================================================================================================================

(1) The Securities offered hereby will be sold from time to time at the then prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. ERD will pay the expenses of registration estimated at $_______.

                            -------------------------

                THE DATE OF THIS PROSPECTUS IS ________ __, 1997

                              AVAILABLE INFORMATION

         ERD has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act, with respect to the Securities offered hereby. This prospectus constitutes a part of the Registration Statement and does not contain all the information set forth therein. Any statements contained herein concerning the provisions of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits thereto.

         ERD is  subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024 of the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission, such as ERD. The address of such site is http://www.sec.gov. ERD's Common Stock is listed on Nasdaq, and reports, proxy statements and other information concerning ERD may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, DC 20006.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  following   documents   filed  by  ERD  with  the  Commission  are
incorporated by reference in this Prospectus:

       1. The Company's Annual Report on Form 10-KSB for the year ended September 30, 1996.

       2. The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1997.

       3. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

         All documents filed by ERD with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The Company will provide a copy of any and all of such documents (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein) without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request to ERD Waste Corp. at 937 East Hazelwood Avenue, Building 2, Rahway, New Jersey 07065, Attention: Joseph Wisneski, telephone number: (908) 381-9229. Copies of exhibits will be made for a nominal fee, which covers the Company's copying costs.

         Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated, the information in this Prospectus does not give effect to the issuance of shares of Common Stock issuable upon exercise of the Warrants.

                                   THE COMPANY

         In May 1996, ERD Waste Corp. ("ERD") acquired over 90% of the common stock and substantially all of the preferred stock of Environmental Services of America, Inc. ("ENSA") pursuant to a tender offer and a related stock purchase agreement (the "ENSA Acquisition"). References in this Prospectus to "ERD" shall include ERD Waste Corp. and its historic subsidiaries prior to the ENSA
Acquisition; references to "ENSA" shall include ENSA and its historic subsidiaries prior to the ENSA Acquisition; and references to the "Company" shall include both ERD and ENSA.

         The Company is a diversified waste management company providing brokerage, advisory, consulting and technical services to the waste management industry. The Company also operates treatment, storage and disposal facilities, manufactures absorbent products, and recently commenced recycling oil filters.

         On June 6, 1997, the Company concluded a private placement of the Units to accredited investors and received net proceeds of approximately $1,756,155. Such proceeds were used primarily to fund working capital requirements.

         The Company was incorporated in the State of New York on May 29, 1992. On March 1, 1994, the Company changed the state of its incorporation to the State of Delaware. The Company's principal executive offices are located at 937 East Hazelwood Avenue, Building 2, Rahway, New Jersey 07065, and its telephone number is (908) 381-9229. The Company has announced its intention to relocate its principal executive offices to Chicago in the near future.

                                  RISK FACTORS

           The securities being offered hereby are highly speculative in nature and involve a high degree of risk. In addition to the other information included in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before purchasing the securities offered hereby.

         FINANCING. The Company did not obtain sufficient funds from the Offerings to meet its immediate requirements and will have to seek additional funding elsewhere (as to which there can be no assurance of success) and stretch further the time the Company takes to pay its vendors and other creditors. The inability of the Company to obtain sufficient funds has adversely affected the Company's ability to obtain sufficient credit from its vendors and to operate at full capacity. In addition, the Company is aware of additional commitments which will have to be met over the next twelve months which include construction commitments, permitting obligations, settlement expenses and the operational needs of the Company as a result of internal growth. The Company will also have to expend substantial amounts to conduct remediation and environmental compliance at the Company's facilities. The Company needs additional financing (of which there can be no assurance) to support its operations.

         CESSATION OF OPERATIONS AT THE LONG BEACH FACILITY. The New York Department of Environmental Conservation ("NYSDEC") filed an administrative complaint against the Company in September 1996 alleging various violations of the Company's facility permits and environmental laws and regulations at its facility in Long Beach, New York. On April 10, 1997, the Company entered into a Consent Order with the Attorney General of the State of New York and the NYSDEC. The Consent Order provided that the Company would permanently cease operation of its Long Beach, New York facility both as an incinerator and a solid waste transfer station, effective April 10, 1997. The Consent Order also defined the obligations of the Company with respect to the closure of the site pursuant to its permit. Upon completion and approval of the implementation of the closure plan provided for in the Consent Order, the Company will receive a Release and Covenant Not to Sue by the NYSDEC for any investigation or remediation of site conditions addressed by the closure plan. There can be no assurance that the Company will be able to comply with the closure plan and receive the Release and Covenant Not to Sue from the NYSDEC.

         The Company previously reported a write-down of the value of the Long Beach facility's assets and recorded a net loss of $7,167,998 from discontinued operations in its fiscal year ended September 30, 1996. The sales and net income before taxes of the Long Beach facility represented approximately 18% and 74%, respectively, of the Company's total sales and net income before taxes for the eight months ended September 30, 1996 and 12% and 5% respectively, of the Company's total sales and net loss before taxes for the six months ended March 31, 1997. There can be no assurance that the Company will find sufficient alternative sources of income.

         The Company is currently in litigation with the City of Long Beach regarding the contract it entered into with Long Beach Recycling & Recovery Corp. dated May 13, 1992 (the "Disposal Agreement") as well as leases of the facility premises dated May 13, 1992 and November 16, 1984 (the "Leases"). The Company has reflected a net receivable of approximately $600,000 due from the City of Long Beach on its balance sheet. There can be no assurance that the Company will be successful on the merits of its litigation with the City of Long Beach. See also "Legal Proceedings."

         CURRENT MAJOR INDEBTEDNESS. In connection with the ENSA Acquisition, the Company entered into a loan agreement dated March 29, 1996 with Chemical Bank (the "Bank") for a $7.5 million credit facility which matures April 1, 1998 (the "Loan Agreement"). Substantially all of the proceeds of the Loan Agreement were used by the Company in connection with the purchase of shares of ENSA in the Company's tender offer. The Company subsequently borrowed an additional $4.4 million, secured by a letter of credit, from the Bank, which matures in May 1998, to replace approximately the same amount of financing that had been available to ENSA through its bank. The Company will need to secure financing of a comparable amount upon maturity of these loans. These substantial levels of indebtedness are significantly higher than ERD carried in the past. In addition to generating revenues and profits sufficient to meet its other operating expenses, the Company will have to generate revenues and profits to service this new debt. The Company is actively seeking to renegotiate or refinance its current debt structure.

         DEFAULTS IN CREDIT AGREEMENT. As a result of the write-down and the anticipated losses from the discontinued incinerator operations at the Long Beach facility, the Company was not in compliance with certain of the financial covenants of the Loan Agreement. The Bank has agreed to waivers of such covenants for each of the last three fiscal quarters (most recently at March 31, 1997) but there can be no assurance that the Bank will agree to future waivers in the event of further breaches.

         EROSION OF NET WORTH. At July 31, 1996, the Company's consolidated net worth was $15,051,025. As a result of the discontinuation of the incinerator operations at the Long Beach facility, in the period ended September 30, 1996, the Company recorded a substantial loss of approximately $12,500,000 and a decrease in stockholders' equity of approximately $7,500,000, net of a deferred tax benefit. It is not possible at this time to predict the impact of these losses on the Company's ability to sustain its current financing, bonding and insurance requirements.

         FINANCIAL UNCERTAINTIES RESULTING FROM ENSA ACQUISITION; WORKING CAPITAL DEFICIENCY. ENSA, which was acquired on May 5, 1996, had a net loss of $982,240 for its year ended December 31, 1995, and a net loss of $783,458 for its first quarter ended March 31, 1996. While the Company has taken steps to reduce or eliminate the losses incurred by ENSA, the Company incurred substantial indebtedness in making the ENSA Acquisition. There can be no assurance that the Company will be able satisfactorily to improve ENSA's operations to the point of profitability, or that operating profits will be sufficient to offset the increased costs of servicing the Company's debt. As a result of the ENSA Acquisition and subsequent investments in new and existing facilities, the Company currently is suffering from a shortage in working capital. Prior to the ENSA Acquisition, at April 30, 1996, the working capital of the Company was approximately $4,500, and, at March 31, 1997, the working capital of the Company was approximately $1,023,648, a change in large part due to the Offerings. There can be no assurances that there will not be working capital deficiencies of the Company in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         FAILURE TO TIMELY FILE CERTAIN EXCHANGE ACT REPORTS. The Company failed to timely file its Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996 and its Quarterly Report on Form 10-QSB for the period ended December 31, 1996. The Company filed these reports on February 14, 1997, and February 21, 1997, respectively. The Company failed to timely file its Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997. The Company filed this report on May 21, 1997. Under regulations of the Commission, registration statements may not be filed on Form S-3 for twelve months after any such untimely filing. As a result, the Company has registered the securities offered hereby on Form SB-2 which could result in delays, increased costs to the Company for registering such securities and an increased possibility that the effectiveness of any such registration statement may lapse.

         RECENT EXPIRATION OF "LOCK UP" AGREEMENT ON RESTRICTED SHARES. Approximately 3,321,324 shares of the Company's Common Stock were released in November 1996 from the provisions of a "lock-up" agreement restricting their sale entered into with Hampshire Securities Corporation ("Hampshire"), as the representative of the underwriters of ERD's initial public offering of Common Stock. In January 1997, the restrictions imposed by Rule 144 on these and other restricted shares effectively terminated for all persons who are not affiliates of the Company because the holding period mandated by paragraph (k) of Rule 144 has expired. The expiration of the "lock-up" agreement and expiration of the restrictions imposed by Rule 144 may tend to release a significant number of shares into the market and the presence of those shares in the market could have an adverse effect on the market price of the Common Stock and its marketability.

         ENVIRONMENTAL ISSUES.

         The Company is involved in the processing, transportation, storage and disposal of non-hazardous and hazardous wastes. The Company is subject to extensive and evolving federal, state and local environmental laws and regulations, which have become increasingly stringent in recent years as a result of greater public interest in protecting and cleaning up the environment, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund") and the Resource Conservation and Recovery Act of 1976 ("RCRA"). These laws and regulations affect the Company's business in many ways, including as set forth below. See "Business - Environmental Regulations" for further information concerning the matters set forth below.

         Remediation. Several of the treatment, storage and disposal ("TSD") facilities operated by ENSA are on sites that have been contaminated as a result of operations at the site or by uses at an adjacent property. Costs associated with investigating and remediating environmental contamination can be significant. The Company is cooperating with the governmental regulatory agencies that have jurisdiction over its facilities to investigate, assess, and implement appropriate remediation measures to address these environmental conditions. The Company has evaluated the potential economic impact of addressing those conditions.

           Extensive Permitting Requirements. In order to develop and operate a hazardous waste management facility, it is necessary to obtain and maintain in effect one or more facility permits and other governmental approvals. These permits may be difficult and time consuming to obtain and renew. The Company's three TSD facilities are required to be permitted pursuant to RCRA and related state statutes. Although the Company believes that its permits will be renewed, there can be no guarantee that such renewals will be issued. The Company also will be required to incur additional capital costs and expenses to assure compliance with existing and anticipated regulatory requirements.

         Potential Liabilities. There may be various adverse consequences to the Company if a facility owned or operated by the Company (or a predecessor owner or operator) causes environmental damage, or waste transported by the Company (or a predecessor) causes environmental damage at another site,or the Company fails (or a predecessor failed) to comply with applicable environmental laws and regulations or the terms of a permit or outstanding consent order, or in the event that the Company's owned or operated facility or the soil or groundwater thereunder is, or becomes contaminated. Such adverse consequences may include the imposition of substantial monetary penalties on the Company; the issuance of an order requiring the curtailment or cessation of the operations involved or affected; the revocation or denial of permits or other approvals necessary for continued operations; the imposition of liability on the Company in respect of any environmental damages caused to adjacent landowners or at sites to which the Company has transported waste; the imposition of liability under CERCLA or comparable state laws; and criminal liability for the Company and its officers. Any of the foregoing could materially adversely affect the Company's business, financial condition and results of operations.

As described under "Business -- Environmental Regulations," CERCLA and analogous state laws impose retroactive, strict, joint and several liability on various parties that are, or have been, associated with a site from which there has been or is threatened a release of hazardous substances into the environment. Liability under RCRA,CERCLA and analogous state laws can be very substantial and, if imposed upon the Company, could materially adversely affect the Company's business, financial condition or results of operations.

         Waste Fuel Disposal. The Company's TSD facilities produce waste fuel mixtures which are used as fuel by cement kilns. Should future regulations limit the ability of cement kilns to accept such waste mixtures, the Company may be adversely affected as a result of higher disposal costs.

         Other. The Company's three TSD facilities are required to maintain bonds in the event of "closure of the facilities," as required by their respective states. The Company has posted bonds supported by approximately $425,000 in cash, as collateral in the event of closure, totalling $1.5 million. The Company has renewed these bonds in the past, and intends to renew them in the future. However, there can be no assurance that the Company will be able to continue to renew the bonds. In the event of the closing of a facility, the Company's operations will be materially adversely affected.

         COMPETITION. Competition among hazardous and non-hazardous waste service providers is intense. The Company competes with, and expects to continue to compete with, numerous waste brokers, national waste management companies, and local and regional companies, many of which have significantly larger operations and greater financial, marketing, human, and other resources than the Company. During the 1990's, the industry entered a period of merger and consolidation at a time when demand for remediation and waste services was dropping. As a result of the mergers, the industry as a whole is experiencing increased competition from companies with improved operating efficiencies, while at the same time facing a lower demand for its services. While the Company believes that it is well-positioned to compete in such a market due to its ability to offer both hazardous and non-hazardous services, the Company expects the competitive marketplace to continue to exist in the foreseeable future. See "Business."

         DEPENDENCE UPON KEY EMPLOYEES; RECRUITMENT OF ADDITIONAL PERSONNEL. The Company is dependent upon the efforts and abilities of Joseph J. Wisneski, its President and Chief Operating Officer, Robert M. Rubin, its Chairman of the Board and Chief Executive Officer, Joseph Jacobsen, an Executive Vice President and President of ERD Environmental Inc., and Marc McMenamin, Chief Operations Manager of the Company. Each of Messrs. Wisneski, Rubin, Jacobsen and McMenamin is a substantial stockholder of the Company. Messrs. Wisneski, Jacobsen and Rubin have entered into employment agreements with the Company which terminate on December 31, 1997, May 1999, and December 31, 1997, respectively. Mr. McMenamin's contract is continuing from year to year on a calendar year basis. Mr. Jon Colin, who was the President of ENSA, was discharged effective as of June 7, 1996, and the Company has not yet found a suitable replacement. The loss or unavailability of the services of any of the aforementioned employees for any significant period of time could have a material adverse effect on the Company's business. In addition, Mr. Rubin has interests in a number of other businesses and his employment agreement does not require him to devote any minimum amount of time to the affairs of the Company. See "Management."

         The ability of the Company to attract and retain highly skilled personnel is critical to the operations of the Company. To date, the Company has been able to attract and retain the personnel necessary for its operations. However, there can be no assurances that the Company will be able to do so in the future. If the Company is unable to attract and retain personnel with the necessary skills when needed, its business could be materially adversely affected.

         LACK OF DIVIDENDS. The Company has not paid any dividends on the Common Stock since inception and does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. See "Dividend Policy" and "Description of Securities--Common Stock."

         SUBSTANTIAL OPTIONS AND WARRANTS RESERVED; CONTINGENT ISSUANCES OF COMMON STOCK. The Company has reserved from the authorized, but unissued, Common Stock 500,000 shares of Common Stock for issuance to key employees, officers and consultants pursuant to the Company's 1994 Stock Option Plan (the "Plan"). To date, options exercisable for an aggregate of 445,000 shares of Common Stock have been granted under the Plan. The Company has also granted options for 60,000 shares to Joseph T. Jacobsen. The Board of Directors has approved an increase in the number of shares authorized under the Plan from 500,000 shares to 1,000,000 shares, subject to stockholder approval. See "Management--Stock Option Plan." The Company also sold to the Placement Agents in connection with the Offerings for nominal consideration, the Placement Agents Warrants, which warrants are exercisable until January 31, 2002. The Company has agreed to grant to each of the Placement Agents warrants to purchase 50,000 shares of Common Stock in consideration of investment banking services, in addition to those rendered in connection with the Offerings. In addition, the Company granted to Hampshire in connection with the initial public offering of the Company on May 17, 1995, warrants exercisable for 120,000 shares of Common Stock (the "Representative's Warrants"), which warrants are exercisable until May 17, 2000. Hampshire presently holds 101,059 of such warrants after having assigned 18,941 to unrelated individuals. The existence of the Warrants, the Placement Agent Warrants, the Representative's Warrants, any outstanding options issued under the Plan, the additional options to Mr. Jacobsen, and other options or warrants may prove to be a hindrance to future financings, since the holders of such warrants and options may be expected to exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. See "Management."

         PREFERRED STOCK; POSSIBLE ANTI-TAKEOVER EFFECTS. The Company's Certificate of Incorporation, as amended, authorizes the board of directors (the "Board of Directors") to issue up to 2,000,000 shares of preferred stock, par value $.001 per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include, among other things, voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions. No preferred stock is currently outstanding, and the Company has no present plans for the issuance of any preferred stock. However, the issuance of any such preferred stock could materially adversely affect the rights of holders of Common Stock and, therefore, could reduce the value of the Common Stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict the Company's ability to merge with, or sell its assets to, a third party. The ability of the Board of Directors to issue preferred stock could discourage, delay, or prevent a takeover of the Company, thereby preserving control of the Company by the current stockholders. See "Description of Securities."

         SEASONALITY. Severe winter weather conditions have an impact on the Company's revenues by affecting the ability to (i) perform site remediation and field service activities, and (ii) transport waste to its TSD facilities for treatment. This has resulted in the postponement of projects and a decline in revenues primarily during the months of January and February.

         NO PUBLIC MARKET FOR SECURITIES. The Units, Warrants and Placement Agent Warrants are not currently quoted on Nasdaq/SmallCap and there is no regular trading market for such Securities. Although the Company has agreed to use its best efforts to have such Securities listed on the same exchange on which any other securities of the Company is then listed, there can be no assurance that it will be successful in having such Securities listed. Therefore, prices for the Units, Warrants and Placement Agent Warrants may be difficult to obtain and purchasers of such Securities may be unable to resell all or part of the Securities offered hereby at or near their original offering price or at any price.

                             SELLING SECURITYHOLDERS

         The Units consist of shares of Common Stock and Warrants. The Securities are all being registered for resale under the Registration Statement, of which this Prospectus forms a part. The Securities comprising the Units are not detachable or separately transferable until December 20, 1997 or such earlier date as the Placement Agents in their sole discretion may determine. The resale of the Securities is subject to prospectus delivery and other requirements of the Securities Act. If the Placement Agents allow the detachment of such Securities, then sales of the Securities, as well as the potential of such sales at any time, may have an adverse effect on the market prices of the Common Stock. None of the Selling Securityholders have held any position or office, or have had other material relationship, with the Company. However, Carl Frischling is a director of the Company and a member of the New York law firm Kramer, Levin, Naftalis & Frankel ("Kramer Levin"), one of the Selling Securityholders.

                                         NUMBER OF                        COMMON STOCK
                                         SHARES OF         NUMBER OF         OWNED          NUMBER OF
                                        COMMON STOCK        WARRANTS        PRIOR TO          SHARES         COMMON STOCK OWNED
                                         UNDERLYING        UNDERLYING       OFFERINGS(1)      TO BE           AFTER OFFERING (1)
NAME OF INVESTOR                UNITS      UNITS             UNITS        NUMBER   PERCENT  OFFERED(2)         NUMBER       PERCENT
-----------------               -----      -----             -----        ------   -------  ----------         ------       -------

Kramer, Levin, Naftalis &
   Frankel(3)                    20        200,000           200,000         0         0       400,000          400,000        4.41
The Gunther Hufnagl Living
   Trust                         4          54,368            54,368         0         0       108,736          108,736        1.20
Arno and Cornelia Ruben
   Family Trust                  4          54,368            54,368         0         0       108,736          108,736        1.20
Repro Media Money
   Purchase Pension Plan         2          26,327            26,327         0         0        52,654           52,654          *
Dennis R. Johnson & Gayle
   E. Johnson                    1          13,592            13,592         0         0        27,184           27,184          *
David Abel                       4          54,368            54,368         0         0       108,736          108,736        1.20
Steven Falk, M.D.                1          13,592            13,592         0         0        27,184           27,184          *
Bay Area Obstetrics &
   Gynecology P.A. 401(k)        1          13,592            13,592         0         0        27,184           27,184          *
Michael Garnick                  4          54,368            54,368         0         0       108,736          108,736        1.20
Michael Garnick & Denise
   Garnick                       2          25,470            25,470         0         0        50,940           50,940          *
John & Susan Panichello          .4          5,094             5,094         0         0        10,188           10,188          *
Richard Darnell                  1          12,735            12,735         0         0        25,470           25,470          *
Donald L. Garrett                1          12,735            12,735         0         0        25,470           25,470          *
Richard M. Selkow                1          12,735            12,735         0         0        25,470           25,470          *
George Fluss                     1          12,735            12,735         0         0        25,470           25,470          *
Robert S. Silva, M.D.
   Integrated Profit Sharing
   Plan                          1          12,735            12,735         0         0        25,470           25,470          *
City National bank, Trustee
   of the Loma Linda
   University Radiology
   Medical Group, Inc. MP
    Pension, FBO Richard
   D. Dunbar, M.D.               1          12,735            12,735         0         0        25,470           25,470          *
Nathan Schwartz                  1          12,735            12,735         0         0        25,470           25,470          *
Fred Kassner                     8         107,744           107,744         0         0       215,488          215,488        2.38
Stanton M. Cole                  1          13,468            13,468         0         0        26,936           26,936          *
Copesetic Ventures, Inc.         .5          6,734             6,734         0         0        13,468           13,468          *
Stanley A. Kaplan                1          13,468            13,468         0         0        26,936           26,936          *
Richard Sickels                  1          13,468            13,468         0         0        26,936           26,936          *
Mahendra & Rita Sanghavi
   JTWROS                        1          14,477            14,477         0         0        28,954           28,954          *
Thomas Ryan IRA                  .5         7,238.5           7,238.5        0         0        14,477           14,477          *
Susan J. Edwards                 .5         7,238.5           7,238.5        0         0        14,477           14,477          *
Marc A. Fegley and Teresa
   Hart-Fegley JTWROS            .5         7,238.5           7,238.5        0         0        14,477           14,477          *
Mildred S. Christian             .5         7,238.5           7,238.5        0         0        14,477           14,477          *
Robert M. Diener                 .5         7,238.5           7,238.5        0         0        14,477           14,477          *
L. Bart Thomas                   1          14,477            14,477         0         0        28,954           28,954          *
Steven Romeo                     .5         7,238.5           7,238.5        0         0        14,477           14,477          *
First Trust C/F Robert J.
   Verhoven IRA                  .5         7,238.5           7,238.5        0         0        14,477           14,477          *


                                       -9-


First Trust C/F David
   Whittington IRA               .5         7,238.5           7,238.5        0         0        14,477           14,477          *
First Trust C/F Ngoon Goon
    IRA                          .5         7,238.5           7,238.5        0         0        14,477           14,477          *
Ngoon Goon C/F Andrew
   Joseph Goon UGMA              .5         7,238.5           7,238.5        0         0        14,477           14,477          *
Ngoon Goon C/F Robert
   James Goon UGMA               .5         7,238.5           7,238.5        0         0        14,477           14,477          *
John Scagnelli C/F Kara
   Scagnelli UGMA                .5         7,238.5           7,238.5        0         0        14,477           14,477          *
John Scagnelli C/F John
   Scagnelli UGMA                .5         7,238.5           7,238.5        0         0        14,477           14,477          *
First Trust C/F Guy T.
   Barbagelata IRA               .5         7,238.5           7,238.5        0         0        14,477           14,477          *
Michel Rapoport                  4          57,908            57,908         0         0       115,816          115,816        1.28
M. Jenkins Cromwell, Jr.         1          14,477            14,477         0         0        28,954           28,954          *
Newtech Electronics             1.6        23,163.2          23,163.2        0         0       46,326.4         46,326.4         *
Joe L. Wheeler                   1          14,477            14,477         0         0        28,954           28,954          *
Edward T. Yau                    1          14,477            14,477         0         0        28,954           28,954          *
John & Mary Cummings             1          19,493            19,493         0         0        38,986           38,986          *
Rick B. Western and Terri
   L. Western                    1          19,493            19,493         0         0        38,986           38,986          *
Timothy W. Radder &
   Janice Radder                 1          19,493            19,493         0         0        38,986           38,986          *
Timothy M. Mlsna IRA             2          38,986            38,986         0         0        77,972           77,972          *
Gregory M. Dold & Marie
   A. Dold                       1          19,493            19,493         0         0        38,986           38,986          *
David Thuermer                   .5         9,746.5           9,746.5        0         0        19,493           19,493          *
James Eldridge & Janice
   Eldridge                      1          19,493            19,493         0         0        38,986           38,986          *
Ledco Inc. Deferred
   Compensation Plan             1          19,493            19,493         0         0        38,986           38,986          *
Malcolm C. Davenport V.
   Family Trust                 1.2        23,391.6          23,391.6        0         0       46,783.2         46,783.2         *
Geoffrey H. Gray                 .4         7,797.2           7,797.2        0         0       15,594.4         15,594.4         *
Edward P. Griffiths and
   Carole S. Griffiths           .4         7,797.2           7,797.2        0         0       15,594.4         15,594.4         *
Charles B. Wilson                5          97,465            97,465         0         0       194,930          194,930        2.15
Wayne England and La
   Donna England                 2          38,986            38,986         0         0        77,972           77,972          *
Jeffrey D. Kosmo                 2          38,986            38,986         0         0        77,972           77,972          *
Richard V. Grazi                 1          19,493            19,493         0         0        38,986           38,986          *
Neil S. Kessler                 .18         3,508.74          3,508.74       0         0        7,017.48         7,017.48        *
Howard Lundeen                   2          38,986            38,986         0         0        77,972           77,972          *
Laurie A. & Thomas Bado          .4         7,797.2           7,797.2        0         0       15,594.4         15,594.4         *
M.S. Farrell Holdings, Inc.    3.729       57,805.782        57,805.782      0         0      115,611.564      115,611.564     1.28
Martin F. Schacker             1.8645      28,902.891        28,902.891      0         0       57,805.782       57,805.782       *
Douglas Gass                   1.8645      28,902.891        28,902.891      0         0       57,805.782       57,805.782       *
Network 1 Financial
   Securities                    .8        10,774.4          10,774.4        0         0       21,548.8         21,548.8         *
                               ------    ------------      ------------                      ------------         -----

Total ...................    110.838    1,590,245.604     1,590,245.604                      3,180,491.208     3,180,491.208
                            ========    ==============    ==============                     =============     =============

-------------------------
*   less than 1%

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire after the date of this Prospectus. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire after the date of this Prospectus is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting power with respect to all shares of Common Stock which they beneficially own.

(2) Includes the shares of Common Stock included in the Units and the shares of Common Stock underlying the Warrants included in the Units.

(3) Does not include 8,000 shares of Common Stock owned by Carl Frischling, a member of Kramer Levin, of which shares Kramer Levin disclaims beneficial ownership.

         The Securities offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of Securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of Securities. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the Securities offered, and any profits realized or commission received may be deemed underwriting compensation.

         Under the Exchange Act and the regulations thereto, any person engaged in a distribution of the Securities offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Securityholders.

                              PLAN OF DISTRIBUTION

         The registration statement of which this Prospectus forms a part has been filed pursuant to the Registration Rights Agreements. To the Company's knowledge, as of the date hereof, no Selling Securityholder has entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the Securities offered by, nor does the Company know the identity of the brokers or market makers which will participate in the offering.

         The Securities covered hereby may be offered and sold from time to time by the Selling Securityholders; provided that the Securities comprising the Units are not detachable or separately transferable until December 20, 1997 (or such earlier date as determined by the Placement Agents). The Selling Securityholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sale may be made on the Nasdaq/SmallCap (with respect to the Common Stock) or otherwise, at prices and on terms then prevailing or at prices related to the then market price, or in negotiated transactions. The Securities may be sold by one or more of the following methods: (a) a block trade in which the broker-dealer engaged by the Selling Securityholder will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by the broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. To the Company's knowledge, the Selling Securityholders have not, as of the date hereof, entered into any arrangement with a broker-dealer for the sale of Securities through a block trade, special offering, or secondary distribution of a purchase by a broker-dealer. In effecting sales, broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Securityholders in amounts to be negotiated.

         In offering the Securities, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Securityholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions.

         This offering will terminate as to each Selling Securityholder on the earlier of (a) June 6, 2000, or (b) the date on which all Securities offered hereby have been sold by the Selling Securityholders. There can be no assurance that any of the Selling Securityholders will sell any or all of the Securities offered hereby.

                            PRICE RANGE OF SECURITIES

         The Company's Common Stock is traded on the Nasdaq/SmallCap under the symbol "ERDI". Prior to May 9, 1997, the Company's Common Stock traded on the Nasdaq National Market System ("Nasdaq/NMS"). The following table sets forth the range of reported high and low "bid" prices for the Common Stock, as quoted on Nasdaq/NMS or Nasdaq SmallCap for the periods indicated. The quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not necessarily represent actual transactions. The trading volume of the Company's securities fluctuates and may be limited during certain periods. As a result, the liquidity of an investment in the Company's securities may be adversely affected.


                                   HIGH              LOW
                                   ----              ---

1995
Second Quarter                   $ 8 3/4            $6 1/2
(trading started on
May 7, 1995)
Third Quarter                    $10 1/8            $7
Fourth Quarter                   $ 8 7/8            $6 3/4

1996
First Quarter                    $ 9 3/4            $7 3/8
Second Quarter                   $10 1/2            $7 5/8
Third Quarter                    $ 9 1/4            $3 3/8
Fourth Quarter                   $ 4 7/8            $1 5/8

1997
First Quarter                    $2 7/16            $1 1/2
Second Quarter                   $2 3/16            $7/8


         On July 31, 1997, the closing bid price of the Common Stock as quoted on Nasdaq/SmallCap was $1-1/16 per share. As of such date, there were approximately 120 holders of record and approximately 500 beneficial holders of the Company's Common Stock.


                                 DIVIDEND POLICY

         The Company has never paid or declared any dividends upon its Common Stock and does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. The declaration of dividends in the future will be at the discretion of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. Pursuant to the Loan Agreement, the Company may not declare or pay any dividends during the life of the loan without the written consent of the Bank.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of March 31, 1997.



                                                                       as of March 31, 1997

Short term debt....................................................            $ 3,185,264
                                                                               ===========

Long term debt.....................................................            $14,159,164
Stockholders' Equity:
Preferred Stock -- $.001 par value,
authorized -- 2,000,000 shares; no shares issued and
outstanding                                                                            --

  Common Stock -- $.001 par value, authorized --
    15,000,000 shares; issued and outstanding 6,896,743 shares;
    (pro forma 9,063,273 shares)....................................                  6,897


Capital in excess of par value..........................................         12,186,269
Retained earnings (deficit).............................................         (4,563,950)
                                                                               -------------
Total stockholders' equity..............................................          7,629,216
                                                                             ---------------
Total capitalization....................................................        $21,788,380
                                                                             ===============

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         The Company is a diversified waste management company providing brokerage, advisory, consulting and technical services to the waste management industry. The Company also operates treatment, storage and disposal facilities, manufactures absorbent products, and recently commenced recycling oil filters.

         The Company has grown primarily through acquisitions which occurred between 1994 and 1996. In May 1996, the Company acquired more than 90% of the common stock and substantially all of the Preferred Stock of ENSA. The Company's operations are conducted through the parent corporation and its subsidiaries including ENSA and its subsidiaries. All of such acquisitions were accounted for as purchases. Accordingly, the Company's results of operations include the operations of each acquired entity from the respective dates of each acquisition. The ENSA Acquisition dramatically impacted the results of operations due to the size of the operating entities acquired. ERD reported net revenues of $5,011,000 (exclusive of $10,205,000 from discontinued operations) for the fiscal year ended January 31, 1996 while ENSA reported net revenues of $36,559,000 for the fiscal year ended December 31, 1995. Additionally, the closure of the Long Beach facility had an adverse effect on the results of operations for the six month period ended March 31, 1997.

         The Company changed its fiscal year end from January 31 to September 30 effective with the eight months ended September 30, 1996. Accordingly, the Company's financial statements present the operating results for the six month period ended March 31, 1997, the eight month period ended September 30, 1996 and the twelve months ended January 31, 1996.

RESULTS OF OPERATIONS:

         The following table sets forth certain summary operating data of the Company, excluding the operations of ENSA prior to the date of acquisition, as a percentage of revenues for the periods indicated

                                               Six Months                Eight Months
                                                 Ended                       Ended                        Year Ended
                                             March 31, 1997           September 30, 1996               January 31, 1996
                                             --------------           ------------------               ----------------
Revenues                                         100.0%                       100.0%                          100.0%
Cost of Sales                                     62.5                         63.5                            64.9
                                                                               ----                            ----
      Gross profit                                37.5                         36.5                            35.1
      Operating expenses                          38.5                         33.2                            31.3
                                                 ------                        ----                            ----
Income from operations                            (1.0)                         3.3                             3.8
      Other income and
      (expenses)                                  (2.6)                        (2.4)                             .9
                                                 -------                        ---                            ----
Income from continuing
operations before income
taxes                                             (3.6)                          .9                             4.7
Provision for income taxes                        (1.4)                          .3                             1.9
                                                 -------                        ---                            ----
Income from continuing
operations                                        (2.2)                          .6                             2.8
Discontinued operations                             --                        (35.6)                           41.6
                                                   ----                        ----                            ----
      Net Income (loss)                           (2.2)%                      (35.0)%                          44.4%
                                                  =====                        ====                            ====

SIX MONTHS ENDED MARCH 31, 1997 VS. SIX MONTHS ENDED MARCH 31, 1996

Revenues

         For the first six months of fiscal 1997, revenues were $16,671,256, an increase of $11,177,204 over revenues from the same period of the previous year. The increase in sales was primarily due to the ENSA Acquisition. The Company typically reports reduced revenues during the winter months. Revenues during the winter months of 1997 were further reduced primarily as a result of adverse industry reaction to the discontinuance of the Company's Long Beach facility as well as the strain on the Company's resources, both in terms of the expenses incurred and the management time required, in addressing the issues related to the Long Beach facility. The Company believes it has adequately addressed the issues and does not anticipate continued adverse reaction.

A summary of consolidated revenues by business segment is as follows

                                                        Six Months Ended                Six Months Ended
                                                         March 31, 1997                 March 31, 1996
                                                         --------------                 --------------
                                                          $            %                $              %
                                                         ---          ---              ---            --
ERD of Illinois, Inc. ("ERD-IL")                       531,585        3.2            827,401       37.6
Absorbent Manufacturing & Technologies,                384,103        2.3            642,556       29.2
Inc. ("AMTI")
ERD Waste Corp. (Indiana) ("ERD - IN")                 650,000        3.9            125,430        5.7
TSD Facilities                                       5,460,977       32.8                 --        0.0
Consulting                                           6,960,119       41.7                 --        0.0
Remediation                                          2,684,472       16.1            605,147       27.5
                                                     ---------       ----            -------       ----
                                                   $16,671,256      100.0         $2,200,534      100.0%
                                                   ===========      =====         -=========      ======


         On a proforma basis, sales for the six months ended March 31, 1997 declined approximately $5,500,000 from the comparable period the prior year. Management believes the decline in sales is due, in part, to the negative publicity generated from the closure of the Long Beach facility.

         The following summarized proforma financial information from continuing operations assumes the acquisitions occurred at October 1, 1995, and does not purport to be indicative of what would have occurred had the acquisitions been made as of that date:

                           Six Months Ended    Six Months Ended
                            March 31, 1997      March 31, 1996
                           ----------------    ---------------
Net Sales                  $ 16,671,256       $ 21,105,549
Net Loss                   $   (358,708)      $   (509,445)
Loss per common share      $       (.06)      $       (.09)

Cost of Sales

         For the six months ended March 31, 1997, cost of sales rose $8,493,943 over the comparable period for the prior year. The increase is primarily due to the increased sales. In addition, the businesses started and acquired by the Company over the last year operate with higher direct costs as a percentage of sales compared to the Company's other businesses. The Company also encountered higher than expected costs during the winter months of 1997. The Company does not expect this trend to continue.

Gross Profit

         Compared to the same period of the prior year, gross profit on sales increased $2,683,261 to $6,257,668 in the first six months of fiscal 1997, as a result of the increase in sales. Gross profit margins declined, however, from
65.1 percent of sales to 37.5 percent of sales. The decline in the margin percentage was primarily due to the Company's new acquisitions which operate at lower profit margins.

Selling, General, and Administrative Expenses

         Selling, general, and administrative expenses were $5,779,265 in the first six months of fiscal 1997, compared to $2,171,858 in the same period of the previous fiscal year. As a percentage of sales, selling, general, and administrative expenses declined from 39.5 percent in the first six months of fiscal 1996 to 34.7 percent in the first six months of fiscal 1997.

         The Company reduced operating expenses as a percentage of sales by staff reductions, consolidation of duplicative administrative/accounting departments, and the implementation of strict fiscal controls at the acquired entities. Similar efforts are expected to continue.

Depreciation  and Amortization

         Depreciation and amortization rose from $267,522 in the first six months of fiscal 1996 to $639,677 in fiscal 1997.

Interest  Expense

         Interest expense rose $506,521 in the first six months of fiscal 1997 as compared to the same period of fiscal 1996. The increase in interest expense is primarily due to additional bank borrowings of $11,900,000 and indebtedness of ENSA of approximately $1,039,000 which the Company assumed upon acquisition.

Net Income from Continuing Operations

         For the six months ended March 31, 1997, net loss was $358,708 ($.06 per share) as compared to net income of $620,846 ($.10 per share) for the six months ended March 31, 1996, a 158 percent decrease. The decrease is primarily attributable to the increase in the Company's interest expense and increased costs during the winter months.

Discontinued Operations

         For the six months ended March 31, 1997, net loss from discontinued operations amounted to $19,463, net of income taxes of approximately $12,976 on revenues of $2,359,906. At September 30, 1996, the Company had recorded a loss on disposal of its Long Beach facility amounting to $7,500,000 which included an estimate of operating income through the termination date. As a result of this accrual at September 30, 1996, the net loss from discontinued operations for the six months ended March 31, 1997 has been reflected as a decrease in accrued expenses payable.

EIGHT MONTHS ENDED SEPTEMBER 30, 1996 VS. YEAR ENDED JANUARY 31, 1996

Revenues

         During the eight months ended September 30, 1996, revenues from continuing operations were $20,130,375, an increase of $15,119,410 over revenues for the year ended January 31, 1996. The increase in revenues occurred primarily as a result of the ENSA Acquisition.

         Revenues from the Company's incinerator operations of $4,312,224 for the eight months ended September 30, 1996 and $3,847,707 for the year ended January 31, 1996 are not included in revenues. Those revenues, along with relevant operating expenses are classified as part of discontinued operations in the Company's consolidated statements of operations.

A summary of consolidated revenues by business segment is as follows:


                                        Eight Months                                 Twelve Months
                                            Ended                                        Ended
                                     September 30, 1996                            January 31, 1996
                                     ------------------                            ----------------
                                       $                      %                     $                  %
                                      ---                    ---                   ---                ---
EDR-IL                            2,287,360                11.4               3,626,732              72.4
AMTI                              1,940,072                 9.6               1,053,122              21.0
ERD-IN                              501,580                 2.5                 331,111               6.6
TSD Facilities                    4,981,522                24.7                      --               0.0
Consulting                        8,339,345                41.4                      --               0.0
Remediation                       2,080,496                10.4                      --               0.0
                                  ---------                ----                      --             ------
                                 20,130,375               100.0               5,010,965             100.0
                                ===========               =====               =========             ======


Cost of Sales

         For the eight months ended September 30, 1996, cost of sales was $12,778,257 or 63.5% of revenues which compares to cost of sales of $3,253,046 or 64.9% of revenues for the twelve months ended January 31, 1996. The increase of $9,525,211 is primarily attributed to costs associated with the ENSA Acquisition.

         Cost of sales includes direct labor, transportation, as well as the costs of disposal of waste and subcontractor's costs. Cost of sales does not include any expenditures related to incineration which are included in discontinued operations.

Operating Expenses

         During the eight months ended September 30, 1996, operating expenses were $6,681,725. The primary reason for the increase in operating expenses over prior periods is the ENSA Acquisition. For the period May through September, 1996, ENSA's operating expenses totalled $3,863,670. In addition, goodwill generated from the acquisition is currently recorded at $9,097,051 which will be expensed over 30 years beginning in May, 1996. Amortization of goodwill expense included in the eight month statement of operations was $127,141.

         Operating expenses also include two transactions of a nonrecurring nature. In August, 1996, the Company's transfer station for non-hazardous waste located in Indiana was destroyed in a fire. The Company made claims seeking recovery of its losses and recovered substantially all of such losses. The Company has transferred its nonhazardous waste operation to its facility in South Bend, Indiana. The Company wrote off all assets and start up costs associated with the transfer station, amounting to $423,352 during the eight months ended September 30, 1996.

         Also included in operating expenses are $437,241 of operating expenses related to the Company's start up of ERD Resource Recovery, Inc. ("ERD-RR"), the Company's oil recycling facility in Waco, Texas which began operations in September, 1996.

Income from Operations

         Income from operations was $670,393 or 3.3 percent of revenues for the eight months ended September 30, 1996, as compared to $189,507 or 3.8 percent of revenues for the twelve months ended January 31, 1996.

         Income from continuing operations for the eight month period ended September 30, 1996 was $194,583 ($0.02 per share) as compared to $238,712 ($0.03 per share) for the fiscal year ended January 31, 1996. As a result of the Company's substantial growth in sales, it has incurred additional borrowings as discussed above. Such borrowings have significantly increased the Company's interest expense, which has impacted income from continuing operations.

Interest Expense

         Interest expense was $602,407 for the eight month period ended September 30, 1996, as compared to $62,765 for the twelve months ended January 31, 1996. The Company's indebtedness to the Bank was initially $7,500,000. The $7,500,000 was used to finance the acquisition of ENSA. The $7,500,000 indebtedness was subsequently increased through additional loans to $11,900,000. There are no current plans to reduce the amount of borrowings outstanding. The Company currently pays approximately $90,000 per month in interest to the Bank.

Discontinued Operations

         The Company shut down its Long Beach, New York incinerator on April 14, 1997. As a result of the shutdown, the Company has recorded a $7,167,998 loss from discontinued operations for the eight months ended September 30, 1996.

         The Company has also recorded a loss on disposal of the facility of $7,500,000 calculated as follows:

         Net book value of Long Beach facility                $ 11,500,000

         Costs to dismantle and professional fees                2,000,000

         Estimated salvage value of equipment                    (500,000)

           Operating profits through termination date            (500,000)
                                                                12,500,000
           Estimated income taxes                                5,000,000
                                                                 7,500,000

Net income (loss)

         For the eight months ended September 30, 1996 the Company's net loss was $7,051,081 ($1.20 per share) as compared to net income of $2,227,631 ($0.41 per share) for the fiscal year ended January 31, 1996.

         The largest factor influencing the Company's results in the current period was the loss from discontinued operations of the Long Beach facility.

LIQUIDITY AND CAPITAL RESOURCES:

         In May 1996 the Company acquired over 90% of the common stock and substantially all of the preferred stock of ENSA for an aggregate purchase price of $7,166,577. Funds for the purchase were obtained from a $7.5 million revolving credit loan from the Bank. An additional $520,000 will be required to purchase the remaining outstanding capital stock of ENSA. Such funds are not presently available to the Company. The Company is currently investigating other methods of acquiring the remaining outstanding capital stock of ENSA. On June 6, 1996, the Company received an additional $4,000,000 loan from the Bank and on August 20, 1996, the Bank loaned an additional $400,000. The proceeds were used to fully pay and discharge all principal, interest, fees, and other financial obligations owed by ENSA to United Jersey Bank.

         At March 31, 1997, the Company's working capital was $1,026,648 as compared to working capital of $318,676 at September 30, 1996 and $32,132 at January 31, 1996. Included in working capital is a deferred tax benefit of $750,000 representing refunds received in the fiscal year ending September 30, 1997 for carryback of net operating losses and refunds of estimated payments made.

         The Company's unrestricted cash declined $1,360,489 to $61,725 over the eight month period ending September 30, 1996. During the eight months, the largest uses of cash were the May 1996 acquisition of ENSA and capital expenditures of $2,149,472, of which $935,242 was for improvements at the Company's now discontinued incinerator.

         In order to provide working capital to the Company during 1996 Messrs. Rubin and Wisneski, officers and directors of the Company, made various loans evidenced by interest bearing notes. The outstanding loans from Mr. Rubin at September 30, 1996 and December 31, 1996 are zero and $300,000 respectively. The outstanding loans from Mr. Wisneski are $500,000 at September 30, 1996, $400,000 at December 31, 1996 and $100,000 at July 31, 1997. Mr. Rubin's note was due on January 17, 1997, but has been extended. The remainder on Mr. Wisneski's notes are due in 1998.

         In addition, Messrs. Rubin, Wisneski, and Marc McMenamin (the Company's chief operations manager) deferred the payment of certain compensation and related expense payments to which they were contractually entitled. During 1996, these amounts totalled $107,692, $80,769, and $13,462 for Messrs. Rubin, Wisneski and McMenamin, respectively. Such amounts remain unpaid and are accrued in the Company's financial statements.

         At March 31, 1997 the Company did not meet some of its covenants under the loan agreement with the Bank, which default the Bank waived. During the six months ended March 31, 1997, the Company utilized approximately $2,160,000 of cash in its operating activities. This was primarily a result of the reduction in accounts payable and accrued expenses amounting to approximately $3,860,000. This reduction was partially funded by equity funds raised in the Offerings, loans from principals and affiliates and collection of accounts receivable.

         The Company's final Offering occurred on June 6, 1997. The Company received net proceeds amounting to $1,756,155 from the Offerings out of an anticipated $3,262,500 had the complete offering amount been sold. The inability of the Company to raise the remaining $1,500,000 from the Offerings has adversely affected the Company's ability to obtain sufficient credit from its vendors, and to operate at full capacity.

         The Company is currently seeking to refinance its long term credit facility and provide the Company with additional working capital. The Company needs additional financing to support its operations. The Company is presently seeking other sources of funds needed to complete the purchase of the remaining ENSA common stock, as well as to provide necessary working capital to enable the Company to continue operating its businesses. Among the sources of funds being pursued by the Company are:

       1.     Private placement of common stock;
       2.     Additional funding from commercial banks;
       3. Replacement of restricted certificates of deposits with payment bonds;
       4.     Conversion of current liabilities into equity; and
       5.     Subordinated and/or convertible debt financing.

                                    BUSINESS

         The Company is a diversified waste management company providing brokerage, advisory, consulting and technical services to the waste management industry. The Company also operates treatment, storage and disposal facilities, manufactures absorbent products, and recently commenced recycling oil filters.

(A)  BUSINESS DEVELOPMENT

Background

         The Company was formed in May 1992 and initially provided brokerage, consolidation, and other services to generators, transporters, and brokers of non-hazardous industrial and commercial solid waste. .

         On  April  1,  1994,  the  Company  acquired   Environmental   Controls
Technology, Inc., an Illinois corporation ("ECT"), and changed ECT's name to Environmental Resources and Disposal of Illinois, Inc. ("ERD-IL"). ERD-IL provides brokerage, advisory, consulting and technical services to generators of non-hazardous industrial and commercial solid waste and hazardous waste.

         In January, 1995, the Company acquired secured indebtedness of Envirovision, Inc. ("Envirovision") and subsequently foreclosed upon the collateral securing such indebtedness primarily accounts receivable and contracts in process. Pursuant to the acquisition of Envirovision's assets, the Company began storage tank management (removal and installation) consulting, remediation, and ancillary operations in Congers, New York and Baltimore, Maryland.

         In October, 1995 the Company, through its subsidiary AMTI, purchased substantially all of the assets of Environmental Absorbent Technologies, Inc. ("EATI"), an absorbent materials manufacturer.

         In May 1996, the Company acquired over 90% of the common stock and substantially all of the preferred stock of ENSA pursuant to the ENSA Acquisition.

(B) BUSINESS OF THE COMPANY

SERVICES OF THE COMPANY

         The Company, through its subsidiaries, currently provides the following services:

       1.     Hazardous Waste Management Services;
       2.     Environmental Remediation Services;
       3.     Environmental   Engineering,   Air  Testing,  Air  Monitoring  and
              Consulting Services;
       4.     Manufacture and Distribution of Absorbent Products; and
       5.     Oil Filter Recycling.

         1. HAZARDOUS WASTE MANAGEMENT SERVICES

         The Company's hazardous waste management services include waste treatment and resource recovery, transportation, and transfer, storage and disposal coordination. These services are provided through Northeast Environmental Services, Inc. ("NES"), Environmental Services of America - IN, Inc. ("ENSA-IN") and Environmental Services of America - MO, Inc. ("ENSA-MO") and, to a lesser extent, by ENSI, Inc. ("ENSI") and TRI-S, Incorporated ("TRI-S")(transportation and disposal coordination). The wastes handled by the Company include substances which are classified as "hazardous" by RCRA and/or exhibit the characteristics of a hazardous substance, i.e., corrosive, ignitable, reactive or toxic properties, as well as other substances subject to federal and state environmental regulations, other than radioactive wastes, explosive materials and infectious wastes.

         The Company provides the following hazardous waste management services:

         (a) Treatment, Storage and Disposal Facilities

         At the present time, the Company owns three TSD facilities. NES is located in Canastota, New York. ENSA-IN is located in South Bend, Indiana. ENSA-MO is located in Scott City, Missouri. When one of the Company's TSD facilities is designated as the treatment and disposal facility for a particular waste, prior to acceptance of the waste by the Company's facility, a representative sample of the waste is analyzed in order to insure that it conforms to the customer's waste profile sheet. Once the waste materials have been characterized, compatible groups of waste are consolidated to achieve economies in storage, handling, transportation and ultimate treatment and disposal.

         The Company uses its TSD facilities to conduct treatment operations and temporarily store waste material for later off-site resource recovery, incineration and disposal. Facilities engaged in the treatment, storage and disposal of hazardous waste are subject to the licensing procedures established under RCRA and the regulations promulgated thereunder. On November 1, 1991 the state and federal permits required by RCRA for the operation of the NES facility became effective. On January 22, 1993 ENSA-IN was issued its RCRA Part B Hazardous Waste Management permit ("Part B Permit"), and on January 10, 1994 ENSA-MO was issued its Part B Permit. See "-Environmental Regulation" below, for additional information regarding the TSD facilities and their state and federal permits. Currently, NES is processing a permit renewal application.

         The Company uses physical methods such as decanting, blending and acid-base neutralization in its treatment and resource recovery operations. The nonrecoverable residual materials produced by the Company's treatment operations are disposed off-site by either incineration or stabilization for subsequent burial in secure disposal cells in licensed chemical secure landfills owned and operated by unrelated businesses. The recoverable organic liquids from these treatment operations which have sufficient heat value are blended by the Company to meet strict specifications for use as supplemental fuels for cement kilns, blast furnaces and other high-efficiency boilers. The Company has established relationships with a number of supplemental fuel users that are licensed to accept the blended fuel material. Although the Company pays a fee to the users who accept this product from the Company, this disposal method is substantially less costly than incineration at a commercial hazardous waste treatment facility.

         (b) Drummed Waste Handling and Repackaging

         Drummed waste handling and repackaging projects involve the handling of bulk drums and the handling and repackaging of laboratory packaged chemicals.

         Drummed waste handling and repackaging services typically are performed under service agreements or purchase orders that obligate the Company to accept waste material from the customer conforming to the specifications in the agreement. Before signing a service agreement with a customer, the Company arranges to have a representative sample of the waste analyzed by the one of the Company's three TSD facilities or another certified laboratory which has been pre-qualified by the Company. The analytical profile of the waste material enables the Company to recommend an appropriate method of transportation, treatment and disposal and to designate a treatment and disposal facility licensed to accept the waste.

         (c) Transportation

         Transportation and disposal is offered as an adjunct to the remediation activities and on-going removal and disposal of industrial process waste. The Company, through its subsidiaries, is presently licensed to transport hazardous waste in approximately 45 states, including the New England states, New Jersey and New York, as well as the Canadian provinces of Quebec and Ontario.

         (d) Disposal Coordination

         The Company does not own or operate any landfills or incinerators for the disposal of hazardous waste. The Company arranges for disposal of its customers' hazardous waste primarily at incinerators, chemical secure landfills or other disposal facilities for treatment or reclamation operated by other businesses.

         2. ENVIRONMENTAL REMEDIATION SERVICES

         Environmental remediation involves activities such as site assessment and development of a management plan including clean-up, materials handling, draining, flushing, decommissioning, packaging, loading, unloading, pumping and preparing waste for storage, shipment and disposal. The Company's remediation services are provided primarily to companies in the chemical, petroleum, transportation and utility industries and to governmental agencies. The Company provides environmental remediation services to industrial customers with operations throughout New England and the Midwestern and Mid-Atlantic states.

         The Company provides the following environmental remediation services:

         (a) Surface Remediation

         The Company's surface remediation projects generally involve the planned clean-up of hazardous waste sites or the clean-up of accidental spills and discharges of hazardous materials, such as those resulting from transportation and industrial accidents. Some surface remediation projects involve recurring maintenance and clean-up activities at industrial wastewater treatment facilities. The Company also provides 24-hour emergency response services for industrial entities, federal, state and local agencies in connection with land-related and waterway incidents that require clean-up.

         (b) Facilities Decontamination

         Facilities decontamination involves the clean-up and restoration of buildings and other property and related equipment that have been contaminated by exposure to hazardous materials during a manufacturing process, or by fire, process malfunction, spills or other accidents. The Company's projects have included decontamination of chemical, metallurgical, industrial, manufacturing, commercial, educational, and utility facilities.

         (c) Underground Storage Tank Management

         In regulations promulgated under RCRA which took effect during 1988, leaks from underground storage tanks were identified as a serious environmental hazard and specific timetables for the testing and monitoring of such tanks were established. The Company provides a wide range of services to facilitate compliance with such regulations, including services designed to locate and evaluate the condition of underground tanks, detect and correct leaks, evaluate groundwater and soil contamination and prevent, minimize, and/or remediate impacted groundwater and soil and replace and upgrade tanks. In addition, the Company provides assistance with governmental recordkeeping requirements.

         3.  ENVIRONMENTAL   ENGINEERING,   AIR  TESTING,   AIR  MONITORING  AND
CONSULTING SERVICES

         The Company's environmental consulting services include: problem definition, strategy development and investigation; remedial investigation and feasibility studies; remedial design, project management and construction, implementation, operations and maintenance of in-situ systems; monitoring and recovery well design and installation; site closure planning and implementation; waste minimization and alternative disposal assessments; hazardous waste and discharge permit preparation; air discharge permit applications; site assessments, geophysical investigations, regulatory planning and coordination; groundwater restoration and resource development, underground and above-ground storage tank design, upgrade and management, asbestos and lead sampling and analysis. The Company's subsidiary, ERD Environmental, Inc. ("ERD-ENV"), employs approximately 170 professional and technical personnel whose expertise includes hydrogeology, engineering geology, geophysics, chemistry, biology, remedial design and computer modeling.

         In addition, the consulting group also provides indoor and outdoor air management: field services, consulting, and continuous emissions monitoring system design and monitoring. The field services include source emissions testing and ambient air quality monitoring. Source emissions testing involves the collection and analysis of samples of exhaust gases obtained from a wide variety of industrial processes, including hazardous waste incinerators, municipal waste incinerators, boilers, surface coating operations, microelectronic manufacturing operations and various chemical plant and refinery operations. Most often these services are performed to demonstrate compliance of the process with applicable regulatory requirements. Ambient air quality monitoring involves the evaluation of concentrations of various pollutants and may be done for a number of reasons, including, without limitation, permitting purposes and odor assessments, health and safety purposes, and asbestos and lead monitoring. Additionally, each air office operates its own analytical laboratory to support its field service activities.

         Consulting Services and Brokerage of Waste

         The Company, provides brokerage, advisory, consulting, and technical services to generators of non-hazardous industrial and commercial solid waste and hazardous waste. The focus of the Company's service business is to provide cost-effective waste management solutions to its clients by (i) training clients to implement non-hazardous and hazardous waste preparation techniques designed to lower waste disposal costs, (ii) utilizing the Company's proprietary computer database to determine the optimal hazardous waste disposal solution, and (iii) coordinating all aspects of the preparation, removal, and disposal of the client's waste and arranging with one or more qualified waste transporters for delivery from the point of generation, through other jurisdictions, if necessary, to disposal facilities for incineration, recycling, or other disposal.

         The Company's proprietary computer database contains profiles of the hazardous waste of each customer, the location of such waste, licensed transporters, and the authorized recycling and incineration facilities best suited for the specific waste products in question. The Company believes that this database provides the Company and its clients with increased flexibility in determining the optimal hazardous waste disposal solution.

         4. MANUFACTURE AND DISTRIBUTION OF ABSORBENT PRODUCTS

         The Company, through its subsidiary AMTI, manufactures and distributes absorbent products designed for the absorption and containment of commercial and industrial liquid waste. These products include booms, socks, pads and bilge balls. Examples of the use of these products include the containment of chemical spills and the clean up of oil and chemicals in connection with automobiles, boats and manufacturing operations. After the absorbent products are used, the Company offers disposal services for the removal of the waste and the used absorbent products. The Company has consolidated operations formerly conducted at its Bedford Park, Illinois facility with its operations at its East Stroudsburg, Pennsylvania facility and closed the Bedford Park facility.

         5. OIL FILTER RECYCLING

         The Company commenced operation of its oil filter recycling facility in Waco, Texas in September 1996. The plant's processing line has been designed to separate the individual components (metal, oil and filter media) from the used filters and spent sorbents. The metals and oil are able to be recycled back into usable materials while the oily filter media is reused as an alternative energy source by local power utility. This process provides generators of used oil filters and spent sorbents with a reasonable solution to potential environmental liabilities. With a 60,000 square foot building located on five acres, the facility is able to accept and process a substantial volume of waste product.

MARKETING

         The Company's primary marketing areas include New England, the Mid-Atlantic and the Mid-West States. In addition to "Fortune 500" companies with facilities in the Company's marketing area, the Company has targeted small and medium size businesses which typically do not possess internal environmental departments and recognize the value of hiring a full service environmental and hazardous waste management company. The Company has regionalized its marketing program with offices in the East and Midwest, and uses its 20 person sales force, trained in cross-selling of various services, to promote all of the Company's services. The Company's officers also devote a portion of their time to sales activities on behalf of the Company.

         The Company recognizes the market's need for "one-stop shopping" for integrated services ranging from consulting and planning to actual "hands-on" clean-up, treatment, transportation and disposal. The Company markets and provides its services on an integrated basis and, in many instances, the performance of services in one discipline has lead to the performance of additional work in other disciplines. For example, the results of an environmental consulting and sampling program could dictate the need for excavation, transportation and disposal of contaminated material identified in the site assessment. In addition, the Company provides turnkey services for lab packs to hospitals, colleges and universities.

         The Company, as well as other companies, have access through the Freedom of Information Act to access hazardous waste activity reports in all states in order to concentrate marketing efforts.

         As part of its marketing efforts, the Company identifies projects by accessing hazardous waste activity reports which are available under the Freedom of Information Act. The Company advertises on local radio, in trade journals and participates in regional trade and industry shows. The Company also relies upon the recommendations of clients, subcontractors, affiliates, and the Company's position on the "recommended contractors list" or "approved vendors list" of various governmental agencies and "Fortune 500" companies.

SEASONALITY

         The Company's revenues are impacted by severe winter weather conditions which affect the ability to perform site remediation and field service activities, and transport waste to its TSD facilities for treatment, i.e., equeous waste which can not be processed due to ambient freezing conditions. This has resulted in the postponement of projects and a decline in revenues primarily during the months of January and February. Other than severe winter weather, Management does not believe the Company has experienced any significant seasonality in its business in the past, and does not anticipate seasonality to have a significant impact on its operations in the future.

CUSTOMERS

         On a consolidated basis, the majority of the Company's revenues have arisen out of competitive bid contracts awarded by customers involved in the chemical industry and by customers in a wide range of manufacturing industries. During 1995, a significant portion of the Company's revenues were derived from customers who repeatedly utilize the Company's services.

         The Waco, Texas facility, opened in September 1996, markets oil filter, recycling services to national accounts. Although only currently servicing the Southeast, the Company will continue its efforts to develop national contracts.

         The customers of the Company's TSD facilities who require waste handling and transportation services are a diverse mix of several hundred industrial and manufacturing entities and a number of waste brokers. Since the Company is approved under the Superfund Act (as defined below), a large portion of the Company's TSD business is derived from government contracts. A substantial portion of the revenue is originated from services performed by other subsidiaries of the Company.

         TRI-S and ENSI together service customers in need of transportation, clean-up, consulting or remediation services throughout New England,
Metropolitan New York City and New Jersey. Typical customers are chemical processing companies, industrial manufacturers, petroleum services, real estate and lending institutions, and governmental agencies. The services provided range from non-recurring projects to repeat service work requiring environmental expertise such as technical in-plant services.

         ERD-ENV performs environmental engineering, air testing, air monitoring and consulting services for a diverse range of industrial and governmental customers located primarily in New England, Mid Atlantic and Mid-West states. In addition, ERD-ENV has worked for numerous civil engineering firms involved in a wide variety of industries, as well as corporations in the pharmaceutical, petrochemical, microelectronic and printing industries.

         ERD-IL provides marketing services for the Waco, Texas facility as well as the TSD facilities located in Scott City, Missouri and South Bend, Indiana. It also provides remediation services and brokerage services for the disposal of industrial and hazardous waste.

COMPETITION

         The hazardous and non-hazardous waste management industry involves a few large companies which provide integrated services and numerous smaller companies which provide some or all of the same services. Large companies with extensive resources are able to directly provide field services, waste transportation and disposal through their own secure landfills and incineration facilities. Examples of some of the Company's largest competitors are Chemical Waste Management; Clean Harbors, Inc.; International Technology Corp.; Laidlaw Environmental Services, Inc.; and Rollins Environmental Services. Other competitors either provide one aspect of waste management, or, like the Company, provide integrated services by subcontracting portions of their services to other companies. Examples of some of the Company's comparably sized competitors are Cycle Chem, Inc.; Philip Environmental; S&W Waste, Inc.; Advanced Environmental Technology Corp.; Franklin Environmental; Northland Environmental; Essex Waste Management, Inc.; PCIA, Inc.; EWR; Petrochem; and Safety Kleen. The waste management and disposal industry is highly competitive and requires substantial capital. Competition in the waste management industry is based primarily on price, technical performance, services, and reliability.

         The waste management consulting and remediation industry is also highly competitive. Competition is based on the basis of price, experience, and custom service and to a lesser extent, expertise.

ENVIRONMENTAL REGULATION

         The Company is subject to extensive and evolving federal, state and local environmental laws and regulations. These regulations are administered by the U.S. Environmental Protection Agency ("EPA") and various other federal, state and local environmental, transportation and health and safety agencies. As the result of heightened sensitivity to environmental concerns, the Company believes that there will continue to be increased regulation, legislation and regulatory enforcement action relating to the hazardous and non-hazardous waste management industry.

In order to operate its facilities, particularly its TSD facilities, the Company typically must obtain one or more permits and go through governmental review processes which may be difficult, costly and time consuming. Once obtained, permits must be periodically reviewed and are subject to modification or termination by the issuing agency.

The Company's operations are subject to certain operational, monitoring, site maintenance, closure and post-closure and financial assurance obligations which change from time to time and which could give rise to increased capital expenditures and operating costs. During the ordinary course of operating its facilities, the Company may receive notice from time to time from governmental authorities that such operations are not in compliance with certain applicable environmental laws and regulations. Failure to correct such violations to the satisfaction of the authorities could lead to curtailed operations or even closure of a facility.

The principal federal,state and local statutes and regulations applicable to the Company's operations include:

         The Resource Conservation and Recovery Act of 1976 ("RCRA"). RCRA regulates the generation, treatment, storage, handling, transportation and disposal of solid waste and requires states to develop programs to insure the safe disposal of such waste. RCRA divides solid waste into two groups, hazardous and non-hazardous. Wastes are generally classified as hazardous wastes if they:
(i) either (a) are specifically included on a list of hazardous wastes or (b) exhibit certain hazardous characteristics; and (ii) are not specifically designated as non-hazardous. Wastes classified as hazardous under RCRA are subject to much stricter regulation than wastes classified as nonhazardous. By closely tracking hazardous wastes from generation to disposal, RCRA reaches all phases of hazardous waste generation and management. Every person who generates or transports hazardous waste or who owns or operates a TSD facility, must notify the EPA and the state agency (if the state has implemented a state program) of all hazardous waste activities and obtain an identification number.

         Those engaged in the treatment, storage and disposal of hazardous waste are subject to extensive and complicated standards. Regulatory requirements under RCRA relating to TSD facilities include performance standards and statutory minimum technology standards, as well as, standards relating to location, design, construction, operations, maintenance, insurance and financial requirements for such TSD facilities.

         The Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"). CERCLA establishes a regulatory and remedial program intended to provide for the investigation and cleanup of facilities from which there has been, or is threatened, a release of any hazardous substance into the environment. CERCLA's primary mechanism for remedying such problems is to impose strict joint and several liability for cleanup of facilities on current owners and operators of the site, former owners and operators of the site at the time of the disposal of the hazardous substances, as well as the generators of the hazardous substances and the transporters who arranged for disposal or transportation of the hazardous substances. The costs of CERCLA investigation and cleanup can be very substantial. Liability under CERCLA does not depend upon the existence or disposal of "hazardous waste" but can also be founded upon the existence of even very small amounts of the many hundreds of "hazardous substances" listed by the EPA, many of which can be found in household waste. If the Company were to be found to be a responsible party for a CERCLA cleanup, either at one of the Company's owned or operated facilities, or at a site where waste transported by the Company has been stored or disposed of, the Company potentially could be liable for all costs associated with the contamination even if others may also be liable. The Company's ability to obtain reimbursement from others for their allocable share of such costs would be limited by the Company's ability to find other responsible parties and prove the extent of their responsibility and by the financial resources of such other parties.

         1986 Superfund Amendment and Reauthorization Act ("SARA"). SARA amended CERCLA by, among other things, authorizing another tax on the chemical industry to refinance the Superfund to enable the EPA to undertake cleanup of sites where hazardous substances have been or may be released into the environment when private parties are unable or unwilling to do so. In addition, SARA includes the SARA Emergency Planning and Community Right to Know Act which mandates extensive reporting requirements for use or storage of hazardous substances and releases of hazardous substances, either accidental or permitted into the environment.

         The Federal Water Pollution Control Act of 1977, as amended (the "Clean Water Act"). The Clean Water Act establishes rules regulating the discharge of pollutants from a variety of sources, into waters of the United States. If wastewater is discharged into waters of the United States, the Clean Water act would require the Company to apply for and obtain a discharge permit, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in such discharge. Also, the Company's facilities are required to comply with federal storm water regulations, which are designed to prevent possibly contaminated storm water from flowing into surface waters. These regulations required that applications for stormwater discharge permits be submitted by October 1992. The Company is working with the appropriate regulatory agencies to ensure that its facilities are in compliance with Clean Water Act or comparable state-delegated programs. The Company believes that it is substantial compliance with applicable permits.

         The Clean Air Act. The Clean Air Act ("CAA"), including the 1990 amendments, provides for regulation, through state implementation of federal requirements, of the emission of air pollutants from a variety of industrial operations, public utilities, transportation systems and certain hazardous and solid waste management operations. The Company's facilities located in areas designated as having air pollution problems may be subject to even more extensive air pollution controls and emission limitations.

         Each of the federal statutes described above contains provisions authorizing, under certain circumstances, the bringing of lawsuits by private citizens to enforce the provisions of the statutes. Continued funding for implementation of RCRA, the Clean Water Act and CERCLA is scheduled for re-authorization by Congress this year. Depending upon whether and how Congress acts, it is possible that each of these laws may be changed in ways that may significantly affect the Company's business.

         The Hazardous Materials Transportation Act ("HMTA"). The HMTA and the extensive regulations promulgated thereunder regulate the transportation of "hazardous materials." This broad category of substances, includes but is not limited to CERCLA "hazardous substances" and RCRA "hazardous wastes." The HMTA and the regulations thereunder are enforced by the Department of Transportation and specify labeling, placarding, shipping, papers, packaging, spill reporting and employee training requirements which vary with the nature of the material being shipped.

         The Occupational Safety and Health Act of 1970 ("OSHA"). OSHA establishes employer responsibilities and authorizes the promulgation by the Occupational Safety and Health Administration of occupational health and safety standards, including the obligation to maintain a workplace free of recognized hazards likely to cause death or serious injury, to comply with adopted worker protection standards, to maintain certain records, to provide workers with required disclosures and to implement certain health and safety training programs. Various of those promulgated standards may apply to the Company's operations, including those standards concerning notices of hazards, safety in excavation and demolition work, the handling of asbestos and asbestos-containing materials, and worker training and emergency response programs. The Company's employees are trained to respond appropriately in the event there is an accidental spill or release of packaged asbestos-containing materials or other regulated substances during transportation or disposal.

         OSHA Hazard Communication Standard ("HCS"). The HCS was developed by the Occupational Safety and Health Administration ("OSHA"). It requires the identification and dissemination of information about hazardous chemicals to employees in the workplace. The category of "hazardous chemicals" is extremely broad. Employers are obligated to make available to their employees Material Safety Data Sheets for each hazardous chemical used in the workplace. Containers must also be properly labeled and employees trained in workplace safety.

         The Company also provides consulting services with respect to remediation and removal of asbestos and lead based paint from buildings. Federal regulation of asbestos removal consists of the Asbestos Hazard Emergency Response Act, 15 U.S.C. ss.2641 et. seq. which deals with asbestos in school buildings, and regulations promulgated by both OSHA and EPA. OSHA administers workplace and employee protection rules and EPA administers demolition and removal rules. In addition, many states have enacted more stringent rules including contractor certification and accreditation requirements.

         State and Local Regulation. In addition to these federal laws, States also have laws and regulations governing the generation, storage, treatment, handling, transportation and disposal of hazardous waste, water and air pollution and, in most cases, the siting, design, operation, maintenance, closure and post-closure maintenance of TSD facilities. In addition, many states have adopted "Superfund" statutes comparable to, and in some cases more stringent than, CERCLA. These statutes impose requirements for investigation and cleanup of contaminated sites and liability for costs and damages associated with such sites, and some provide for the imposition of liens on property owned by responsible parties. Furthermore, many municipalities also have ordinances, local laws and regulations that may affect Company operations.

         Remediation

         The Company's three TSD facilities are on sites that have been contaminated as a result of uses of the site or by prior uses at an adjacent property. The Company has cooperated with the government agencies that have jurisdiction over these facilities to investigate, assess, and implement appropriate remediation measures to address these conditions. The Company has projected potential expenditures that may be required to conduct further investigations or studies and to remediate the sites to satisfy regulatory and governmental agency requirements. In developing these projections, ERD has relied on studies prepared by its subsidiary, ERD Environmental, Inc. and by EMCON, an independent environmental engineering firm. Below is a summary of environmental issues at each applicable facility.

Canastota, New York. This TSD facility has on-site soil and groundwater that have been impacted by volatile organic chemicals. The extent of this impacted soil and groundwater has been delineated and reported to the NYSDEC and

EPA in RCRA Facility Investigation ("RFI") reports, as required by the Part B Permit. The RFI reports for both soil and groundwater have been accepted by the NYSDEC/EPA. Corrective action will continue until the NYSDEC/EPA confirms completion of such corrective action.

         Groundwater corrective action was begun in May of 1993, when a remediation system was installed in accordance with a NYSDEC/EPA approved Corrective Measures Implementation ("CMI") plan. Operation of this system continues at present and reporting is made to the NYSDEC/EPA on a periodic basis in accordance with the schedule in the CMI plan.

         A CMI plan for soil remediation was submitted to the NYSDEC/EPA in June of 1996 and was approved. Initial installation and startup of the remediation system has commenced.

Scott City, Missouri. As required by the Part B Permit for this TSD facility, an RFI is to be performed. This requirement was based upon the findings of a RCRA Facility Assessment performed at the facility by a EPA contractor in September of 1989. An RFI Work Plan has been approved by the Missouri Department of National Resources ("MDNR")/EPA for investigation and sampling of soil and groundwater in Areas of Concern outlined by the regulatory agencies. An RFI report was submitted to MDNR indicating two minor, isolated areas of concern in the soils and no groundwater report attributed to the Facility. A response to the RFI report was received by the Company from MDNR. The Company is presently performing quarterly groundwater monitoring and formulating a work plan to address the two areas of impacted soil.

South Bend, Indiana. This TSD facility contains soils which are impacted principally with volatile organic chemicals and petroleum hydrocarbons. These occur primarily in the area known as the Old Tank Farm.

         In December of 1994, a Revised Partial Closure Plan was submitted to the Indiana Department of Environmental Management ("IDEM") for approval. This plan included a conceptual design for remediation of these soils. IDEM's response to this plan required inclusion of a work plan for a groundwater investigation. The addended plan was submitted to IDEM on April 28, 1997. To date no response has been received.

         This facility has four on-site groundwater monitoring wells. Groundwater samples collected from these wells have indicated that the groundwater beneath the site has been impacted principally by volatile organic chemicals. There is evidence to suggest that some of these volatile organic chemicals have migrated from off-site sources. To date, there has been no directive from IDEM requiring any action on the groundwater other than periodic sampling and monitoring.

         Because impacted soil and groundwater is present, the possibility exists that IDEM or EPA may at some future date require an RFI and investigation and corrective action additional to that outlined in the Revised Partial Closure Plan.

         Table 1 presents a summary of the projected expenditures in connection with existing contamination at the TSD facilities. However, there is no set timetable for incurring any of the projected expenses and no assurance can be given that such projected expenses will not increase or decrease depending on the circumstances.

                                     Table 1
                            Projected Remedial Costs

             South Bend, Indiana                   $  942,000
             Canastota, New York                    1,427,000
             Scott City, Missouri                     100,000
                                                   -----------
                         Total                     $2,469,000
                                                    ==========

         In addition to expenditures associated with above referenced existing site contamination, ERD will also be required to upgrade its TSD facilities to meet new regulatory and permit requirements, including the installation of emission controls for volatile organic compounds on the storage tanks at each of these facilities to meet requirements with respect to air emissions. The projected costs of meeting new regulatory and permit requirements are presented in Table 2, and as with Table 1, there is no set timetable for incurring any of the projected expenses and no assurance can be given that such expenses will not increase or decrease depending on the circumstances.


                                     Table 2
                      Projected Compliance and Other Costs

                  South Bend, Indiana                         $  430,000
                  Canastota, New York                            330,000
                  Scott City, Missouri                           496,000
                                                              ----------
                             Total                            $1,256,000
                                                              ==========

         In addition, as a result of new regulations and/or operating needs, the Company may be required to expend funds for capital improvements at any or all of its facilities. No reserves have been established for these improvements because management expects that any capital improvements would increase the value of the facilities. However, there can be no assurance that required expenditures would result in an increase in the property/facility value.

         In addition to the TSD facilities, the Company may be liable for some or all of the cost of potential remediation of the Long Beach, New York facility. The real property on which that facility was located is owned by the City of Long Beach. The only sampling that has been conducted concerning site conditions at Long Beach, other than limited sampling of stained soils dates from 1990 -- prior to the Company's involvement with the site.

         Permitting

         The Company operates three TSD facilities and an oil filter recycling facility, which are subject to permitting, licenses and authorization required for the operation of the facilities.

South Bend, Indiana. This TSD facility is required to obtain federal, state and local licenses, permits, and/or approvals including a Part B Permit. On January 22, 1993, the IDEM, in conjunction with the EPA, granted this facility its Part B Permit for a term of five years. Further, there are two permitted process air pollution control units in operation at the facility, a wet scrubber and a bag house.

         Recent changes to the Clean Air Act may require upgrades to the emission controls at the site. The facility has begun evaluating its requirements under Title V of the CAA and an emissions inventory has been performed. Assuming the significant air emission sources (the tank farm and drum storage and processing area) continue to be in compliance with existing state regulations and RCRA regulations found at 40 CFR Part 264 Subpart BB, the regulations that likely will have the most significant impact on this facility in the near future will be requirements under Title V (40 CFR Part 70 and related state regulations) and RCRA 40 CFR 264 Subpart CC. A Title V application (synthetic minor) was submitted to IDEM in December 1996. In July 1997, IDEM requested additional information and the Company is in the process of providing this.

Scott City, Missouri. This TSD facility is required to obtain federal, state and local license, permits and approvals, including a Part B Permit. The MDNR, in conjunction with the EPA, granted the facility its Part B Permit on January 10, 1994, for a term of ten years.

         Recent changes to the Clean Air Act may require upgrades to the emission controls at the site. The facility has begun evaluating its requirements under Title V of the CAA and an emissions inventory has been performed. Assuming the significant air emission sources are in compliance with existing state regulations and RCRA regulations found at 40 CFR Part 264 Subpart BB, the regulations that likely will have the most significant impact on this facility in the near future will be Title V permitting (40 CFR Part 70 and related state regulations) and RCRA 40 CFR 264 Subpart CC. A Title V application (synthetic minor) was submitted to IDEM in July 1996 and is currently under review.

           On April 1, 1994, the MDNR issued an operating permit for stormwater discharges from the facility. This permit expires on March 31, 1999, and covers three outfalls. The three outfalls are basically the two ditches on either side of the facility and stormwater which may be pumped from the secondary containment unit on the above ground storage tank farm. The facility has, on occasion, exceeded its discharge limits for total suspended solids and chemical oxygen demand. There has been no historical enforcement action as a result of these occasions.

Canastota, New York. This TSD facility is required to obtain federal, state and local licenses approvals and permits, including a Part B Permit, a State Pollution Discharge Elimination System ("SPDES") permit, certain transporter permits, and an air permit. The Company's SPDES permit expires August 1, 2001. The Company's draft air permit with the NYSDEC is currently awaiting final approval. The Company filed an application to renew the Part B Permit, which expired on October 31, 1996.

         This facility is responsible for complying with all Federal air emission regulations and for determining if the facility is a potential major source under the State and Federal Title V program. The Title V program requires that a major source of Volatile Organic Compound or Hazardous Air Pollutants submit a Title V permit for the facility. The anticipated deadline for submission of this facility's Title V permit application is the latter part of 1997. Further, the air emission standards for equipment leaks and air emission standards for tanks, surface impoundments and containers (40 CFR Part 264 Subpart BB and CC) may have a significant impact on the facility as may the requirements under Title V. A Title V application (synthetic minor) was submitted to the NYSDEC in June of 1997 and is currently under review.

Waco, Texas. The Company believes that the present operations at the Waco, Texas facility are exempt from air quality permitting requirements.

TRANSPORTATION PERMITS

         Any entity engaging in the transportation of hazardous wastes is subject to regulation under various state and federal laws. Duties of hazardous waste transporters include, but are not necessarily limited to, obtaining hazardous waste and solid waste transporter licenses and the use and operation of approved equipment. The Company, through NES and TRI-S, is a permitted transporter of hazardous waste in forty-five (45) states and two provinces of Canada. All of the transportation permits held by NES and TRI-S are subject to annual renewal. Factors considered in evaluating a renewal application vary from state to state, but include, among other things, the permitted entity's compliance status, its record of traffic incidents, and the qualifications of the personnel managing transportation operations. To the knowledge of the Company's management, none of the Company's subsidiaries have ever been denied renewal of any of their respective transportation permits. However, each such permit is also subject to revocation in the event of a failure to comply with the state's applicable rules and regulations. Of the transportation permits held by the Company, those granted by the states of New York, Connecticut, New Jersey, Indiana, Missouri, and Pennsylvania are most critical to operations.

INSURANCE

         ERD, ERD-ENV, TRI-S, NES, ENSA-IN, ENSA-MO, ERD-IL, and ERD-RR are included under one general liability insurance policy in the amount of $10 million per occurrence/$10 million dollars aggregate liability arising in connection with their activities. Five million dollars of such insurance is required by the State of New York in order to maintain NES' permit as a waste transporter. Higher amounts of general liability insurance have been obtained for specific customers/projects, where necessary. Additionally, these subsidiaries have obtained pollution impairment liability and professional liability insurance in the amount of $1 million per occurrence/$2 million aggregate covering liability resulting from the sudden and non-sudden discharge or release of hazardous substances related to their contracting and professional service operations.

         ERD   and   its   subsidiaries   are   protected   by   a   Contractors
Pollution/Professional Liability Policy better know as a Consultants Environmental Liability Policy (CEL) with Limits of Liability of $5 million per occurrence/$5 million aggregate. This policy would cover certain claims by reason of any act, error or omission in professional services rendered or that should have been rendered by the Company.

         In addition to the above, NES, ENSA-IN, and ENSA-MO have obtained pollution liability insurance for their TSD facilities in the amount of $1 million per occurrence/$2 million aggregate, covering liability resulting from the sudden and non-sudden discharge or release of hazardous substances from the facilities' premises. The facilities maintain all insurance required for the maintenance of their permits, however, no assurance can be give that difficulty will not be encountered in maintaining such insurance in the future. Moreover, if the facilities fail to maintain such insurance, permits could be revoked, which could result in the closure of a facility and the cessation of substantial operations.

         All of the Company's vehicles are insured under a $5,000,000 commercial automobile policy covering transportation of hazardous waste and other services performed in Company vehicles. In addition, the Company maintains workers compensation insurance as required from state to state.

EMPLOYEES

         As of July 31, 1997, the Company and its subsidiaries had approximately
285  employees  of  which   approximately   7  are  employed  at  the  Company's
discontinued operations.

PROPERTIES

         The Company has offices at various owned and leased locations throughout the United States. Each branch office is generally identified with one of the Company's subsidiaries; however, most locations perform multiple services. The table below summarizes the premises from which the Company operates

                                                    Building                                     Description and
                                     Mortgage or     Square           Lease        Annual           Primary Services
        Location        Own/Rent     Other Lien     Footage          Expires       Rental        (including condition)
        --------        --------     ----------     -------          -------       ------        ---------------------

937 E. Hazelwood         Rent            N/A          10,000         Sep. '97      $ 50,000    Company headquarters  consisting
Rahway, NJ                                                                                     of office  space for executive
                                                                                               and   administrative  staff, along
                                                                                               with   office, warehouse operations
                                                                                               and parking space for remediation
                                                                                               operations. The Company intends to
                                                                                               move its headquarters to Chicago
                                                                                               in the near future.

70 Water Street          Rent           None              --         Dec. '07       173,644    Incinerator operations
Long Beach, NY                                                                                 discontinued  as  of  April  10,
                                                                                               1997.  The Company is  currently
                                                                                               not   paying    rent   at   this
                                                                                               facility.

Canal Road                Own           None          30,000           - -              - -    TSD  facility  located  on three
Wampsville, NY                                                                                 acres  of  land   used  for  the
                                                                                               handling  and  storage  of waste
                                                                                               materials;  a small  portion  of
                                                                                               the   building   is  devoted  to
                                                                                               offices.

Marguerite                Own           None           4,000            - -             - -    Administrative  office  space on
Drive West                                                                                     approximately  three  acres near
Casastota, NY                                                                                  TSD facility.

604 Scott St.             Own           None          40,015           - -              - -    TSD   facility   used   for  the
South Bend, IN                                                                                 handling  and  storage  of waste
                                                                                               materials;   a  portion  of  the
                                                                                               building  is devoted to offices.
                                                                                               The   facility   has  a  Part  B
                                                                                               Permit, and has a Tank Farm with
                                                                                               the     capacity     to     hold
                                                                                               approximately 176,000 gallons.


3100 Industrial           Own           None          21,600           - -              - -    Part  B   equivalent   permitted
Fuels Drive                                                                                    facility on  approximately  five
Scott City, MO                                                                                 acres of land.

6205 Route 611           Rent            N/A          10,500         May '02         10,492    Offices  and   warehouse   space
Pipersville, PA                                                                                consulting  operations  and  air
                                                                                               testing,     consulting,     and
                                                                                               monitoring.


                                                       -32-


331 Route  9W            Rent            N/A          12,600         Mar. '98       102,600    Office and  warehouse  space for
Congers, NY                                                                                    consulting    and    remediation
                                                                                               operations.

205 Main Street          Rent            N/A           3,082         Dec. '98        23,000    Office and  warehouse  space for
Brattleboro, VT                                                                                consulting services.

410 W. Chestnut          Rent            N/A           7,000         Aug. '97        48,000    Office and  warehouse  space for
Street                                                                                         consulting services.
Louisville, KY

826 North Road           Rent            N/A           9,000         Oct. '98        60,000    In  January,  1997,  the Company
Lewis Road                                                                                     terminated this lease for a lump
Royersford, PA                                                                                 sum    payment    of    $30,000.
                                                                                               Personnel  were  relocated  to a
                                                                                               nearby office.

465 East 170th           Rent            N/A           2,145         Oct. '97        28,956    Sales     and     administrative
South Holland, IL                                                                              offices.   This   facility  will
                                                                                               close  in  October  1997 and the
                                                                                               offices  will  be  relocated  to
                                                                                               South Bend, Indiana.

1 Foundry Street         Rent            N/A          13,200         Oct. '99        52,800    Manufacturing and warehouse site
 Stroudsburg, PA                                                                               East for the  company's  sorbent
                                                                                               products operation.

615 Forrest              Rent            N/A          42,894         Nov. '98        54,000    Recycling  facility  and storage
Waco, TX                                                                                       of used oil filters.


2480 Creekway            Rent            N/A           8,000         Dec. '98        28,000    Office and  warehouse  space for
Drive                                                                                          consulting services.
Columbus, OH

Madison Ave. &           Rent            N/A           4,420         Apr. '98        27,200    Office and  warehouse  space for
Eight Street W.                                                                                consulting services.
Huntington, WV

25 and 34 Pinney         Rent            N/A           8,400         Dec. '98        23,000    The  Company  is   currently  in
Ellington, CT                                                                                  litigation and has not made rent
                                                                                               payments   during  1996.  It  is
                                                                                               expected  that  the  lease of 25
                                                                                               Pinney  St.  and 34  Pinney  St.
                                                                                               will be terminated in 1997.


         The Company believes that its facility is adequate for its current and reasonably foreseeable future needs. The Company believes that additional physical capacity at its current facility will accommodate expansion, if required.

LEGAL PROCEEDINGS

         The NYSDEC filed an administrative complaint against the Company in September 1996 alleging various violations of the Company's facility permits and environmental laws and regulations. On April 10, 1997, the Company entered into a Consent Order with the Attorney General of the State of New York and the NYSDEC. The Consent Order provided that the Company will permanently cease operation of its Long Beach, New York facility both as an incinerator and a solid waste transfer station, effective April 10, 1997. The Consent Order also defined the obligations of the Company with respect to the closure of the site pursuant to its permit. Upon completion and approval of the implementation of the closure plan provided for in the Consent Order, the Company will receive a Release and Covenant Not to Sue by the State for any investigation or remediation of site conditions addressed by the closure plan. There can be no assurance that the Company will be able to comply with the closure plan and receive the Release and Covenant Not to Sue from the NYSDEC.

         On January 2, 1997, the City of Long Beach served Notices of Default under the Disposal Agreement and the Leases. The Notices of Default sought to terminate each of these agreements. Counsel for the Company and the City of Long Beach agreed on January 14, 1997 to a three-week "standstill" during which the time for cure of the alleged defaults and the initiation of litigation was suspended pending settlement discussions between the parties. Effective February 28, 1997, the City of Long Beach terminated its "standstill" agreement with the Company relating to its allegation of defaults under the Disposal Agreement and the Leases. The Company is seeking damages under the contract regarding the non-delivery of solid waste prior to the final closure of the Long Beach facility as well as other damages and relief as a result of the breach of the Disposal Agreement and the Leases. There can be no assurances that the Company will be successful with respect to such actions.

         In November 1994, P.J.V. Transport, Inc. ("PJV") and Concord Trucking Inc. ("Concord") commenced an action in the New York Supreme Court, Nassau County, against LBRR, ERD Management Corp. ("EMC") and the City of Long Beach, New York. PJV has alleged non-payment in the amount of approximately $185,000 for services rendered in connection with the disposal by PJV of solid waste ash generated at the LBRR facility pursuant to a contract among PJV, LBRR, and the City of Long Beach (the "PJV Contract") and has alleged additional damages of approximately $200,000 in lost profits under the PJV Contract. Concord has alleged non-payment for services rendered in the amount of approximately $51,000 in connection with the leasing by LBRR of trailers for the storage of incineration ash pursuant to a contract between Concord and LBRR. Upon motion by PJV, summary judgment was entered against LBRR in the amount of $214,000. The decision against LBRR was upheld on appeal, but was reversed with respect to EMC and judgment dismissing the claims against EMC was granted by the appeals court. By Order dated March 3, 1997, PJV obtained an Order of Attachment of the assets of LBRR, EMC and ERD Waste Incineration , Inc. ("EWII"), to secure the judgment it obtained against LBRR, in the amount of $214,052.15. Specifically included in the attachment are all monies payable to the Company from the City of Long Beach and Long Island Lighting Company. The Company intends to appeal this Order. There can be no assurance, however, that the Company will be successful in appealing the Order and the Company could be adversely affected as a result of having to pay the judgment.

         In March 1996, PJV commenced a separate lawsuit against LBRR, EMC and EWII in Supreme Court, Nassau County. PJV alleged that the transfer of assets by EMC (as successor in interest to LBRR) to EWII was a fraudulent conveyance in order to frustrate the collection of the $214,000 judgment in favor of PJV. The complaint also seeks punitive damages. The Company has denied all material allegations of the complaint and intends to vigorously defend against this lawsuit.

         On February 16, 1989, 5200 Enterprises, Ltd. ("Enterprises") commenced an action in the Supreme Court of Kings County, New York against ENSI, Inc., Environmental Services, Inc., and others. Enterprises, as the owner of a building, sued the prior owner and all persons and companies hired by the prior owner to clean-up contaminated spills existing on the property prior to sale and, in connection therewith, to conduct certain tests. The suit contends that the clean-up and/or the testing, some of which was done by ENSA subsidiaries, was conducted negligently, and that misrepresentations were made by the prior owner concerning the true level of remaining contamination. The suit seeks $3.5 million in damages. The Company is seeking indemnity from co-defendants for any liability. A trial occurred in the spring of 1997 and the Company is currently awaiting judgment. There can be no assurance that the Company will be successful in its defense or in recovering any indemnification.

DEBT OBLIGATIONS

         In order to partially finance the purchase of the ENSA capital stock, in April 1996, the Company obtained a $7.5 million revolving credit facility (the "Revolving Facility") from the Bank pursuant to the Loan Agreement. The Loan Agreement provides, among other things, for the payment by the Company of a commitment fee, payable monthly, computed at the rate of one quarter of one percent (.25%) per annum (computed on the actual number of days elapsed over 360 days) on the average daily unused amount of the Bank's $7.5 million commitment.

         The Loan Agreement provides for the granting by the Company and each of EAC, LBRR, C&J, EWII, ERD-IL, AMTI, ERD-IN and EMC (collectively, the "Subsidiaries") of a first priority security interest in all of the Company's and the Subsidiaries' present and future accounts, contract rights, chattel paper, general intangibles, instruments and documents then owned or thereafter acquired, and in all machinery and equipment acquired by the Company and the Subsidiaries after the date of the Loan Agreement.

         Subject to the terms of the Loan Agreement, the Revolving Facility will be available until April 1, 1998 (the "Conversion Date"), at which time all outstanding principal and accrued interest under the Revolving Facility shall be due and payable. At that time, the Company may, upon request, be granted a term loan (the "Term Loan") in an amount equal to the lesser of the Bank's Commitment (as defined) or the aggregate principal amount of the Revolving Facility then outstanding. The maturity date of the Term Loan is the third anniversary date of the Conversion Date. The proceeds of the Term Loan are to be used by ERD exclusively to satisfy obligations to the Bank under any Revolving Facility existing at the Conversion Date.

         The Loan Agreement contains traditional and customary representations, warranties, events of default and indemnification provisions and traditional and customary conditions to making advances under the Revolving Facility. As a result of the write-down and the anticipated losses from the discontinued incinerator operations at the Long Beach facility, the Company was not in compliance with certain of the financial covenants of the Company's loan agreements. The Bank has agreed to waivers of such covenants for each of the last three fiscal quarters (most recently at March 31, 1997) but there can be no assurance that the Bank will agree to future waivers in the event of further breaches.

           On June 6, 1996, and in August 1996, the Company borrowed an aggregate of $4.4 million from the Bank pursuant to a demand promissory note (the "Note"). The Note bears interest at the rate of 1% above the Bank's Prime Rate (as defined). The proceeds of this loan were used to satisfy all obligations of ENSA and its subsidiaries to United Jersey Bank under a loan agreement dated as of June 23, 1994, as amended.

         The Note is secured by certain assets of the Company and its subsidiaries, including ENSA and its subsidiaries, as well as by a stand-by letter of credit issued in favor of the Bank (the "Letter of Credit"). The Letter of Credit was obtained by American United Global, Inc. ("AUGI"), an affiliate of Robert M. Rubin, on behalf of the Company. In consideration of AUGI obtaining the Letter of Credit, the Company entered into an agreement with AUGI, dated May 30, 1996, as amended and restated by letter agreement dated October 8, 1996 (the "Financial Accommodations Agreement"). Pursuant to the terms of the Financial Accommodations Agreement, the Company agreed to (i) pay interest and other charges to AUGI, for so long as the Letter of Credit remains outstanding, in amounts equal to amounts of interest or other charges paid by AUGI to Citibank, N.A. in connection with the Letter of Credit or any payments made by Citibank, N.A. thereunder; (ii) pay all fees and disbursements of AUGI, including $10,000 of legal fees to AUGI's counsel; and (iii) if and to the extent the Letter of Credit is called for payment; the Company will issue to AUGI a convertible note in the aggregate principal amount of the note payable at 12% interest due on the earliest of (a) May 31, 1999, (b) receipt of proceeds by the Company from any public or private placement of debt or equity securities subsequent to the calling of the Letter of Credit, or (c) completion of any bank financing by the Company to the extent of all proceeds available after payment of all other secured indebtedness, provided that any of the Company's notes issued to AUGI will be convertible, at any time and at the option of AUGI, into shares of common stock of the Company at a conversion price equal to $4.40 per share. As security for the obligations of the Company under the Financial Accommodations Agreement, ENSA and certain of its subsidiaries have agreed to grant to AUGI a security interest, subordinate to the first priority security interest granted to the Bank, in all of their machinery and equipment. On February 5, 1997 AUGI loaned $500,000 to the Company evidenced by a short term note bearing interest at 2% above the prime lending rate of the Bank. On February 6, 1997 AUGI agreed to extend the Letter of Credit until May 1998. In March 1997 the Board of Directors approved the issuance of 100,000 shares of Common Stock to AUGI in partial consideration of posting the Letter of Credit and for extending its term. Certain officers of the Company have also loaned money to the Company. See "Certain Transactions."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The names and ages, along with certain biographical information (based solely on information supplied by them), of the directors and executive officers of the Company are as follows:


         NAME           AGE                   POSITION
--------------------  ------   ------------------------------------------------
Joseph J. Wisneski      43     Director, President, and Chief Operating Officer
Robert M. Rubin         57     Chairman of the Board and Chief Executive Officer
Joseph T. Jacobsen      40     Director, Executive President
Carl Frischling         60     Director
Marc P. McMenamin       35     Chief Operations Manager

           Each director is elected for a period of one year at the Company's annual meeting of stockholders and serves until the next meeting and until his successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, the Board of Directors. In consideration for serving as an independent director, Mr. Frischling receives compensation of $5,000 per annum.

         The Company has a Compensation Committee and an Audit Committee, each consisting of Carl Frischling and Robert M. Rubin.

         The following is a brief summary of the background of each director, executive officer, and key employee of the Company:

          JOSEPH J. WISNESKI has been President, Chief Operating Officer, and a Director of the Company since February 1993, was Vice President of the Company from November 1992 through January 1993, and was one of the Company's founding stockholders. From April 1990 to November 1992, Mr. Wisneski served as a senior manager for Superior Contractors Network, Inc. ("Superior"), a private service broker in the general construction field. From January 1987 to April 1990, he served as President of Asbestos Services of America, a private marketing company, and from July 1986 to January 1987, he served as President of National Asbestos Removal Corporation, a private asbestos removal company. From 1979 to 1986, Mr. Wisneski was a Vice President in the lending divisions of a number of commercial banks, including European American Bank, Chase Manhattan Bank, and National Westminster Bank. Mr. Wisneski holds a B.B.A. degree from Pace University and a Masters of Business Administration degree from Fordham University.

          ROBERT M. RUBIN has served as the Chairman of the Board and Chief Executive Officer of the Company since February 1993. Mr. Rubin has served since October 1990 as Chairman of the Board, Chief Executive Officer and President of AUGI, a public company engaged in the manufacture and distribution of sealing devices for automotive, aerospace, and general industrial applications and a distributor of Case construction equipment, and its subsidiaries. Mr. Rubin was the founder, President, Chief Executive Officer, and a director of Superior Care, Inc. ("Superior Care") from its inception in 1976 until May 1986 and continued as a director of Superior Care (now known as Olsten Corporation ("Olsten")) until the latter part of 1987. Olsten, a New York Stock Exchange listed company, is engaged in providing home care and institutional staffing services and health care management services. Mr. Rubin is a former director and Vice-Chairman, and currently a minority stockholder of American

          Complex Care, Incorporated ("ACC") (formerly Legend Foods, Inc.), a public company formerly engaged in the provision of on-site health care services, including intra-dermal infusion therapies. In April, 1995, ACC's operating subsidiaries made assignments of their assets for the benefit of creditors without resort to bankruptcy proceedings. Mr. Rubin is also the Chairman of the Board of Western Power & Equipment Corp., a public company engaged in the distribution of construction equipment, principally manufactured by Case Corporation. Mr. Rubin is also a director and minority stockholder of Response USA, Inc., a public company engaged in the sale and distribution of personal emergency response systems; Diplomat Corporation, a public company engaged in the manufacture and distribution of baby products; Arzan International (1991) Ltd., a public company engaged in the food distribution business; and Med Emerg International Inc., a company involved in managing emergency rooms in Ontario, Canada.

          JOSEPH T. JACOBSEN has served as a director of the Company since November, 1996, and as an Executive Vice President of the Company and as President of ERD-ENV, the Company's wholly-owned subsidiary which specializes in air and environmental consulting, since May 1996. Prior to that, Mr. Jacobsen served as Executive Vice President from November 1989, and as Secretary from June 1990, of ENSA. Since August 1994, Mr. Jacobsen has been President of ENSA Environmental, Inc.(now ERD-Environmental, Inc.), a wholly-owned subsidiary of ENSA which owns and operates all consulting assets and activities of ENSA. Mr. Jacobsen holds a Masters of Science degree from the School of Engineering of the University of Pittsburgh, a B.S. degree in Business from LaSalle University and a B.A. degree in Geology from Temple University.

          MARC P. MCMENAMIN has served as Chief Operations Manager of the Company since June 1992. From February 1991 until June 1992, Mr. McMenamin served as construction manager of, and was a partner in, Superior. From March 1987 until February 1991, Mr. McMenamin served as general manager of Romark Environmental Services, a private asbestos abatement company. Mr. McMenamin holds a B.B.A. degree from Hofstra University.

          CARL FRISCHLING has served as a director of ERD since September 1995. Mr. Frischling is a partner at Kramer Levin, which he joined in September 1994. From September 1992 to August 1994, he was a partner at the law firm of Reid & Priest. Prior to that, Mr. Frischling had been a partner at the law firm of Spengler Carlson Gubar Brodsky & Frischling from November 1979. Mr. Frischling holds B.A, Juris Doctorate, and Masters of Business Administration degrees from Columbia University.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table set forth the annual and long-term compensation for services in all capacities to the Company for the eight months ended September 30, 1996 and the fiscal years ended January 31, 1996 and 1995 of the Chief Executive Officer of the Company and the other executive officers of the Company (together, the "Named Executive Officers") who received over $100,000 in annualized compensation in the form of salary and bonus for the eight months ended September 30, 1996.



                                       Annual Compensation                          Long Term Compensation
                                       -------------------                          ----------------------
                                                                Other
                                                                Annual                  Restricted       Long Term      All Other
Name and                  Period                               Compen-      Stock       Options/        Incentive        Compen-
Principal Position        Ended       Salary(1)      Bonus     sation(1)    Awards         SARs        Plan Payouts      sation
------------------        ------      ---------      -----     ---------  -----------      ----        -------------     ------
Robert M. Rubin           9-30-96       $30,769(2)         --         --         --           --             --           --
Chairman of the Board     1-31-96       103,000
Chief Executive Officer   1-31-95        56,250            --         --         --           --             --           --

Joseph J. Wisneski        9-30-96       132,692(3) $55,000(4)    $40,000(5)                   --             --           --
President & Chief         1-31-96       150,273                       --         --           --       $125,000(4)        --
Operating Officer         1-31-95        58,750                       --         --           --             --           --

Marc McMenamin            9-30-96        67,692(6)  25,000(4)      4,000(5)      --           --             --           --
Chief Operations          1-31-96        93,320     15,000(4)         --         --     $100,000(6)
Officer                   1-31-95        44,596            --         --         --           --             --           --

Joseph T. Jacobsen        9-30-96            (7)           --         --     $2,600           --             --           --
Executive Vice President

(1) Data shown is for the eight months ended September 30, 1996, twelve months ended January 31, 1996, and twelve months ended January 31, 1995.

(2) Effective January 1, 1997, Mr. Rubin is compensated at $160,000 per annum (see "-- Employment Agreements"). During 1996 Mr. Rubin voluntarily deferred compensation payments totalling $107,692.

(3)  Effective  January 1, 1997,  Mr.  Wisneski is  compensated  at $275,000 per
     annum.  (see  "--  Employment   Agreements").   During  1996  Mr.  Wisneski
     voluntarily deferred compensation payments of $80,769.

(4)  Bonus relates to services rendered in the prior year fiscal period.

(5) Messrs. Wisneski, McMenamin and Jacobsen receive travel and entertainment allowances of $5,000, $500, and $650 per month, respectively.

(6) Effective January 1997, Mr. McMenamin is compensated at $130,000 per annum (see "-- Employment Agreements"). During 1996, Mr. McMenamin deferred compensation payments of $13,462.

(7) Effective June 1996, Mr. Jacobsen is compensated at $125,000 per annum (See "-- Employment Agreements").

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning stock option grants made during fiscal 1996 to the Named Executive Officers. These grants are also reflected in the Summary Compensation Table. The Company has not granted any stock appreciation rights in the last fiscal year.

                         Number of Securities      Percent of Total Options                 Exercise or
                           Underlying Options      Granted to Employees in                Base Price per
Name                          Granted                       Fiscal Year                         Share          Expiration Date
----                    ------------------------      -----------------------------       ------------------  ---------------
Joseph T. Jacobsen (1)        60,000                         40%                            $2.00                2002

(1)  Options granted under the Plan.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning the number of unexercised options and the fiscal 1996 year-end value of unexercised options on an aggregated basis held by the Named Executive Officers. The Company has not granted any stock appreciation rights and no options were exercised in fiscal 1996.

                         Number of                      Number of Securities              Value of Unexercised
                         Shares                         Underlying Unexercised          In-the-Money Options at
                         Acquired on                  Options at September 30, 1996       September 30, 1996
Names                    Exercise     Value Realized   Exercisable/Unexercisable        Exercisable/Unexercisable
-----                    --------     --------------   -------------------------        -------------------------

Robert M. Rubin
Chairman of the
Board and Chief
Executive Officer            0            $ 0                     0                                  N/A

Joseph J. Wisneski
President and Chief
Operating Officer            0            $ 0                     0                                  N/A


Marc McMenamin               0            $ 0                     0                                  N/A

Joseph T.  Jacobsen          0            $ 0                     0                                  N/A

COMPENSATION OF DIRECTORS

         Outside Directors are entitled to a $1,500 quarterly fee. No fees were paid as of September 30, 1996. During 1996, no Director of the Company received any compensation for his services in such capacity. Outside directors are reimbursed for expenses incurred by them in connection with their activities on behalf of the Company.

EMPLOYMENT AGREEMENTS

         The Company has entered into an employment agreement with Joseph J. Wisneski pursuant to which Mr. Wisneski has agreed to serve as President and Chief Operating Officer of the Company through December 31, 1997. The agreement provides for a base salary of $175,000 per annum from January 1 through December 31, 1995 with annual increases of $25,000 per annum in each year thereafter, subject to additional increase by the Board of Directors in its discretion. The agreement requires Mr. Wisneski to devote substantially all of his business time to the performance of his duties and responsibilities to the Company. In May, 1996 Mr. Wisneski and the Company agreed to a one-year extension of the employment agreement with a salary of $230,000 per annum in 1996 and $275,000 per annum in 1997.

         The Company has entered into an employment agreement with Robert M. Rubin, pursuant to which Mr. Rubin has agreed to serve as Chairman of the Board and Chief Executive Officer of the Company from January 1, 1995 through December 31, 1998. The employment agreement, as amended, provides for a salary of $100,000 per annum for 1995, $150,000 per annum for 1996, $160,000 per annum for
1997 and $170,000 per annum for 1998. Mr. Rubin has interests in a number of other businesses which are not competitive with the Company. Under his employment agreement, he is not required to spend any specific amount of time on the Company's affairs. Mr. Rubin has not stated whether he intends to devote a specific amount of time to the Company.

         The Company has entered into an employment agreement with Joseph T. Jacobsen pursuant to which Mr. Jacobsen will serve as Executive Vice President of the Company and as President of ERD-ENV through May 1999, at a salary of $125,000 per annum. Under his employment agreement Mr. Jacobsen has use of an automobile and has received options to purchase 60,000 shares of Common Stock.

         The Company has entered into an employment agreement with Marc McMenamin, pursuant to which Mr. McMenamin will serve as President of EWII and Chief of Operations of the Company. In 1995, Mr. McMenamin received $100,000 in salary and options to purchase 100,000 shares of Common Stock. Mr. McMenamin's salary was increased to $110,000 for 1996 and $130,000 for 1997.

STOCK OPTION PLAN

         On March 2, 1994, the Board of Directors of the Company and stockholders of the Company adopted the Plan. The Plan provides for the grant of options to purchase up to 500,000 shares of Common Stock to employees of the Company. Options granted under the Plan are "incentive stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended. Incentive stock options may be granted only to employees of the Company.

         The Plan will be administered by "disinterested members" of the Board of Directors (as defined by Rule 16b-3 under the Exchange Act), who determine, among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of each option, and the option exercise price.

         The exercise price per share of Common Stock subject to an incentive option may not be less than the fair market value per share of Common Stock on the date the option is granted. The aggregate fair market value (determined as of the date the option is granted) of Common Stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to such person, 10% or more of the total combined voting power of all classes of stock of the Company (a "10% Stockholder") shall be eligible to receive any incentive stock options under the Plan unless the exercise price is at least 110% of the fair market value of the shares of Common Stock subject to the option, determined on the date of grant.

         No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment other than by death or disability, the optionee will have no more than three months after such termination during which the optionee shall be entitled to exercise the option, unless otherwise determined by the Board of Directors. Upon termination of employment of an optionee by reason of death or permanent and total disability, such optionee's options remain exercisable for one year thereafter to the extent such options were exercisable on the date of such termination.

         Options under the Plan must be issued within ten years from the effective date of the Plan. The effective date of the Plan is March 2, 1994. Incentive stock options granted under the Plan cannot be exercised more than ten years from the date of grant. Incentive stock options issued to a 10% Stockholder are limited to five-year terms. Options granted under the Plan generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods. Therefore, if so provided in an optionee's options, such optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.

         Shares subject to unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the Plan.

         The Board of Directors has authorized, and will recommend that the stockholders of the Company approve, an amendment to the Plan to (i) increase the number of authorized options thereunder from 500,000 shares to 1,000,000 shares and (ii) permit the grant of non-qualified stock options.

                              CERTAIN TRANSACTIONS

         On May 30, 1996, the Company entered into the Financial Accommodations Agreement with AUGI, an affiliate of Robert M. Rubin, in connection with the Letter of Credit issued on behalf of the Company by AUGI in favor of the Bank to secure a $4.4 million loan from the Bank to the Company. In March 1997, the Board of Directors approved the issuance of 100,000 shares to AUGI in partial consideration for its posting the Letter of Credit and for the extension of the Letter of Credit until May 1998. See "Business -- Debt Obligations."

         During the quarter ended July 31, 1996, the Company's President and Chief Operating Officer loaned the Company $600,000. The advances are evidenced by notes in the amount of $500,000 and $100,000 from the Company bearing an interest rate comparable to the interest rate charged by the Bank on its loan to the Company. Interest and principal are due in full at maturity on July 12, 1998, and on June 10, 1998, for the $500,000 note and the $100,000 note respectively. At July 31, 1997, an aggregate of $100,000 remains outstanding on such notes.

         On December 17, 1996, Robert M. Rubin, the Company's Chairman of the Board and Chief Executive Officer loaned the Company $300,000 evidenced by a note bearing interest at 2% above the prime lending rate of the Bank. The note was due on January 17, 1997 but was extended. On February 5, 1997, AUGI loaned $500,000 to the Company evidenced by a short term note, payable on October 5, 1997, bearing interest at 2% above the prime lending rate of the Bank.

         On December 31, 1996 the Company issued Units, consisting of 200,000 shares of Common Stock and 200,000 Warrants to Kramer Levin, counsel to the Company.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of July 31, 1997, the ownership of the Common Stock by (i) each person who is known by the Company to own of record or beneficially more than 5% of the outstanding Common Stock, based on reports filed with the Commission, (ii) each of the Company's directors and executive officers, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                                                                              Percent Owned (1)
                                                      ----------------------------------------------------
Name and Address                           Number
of Beneficial Owner                      of Shares        Before Offerings (2)         After Offerings (3)
-------------------                      ---------    --------------------------   -----------------------

Robert M. Rubin (4)                       1,397,225      23.75%                         15.50%

Joseph J. Wisneski (4)                      961,675(5)   16.35%                         10.61%

Marc McMenamin (4)                          137,475(6)    2.34%                          1.52%

Carl Frischling                               8,000          *                              *
170 East 83rd Street
New York, New York 10028

Joseph T. Jacobsen (4)(8)                        --          *                              *

All directors and executive officers      2,520,875      42.85%                         27.81%
of the Company as a group (five
persons)(5)(6)(7)

Hampshire and affiliates (including
one related person) (8)
640 Fifth Avenue
New York, NY  10019                         397,620       6.76%                         4.39%

--------------------

*    Indicates beneficial ownership of less than one (1%) percent.

(1) For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons have or have the right to acquire within 60 days is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Does not include (i) 200,000 shares of Common Stock included in the Units issued to Kramer Levin and (ii) 200,000 shares of Common Stock issuable upon the exercise of the Warrants included in the Units issued to Kramer Levin, of which shares Mr. Frischling disclaims beneficial ownership.

(3)  Assumes the exercise of all Warrants.

(4) The address of each of the referenced individuals is c/o ERD Waste Corp., 937 East Hazelwood Avenue, Building 2, Rahway, New Jersey 07065.

(5) Does not include options to purchase 125,000 shares under the Plan, of which 93,750 exercisable within 60 days of the date hereof.

(6) Does not include options to purchase 190,000 shares, in the aggregate, granted under the Plan, of which 142,000 are exercisable within 60 days of the date hereof.

(7) Includes 16,500 shares presently exercisable out of 60,000 shares to be granted under the Plan.

(8) Does not include warrants to purchase 120,000 shares of Common Stock. Each such individual disclaims beneficial ownership of the others' shares of Common Stock.

                            DESCRIPTION OF SECURITIES

UNITS

         The Units consist of a number of shares of Common Stock and Warrants, determined by dividing $25,000 by 90% of the Average Closing Bid Price. The Common Stock and the Warrants will not be separately transferable until the Separation Date, subject to the restrictions upon transferability more fully described herein. See "Risk Factors--No Public Market for Securities."

COMMON STOCK

         The Company is authorized to issue up to 15,000,000 shares of Common Stock, par value $.001 per share, of which 7,473,028 are outstanding as of July 31, 1997. Under the Plan, options to purchase 445,000 shares have been granted. The Company's Board of Directors has authorized an increase in the Plan from 500,000 to 1,000,000 shares, which increase is subject to approval by the Company's stockholders. Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution, or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any securities. The outstanding Common Stock is validly authorized and issued, fully paid, and nonassessable.

PREFERRED STOCK

         The Company is authorized to issue up to 2,000,000 shares of preferred stock, par value $.001 per share, of which no shares are outstanding as of the date hereof. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights, and sinking fund provisions. The issuance of any such preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. The ability of the Board of Directors to issue preferred stock could discourage, delay or prevent a takeover of the Company. See "Risk Factors--Preferred Stock; Possible Anti-Takeover Effects."

WARRANTS

         The Warrants were issued pursuant to an agreement, dated December 31, 1996, as amended (the "Warrant Agreement"), between the Company and Continental Stock Transfer and Trust Company, as warrant agent (the "Warrant Agent"). Each Warrant is not exercisable until one year from the date of issuance. The Warrants will not be detachable from the Common Stock included in the Units until the Separation Date. Each Unit will include a Warrant entitling the holder to purchase the Common Stock at an exercise price (the "Exercise Price") equal to $2.25 per share for the Common Stock, subject to adjustment, at any time until 5:00 P.M., New York City time, on January 31, 2002. The Warrants may be exercised in whole or in part.

         The Warrants are subject to redemption by the Company, upon 30 days' written notice, at a price of $0.10 per Warrant, if the average closing bid price for the Common Stock has been at least $6.00 for the 10 trading day period ending on the fifteenth day prior to the date on which notice of redemption is given (subject to adjustment). For these purposes, the closing bid price of the Common Stock shall be determined by the closing bid price, as reported by Nasdaq, so long as the Common Stock is quoted on Nasdaq and, if the Common Stock is listed on a national securities exchange shall be determined by the last reported sale price where such securities are primarily traded. Holders of Warrants will automatically forfeit their rights to purchase the shares of Common Stock issuable upon exercise of such Warrants unless the Warrants are exercised before they are to be redeemed. All of the outstanding Warrants must be redeemed if any portion of that class are to be redeemed. A notice of redemption will be mailed to each of the registered holders of the Warrants no later than 30 days before the date fixed for redemption. The notice of redemption shall specify the redemption price, the date fixed for redemption, the place where the Warrant certificates shall be delivered and the date of expiration of the right to exercise the Warrants.

DELAWARE ANTI-TAKEOVER LAW

      The Company is subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, this law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which such person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" is defined to include mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is defined as a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of the corporation's voting stock.

TRANSFER AGENT AND WARRANT AGENT

      The transfer agent and warrant agent for the Units, Common Stock and Warrants is Continental Stock Transfer & Trust Company.


                         SHARES ELIGIBLE FOR FUTURE SALE

         On July 31, 1997, the Company had 9,063,273 shares of Common Stock outstanding if all the Warrants were exercised. Of such shares, 6,410,593 shares are presently "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act ("Rule 144").

         In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or other persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares or other units of the same class or, if the Common Stock is quoted on Nasdaq, the average weekly trading volume in the over-the-counter market or other exchange during the four calendar weeks preceding such sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

         No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market price prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold in the public market, or sales of substantial amounts of the Common Stock in the public market, is likely to have a material adverse effect on the price of the Common Stock and could impair the Company's ability to raise capital through the future sale of its equity securities.

                                     EXPERTS

         The financial statements of the Company as at September 30, 1996 and January 31, 1996 and for the two years and eight months ended September 30, 1996 included in this Prospectus and elsewhere in the Registration Statement have been audited by Feldman Radin & Co., P.C., independent auditors, as set forth in their report with respect thereto, and are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Company by Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10022. Carl Frischling, a member of the firm, is an outside director of the Company and owns 8,000 shares of Common Stock. In addition, members of the firm own Units comprised of 200,000 shares of Common Stock and 200,000 Warrants.

                                 ERD WASTE CORP.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                 Page
                                                                                                 ----

Independent Auditor's Report ............................................................        F-2

Balance Sheets at September 30, 1996 and January 31, 1996 ...............................        F-3

Statements of Operations for each of the two fiscal years ended January 31, 1996 and 1995
and for the eight month period ended September 30, 1996 .................................        F-4

Statements of Shareholders' Equity for each of the two fiscal years ended
January 31, 1996 and 1995 and for the eight months ended September 30, 1996 .............        F-5

Statements of Cash Flows for each of the two fiscal years ended January 31, 1996
and 1995 and for the eight month period ended September 30, 1996 ........................        F-6

Notes to Audited Financial Statements ...................................................        F-7

Consolidated Balance Sheets - March 31, 1997 (Unaudited) and September 30, 1996 .........        F-20

Consolidated Statements of Operations - for the
six months ended March 31, 1997 and 1996 (Unaudited) ....................................        F-21

Consolidated Statements of Operations - for the three months ended March 31, 1997
and 1996 (Unaudited) ....................................................................        F-22

Consolidated Statements of Stockholders' Equity - March 31, 1997 (Unaudited) and
September 30, 1996 ......................................................................        F-23

Consolidated Statements of Cash Flows - for the six months ended March 31, 1997
and 1996 (Unaudited) ....................................................................        F-24

Notes to Consolidated Financial Statements (Unaudited) ..................................        F-25

INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
and Shareholders of
ERD Waste Corp.

   We have audited the accompanying balance sheet of ERD Waste Corp. and Subsidiaries as of September 30, 1996 and January 31, 1996 and the related statement of operations, stockholders' equity and cash flows for the eight months ended September 30, 1996 and the years ended January 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ERD Waste Corp. and Subsidiaries as of September 30, 1996 and January 31, 1996 and the results of its operations and cash flows for the eight months ended September 30, 1996 and the years ended January 31, 1996 and 1995 in conformity with generally accepted accounting principles.


                                                       Feldman Radin & Co., P.C.
                                                   Certified  Public Accountants

New York, New York
January 22, 1997 (February 12, 1997 as to the eighth paragraph of Note 10)

                        ERD WASTE CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS



                                                                                  September 30,             January 31,
                                                                                       1996                    1996
                                                                                       ----                    ----
                               ASSETS
                               ------

CURRENT ASSETS:
         Cash and cash equivalents                                                 $     61,725         $ 1,422,214
         Restricted certificates of deposit                                           1,655,363             800,000
         Accounts receivable, less allowance for doubtful
           accounts of $1,042,833 and $90,000, respectively                          11,631,456           2,491,731
         Prepaid expenses and other current assets                                    1,991,860             168,393
         Inventory                                                                      335,595             160,636
         Deferred tax benefit                                                           750,000                  --
         --------------------                                                      ------------         -----------
                  TOTAL CURRENT ASSETS                                               16,425,999           5,042,974
                                                                                   ------------         -----------

PROPERTY, PLANT and EQUIPMENT, less accumulated
      depreciation of $1,547,016 and $617,547, respectively                           8,315,235          11,687,575
                                                                                   ------------         -----------

OTHER ASSETS:
         Restricted certificates of deposit                                                  --             950,000
         Goodwill, less accumulated amortization                                      9,800,045           1,031,628
         Covenants not to compete, less
           accumulated amortization                                                     214,665             316,938
         Loan receivable - Environmental Services of America, Inc.                           --             500,000
         Deferred permit costs and other                                                315,638
         Deferred tax benefit - less current portion                                  7,052,069                  --
                                                                                   ------------         -----------
                  TOTAL OTHER ASSETS                                                 17,066,779           3,114,204
                                                                                   ------------         -----------

                                                                                   $ 41,808,013         $19,844,753
                                                                                   ============         ===========

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
                                       ------------------------------------

CURRENT LIABILITIES:
         Accounts payable                                                          $  8,863,276         $ 1,868,743
         Accrued expenses and taxes payable                                           5,197,162           1,870,432
         Current portion- notes payable                                               2,046,885           1,271,667
                                                                                   ------------         -----------
                  TOTAL CURRENT LIABILITIES                                          16,107,323           5,010,842
                                                                                   ------------         -----------

LONG-TERM DEBT, less current portion                                                 14,255,499           1,244,488
                                                                                   ------------         -----------

OTHER LONG TERM PAYABLES                                                              5,088,000                  --
                                                                                   ------------         -----------

DEFERRED INCOME TAXES                                                                        --             250,000
                                                                                   ------------         -----------

COMMITMENTS and CONTINGENCIES                                                                --                  --

STOCKHOLDERS' EQUITY:
         Preferred stock, authorized
         2,000,000 shares, $.001 par value;
         none issued and outstanding                                                         --                  --
         Common stock, authorized 15,000,000
         shares, $.001 par value;
         5,882,782 and 5,832,782 shares
         issued and outstanding, respectively                                             5,883               5,833
         Additional paid in capital                                                  10,556,550          10,487,751
         Retained earnings (deficit)                                                 (4,205,242)          2,845,839
                                                                                   ------------         -----------
TOTAL STOCKHOLDERS' EQUITY                                                            6,357,191          13,339,423
                                                                                   ------------         -----------

                                                                                   $ 41,808,013         $19,844,753
                                                                                   ============         ===========


                        See notes to financial statements

                                         ERD WASTE CORP. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     Eight months
                                                        ended
                                                     September 30,     Year ended January 31,
                                                     ------------      ---------------------
                                                        1996              1996            1995
                                                        ----              ----            ----
REVENUES:
s       Net sales                                     $ 20,130,375    $  5,010,965    $  2,860,502


COST OF SALES                                           12,778,257       3,253,046       1,637,195
                                                      ------------    ------------    ------------

        GROSS PROFIT                                     7,352,118       1,757,919       1,223,307
                                                      ------------    ------------    ------------

OPERATING EXPENSES:
        Selling, general and
          administrative expenses                        5,821,132       1,568,412         552,316
        Fire loss                                          423,352               0               0
        Start-up costs                                     437,241               0               0
                                                      ------------    ------------    ------------
        TOTAL OTHER OPERATING EXPENSES                   6,681,725       1,568,412         552,316
                                                      ------------    ------------    ------------

INCOME FROM OPERATIONS                                     670,393         189,507         670,991
                                                      ------------    ------------    ------------

OTHER INCOME AND EXPENSES:
        Interest and dividend income                        72,091          99,652               0
        Interest expense                                  (602,407)        (62,765)        (46,588)
        Other, net                                          54,506          12,318               0
                                                      ------------    ------------    ------------
        TOTAL OTHER INCOME AND EXPENSES                   (475,810)         49,205         (46,588)
                                                      ------------    ------------    ------------

INCOME FROM CONTINUING
        OPERATIONS BEFORE
        INCOME TAXES                                       194,583         238,712         624,403

PROVISION FOR INCOME TAXES                                  77,666          95,500         250,000
                                                      ------------    ------------    ------------

INCOME FROM CONTINUING OPERATIONS                          116,917         143,212         374,403
                                                      ------------    ------------    ------------

DISCONTINUED OPERATIONS:
        Income from operations, net of income taxes
          of approximately $221,000, $1,385,000
          and $277,000 respectively                        332,002       2,084,419         416,890
        Loss on disposal, net of income tax
          benefit of $5,000,000                         (7,500,000)              0               0
                                                       ------------    ------------    ------------
        INCOME (LOSS) FROM
        DISCONTINUED OPERATIONS                         (7,167,998)      2,084,419         416,890
                                                      ------------    ------------    ------------

NET INCOME (LOSS)                                     $ (7,051,081)   $  2,227,631    $    791,293
                                                      ============    ============    ============

INCOME (LOSS) PER SHARE:

        INCOME FROM CONTINUING
          OPERATIONS                                  $       0.02    $       0.03    $       0.09
                                                      ============    ============    ============

        INCOME (LOSS) FROM
          DISCONTINUED OPERATIONS                     $      (1.22)   $       0.38    $       0.11
                                                      ============    ============    ============

        NET INCOME (LOSS) PER COMMON
          SHARE                                       $      (1.20)   $       0.41    $       0.20
                                                      ============    ============    ============

        WEIGHTED AVERAGE NUMBER OF
          SHARES                                         5,857,782       5,490,487    $  3,963,000
                                                      ============    ============    ============

                       See notes to financial statements.

                        ERD WASTE CORP. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                       Retained
                                                    Common Stock      Paid in        Earnings
                                          Shares         Amount       Capital        (Deficit)         Total
                                          ------         ------       -------        ---------         -----

Balance- January 31, 1994               3,525,000     $ 3,500     $         --     $   (41,985)    $    (38,485)

         Common shares issued
         in connection with
         acquisitions                     312,500         338          169,266              --          169,604

         Net income                            --          --               --         791,293          791,293
                                       ----------     -------     ------------     -----------     ------------

Balance- January 31, 1995               3,837,500       3,838          169,266         749,308          922,412

         Common shares issued
          in connection with public
          offering                      2,250,000       2,250       12,110,720              --       12,112,970
         Reacquisition of common
          shares                         (300,000)       (300)      (2,018,600)       (131,100)      (2,150,000)
         Issuance of common shares
          in connection with the
          acquisition of EATS, Inc.        45,282          45          226,365              --          226,410
         Net income                            --          --               --       2,227,631        2,227,631
                                       ----------     -------     ------------     -----------     ------------

Balance- January 31, 1996               5,832,782       5,833       10,487,751       2,845,839       13,339,423

         Issuance of common stock          50,000          50           68,799              --           68,849

         Net income                            --          --               --      (7,051,081)      (7,051,081)
                                       ----------     -------     ------------     -----------     ------------

Balance- September 30, 1996             5,882,782     $ 5,883     $ 10,556,550     $(4,205,242)    $  6,357,191
                                       ==========     =======     ============     ===========     ============

                        See notes to financial statements

                        ERD WASTE CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   Eight months
                                                     ended
                                                  September 30         Year ended January 31
                                                  ------------         ---------------------
                                                     1996               1996          1995
                                                     ----               ----          ----

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                $(7,051,081)        $2,227,631          $791,293
                                                  ----------       -----------        -----------
Adjustments to reconcile net income (loss)
  to net cash provided by
  operating activities:
Depreciation                                         930,604            441,719           160,000
Amortization                                         245,677             93,322                 0
Provision for loss on discontinued                 7,500,000                  0                 0
  operations, net of tax benefit
Provision for deferred income taxes               (2,670,782)           (44,906)          527,000
Issuance of common stock for services                 68,849                  0                 0
Changes in assets and liabilities
  (net of effects from purchase of ENSA)
(Increase) decrease in accounts                   (1,870,836)        (1,407,332)          191,200
(Increase) in inventory                              367,908           (160,636)                0
(Increase) decrease in prepaid expenses
    and other current assets                      (1,607,893)          (123,870)          323,615
(Increase) in other assets                        (1,798,548)          (442,325)          (11,474)
Increase (decrease) in accounts payable
   and accrued expenses                            1,749,255            777,942          (282,532)
Increase in income taxes payable                           0            507,918                 0
                                                  ----------         -----------        -----------

                                                   2,914,234          (358,168)          907,809
                                                  ------------       -----------       -----------

NET CASH  PROVIDED BY (USED IN)
   OPERATING ACTIVITIES                           (4,136,847)         1,869,463         1,699,102
                                                   ----------       -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

Acquisition of ENSA                               (8,085,181)                 0                 0
Capital expenditures                              (2,149,472)          (904,718)       (1,642,230)
                                                  -----------       -----------       -----------
                                                  10,234,653)         (904,718)       (1,642,230)
                                                 ------------       -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Notes payable                                     12,916,275         (8,876,929)          (48,906)
Borrowings                                                 0            859,750           181,350
Issuance of common stock                                   0         10,444,190            31,807
Advances to Environmental Services of
  America, Inc.                                            0           (500,000)                0
Decrease (Increase) in restricted
  certificates of deposit                             94,736         (1,750,000)                0
                                                ------------       -----------       -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES         13,011,011            177,011           164,251
                                                ------------       -----------       -----------

NET INCREASE (DECREASE) IN CASH                   (1,360,489)         1,141,756           221,123

CASH, at beginning of period                       1,422,214            280,458            59,335
                                                ------------       -----------       -----------

CASH, at end of period                               $61,725         $1,422,214          $280,458
                                                ============        ===========       ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest                                         $   602,000       $    51,030           $46,588
                                                ============       ===========       ===========
Income taxes paid                                $         0       $   975,633           $     0
                                                ============       ===========       ===========


                        See notes to financial statements

                        ERD WASTE CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     EIGHT MONTHS ENDED SEPTEMBER 30, 1996 AND YEAR ENDED JANUARY 31, 1996


1.     ORGANIZATION AND INITIAL PUBLIC OFFERING OF COMMON SHARES

              On March 1, 1994, ERD Waste Corp., formerly Environmental Resources and Disposal, Inc. ("ERD") merged with a Delaware corporation organized for the purpose of changing the Company's situs to Delaware and effecting a recapitalization of stock. In the merger and recapitalization, each share of common stock was exchanged for 1,762.5 shares of common. All share amounts have been restated to give effect to this recapitalization. ERD has adopted a fiscal year ended September 30.

              The Company has authorized 2,000,000 shares of preferred stock $.001 par value per share.

              In May 1995, the Company completed an Initial Public Offering (the Offering) of 2,250,000 shares of its Common Stock. Net proceeds to the Company from the "Offering", after deduction of associated expenses, were approximately $12,113,000.

2.     LINE OF BUSINESS

              As a result of the acquisition of Environmental Services of America, Inc. ("ENSA") the Company operates as a diversified environmental services company specializing in the identification, management, treatment, transportation and disposal of hazardous and non-hazardous waste, remediation of hazardous waste sites, air quality testing and monitoring services and equipment, and consulting and technical support services related to all of the foregoing.

3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              a. Principles of Consolidation- The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated.

              b. Accounting Estimates- The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

              c. Revenue Recognition- Revenue is recognized at the date the related service is rendered. Income is charged with an allowance for doubtful receivables based on prior collection experience and a review of the collectibility of specific accounts.

              d. Cash and Cash Equivalents- Cash and cash equivalents consist of cash and temporary investments with maturities of three months or less when purchased.

              e. Property, Plant and Equipment and Depreciation- Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the useful lives of the asset. Assets range in useful lives from 7 years for equipment to 30 years for building and waste facility.

              f. Earnings per share- Earnings per share is based upon the average shares outstanding during the period increased by the effect, if dilutive, of common stock equivalents. The options to purchase common stock referred to in Note 11 are also included in the computation of outstanding shares and common stock equivalents.

              g.  Stock  options  - In  October  1995 the  Financial  Accounting
       Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", which is effective for the Company beginning with the fiscal year ending January 31, 1996. SFAS No. 123 requires expanded disclosures of stock-based compensation arrangements with employees and encourages compensation cost to be measured based on the fair value for the equity instrument awarded. Companies are permitted, however, to continue to apply APB Opinion No. 25, which recognizes compensation cost based on the intrinsic value of the instrument awarded. The Company continues to apply APB Opinion No. 25 to its stock based compensation awards to employees.

              h. Recent pronouncements - In March 1995 the FASB issued SFAS No.121,"Accounting for the Impairment of Long Lived Assets and For Long-Lived Assets to be Disposed Of", which is effective for fiscal years beginning after December 15, 1995. This statement requires that long-lived assets and certain identifiable intangible assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The adoption by the Company of this statement in the period ended September 30, 1996 did not have a material impact on the consolidated financial statements of the Company.

              i. Fair value of financial instruments - The amounts reported in the balance sheet for cash, trade receivables, accounts payable and accrued expenses approximate fair value based on the short-term maturities of these instruments.

4.     BUSINESS COMBINATIONS

              a. Effective May 1, 1996 the Company, ENSA Acquisition Corp. ("EAC"), and ENSA entered into an agreement and plan of merger (the "Original Merger Agreement") whereby EAC would be merged with and into ENSA, the result of which would be that ENSA would become a subsidiary of the Company.

              In January, 1996, simultaneously with the execution of the Original Merger Agreement and in contemplation of the acquisition of ENSA by the Company, the Company executed a securities purchase agreement (the "Securities Purchase Agreement") providing for the loan by the Company to ENSA (the "Bridge Loan") of $500,000 for working capital purposes. The Securities Purchase Agreement also provided for the issuance to the Company of 500,000 shares of common stock of ENSA.

              In April 1996, the Company entered into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") with ENSA. Pursuant to the terms of the Merger Agreement, the Company, through its subsidiary ENSA Acquisition Corp. ("EAC"), acquired ENSA and its subsidiaries through the merger of EAC with and into ENSA. In order to facilitate the acquisition of ENSA, the Company, through EAC, initiated a tender offer (the "Offer") on April 4, 1996 for the purchase of shares of common stock of ENSA at a purchase price of $1.66 per share. The aggregate purchase price for all outstanding shares of common stock of ENSA, other than shares currently owned by the Company is $6,358,718. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer, a number of shares of common stock of ENSA representing at least a majority of the total number of outstanding shares of ENSA, other than those shares held by the Company, on a fully diluted basis as of the date such shares of common stock are accepted for payment pursuant to the Offer.

              Simultaneously with its entry into the Merger Agreement, the Company entered into a stock purchase agreement with in excess of 90% of the holders of each class of preferred stock of ENSA (the "Stock Purchase Agreement"). The aggregate purchase price for the shares of preferred stock of ENSA to be purchased pursuant to the Stock Purchase Agreement is $1,253,614. The closing of the Stock Purchase Agreement was conditioned upon, and closed simultaneously with, the consummation of the tender offer.

              On May 1, 1996, over 90% of ENSA's outstanding shares were tendered to the Company. On May 6, 1996, the formal closing was held and the Company made payment for the purchase of the tendered preferred and common stock.

              b. On April 16, 1994, ERD acquired ECT in a transaction accounted for as a purchase. Results of ECT's operations subsequent to the date are included in these consolidated financial statements. In the transaction, ERD issued 312,500 of its common shares in exchange for all of ECT's issued and outstanding common shares. The acquisition was recorded at the historical cost of ECT's net assets acquired (approximately $170,000).

              c. In October, 1995, a newly formed wholly owned subsidiary, Absorption Manufacturing and Technologies, Inc. ("AMT"), acquired certain assets and assumed certain liabilities of Environmental Absorbent Technologies, Inc. in exchange for 45,282 shares of the Company's common stock. These acquisition shares have not been registered under the Securities Act of 1933 and may not be sold or transferred by the seller otherwise than in compliance with the registration requirements of the Securities Act of 1933 or pursuant to an exemption from such requirements.

         The following summarizes the amounts allocated to the assets acquired and liabilities assumed in this transaction:


Current assets                                 $                       313,115

Property and equipment                                                 165,156

Value of goodwill acquired                                           1,044,000

Current liabilities                                                  (529,287)

Other liabilities                                                    (766,574)
                                                                     --------

Value of ERD common shares                                           $ 226,410
issued to EATS shareholders                    $


              The aforementioned transactions have been accounted for as purchases, and accordingly, the Company's results of operations includes the results of the acquired entities from their respective dates of acquisition. Pro-forma results of operations for the Company as if the aforementioned acquisitions took place on February 1, 1994 are as follows:



                                                   Eight months
                                                      ended                                 Years Ended
                                              ----------------------      ------------------------------------------------
                                                  September 30,               January 31,                January 31
                                              ----------------------      -------------------     ------------------------
                                                       1996                      1996                       1995
                                              ----------------------      -------------------     ------------------------
Revenues                                        $        27,422,306          $    46,538,810           $       39,848,267

Net Income                                      $       (8,621,533)          $     (483,211)           $          753,469

Net Income per share                            $            (1.47)          $        (0.09)           $             0.19

Number of shares used in calculation                      5,882,782                5,490,487                    3,963,000


5.     STOCK REPURCHASE

              On August 31, 1995 the Company entered into to an agreement to reacquire the stock of two former officers of ECT. The Company purchased 300,000 common shares from these officers for $2,150,000. In connection with the repurchase of such shares, the Company issued promissory notes to the two former stockholders, each in the original amount of $1,075,000. The promissory notes are collateralized by certificates of deposit owned by the Company in the amount of $1,150,000 at September 30, 1996. The notes, which bear interest at 6% per annum, are repayable in quarterly installments of $200,000 in the aggregate, with a final installment of $150,000 due February 1998. As the Company makes the required quarterly installments, an equal amount of collateral is released and becomes available for the Company's general use. The repurchased shares were not retired, and are available for future issuance by the Company.

              In connection with the stock repurchase the employees right to exercise certain qualified options relative to 150,000 additional common shares of the Company were canceled, except with respect to 10,000 shares which remain available to each shareholder for exercise to and until February 17, 1997, provided that the former stockholder is still serving as a consultant to the Company, as provided in the settlement agreement.


6.     DISCONTINUED OPERATIONS

              On September 4, 1996, the Company received a complaint from the New York State Department of Environmental Conservation ("DEC") citing a number of alleged violations at the Company's Long Beach, New York incinerator ("Facility"). The DEC's complaint also indicated its intent to have the Facility closed. On November 7, 1996 the Company announced that it had reached an agreement with the New York State Attorney General acting on behalf of the DEC concerning the resolution of a complaint filed by the DEC on September 4, 1996 regarding the Company's operation of its incinerator in Long Beach, New York ("Facility"). The agreement reached on November 7, 1996 includes a voluntary discontinuance of incineration at the Facility. In addition, the agreement includes modification of the Facility's permit to allow it to continue to operate as a solid waste transfer station for the waste streams it has previously processed as a waste to energy incinerator. In return for the resolution of all legal issues, the Company agreed to voluntarily cease incineration activities by March 31, 1997.

                  The plan to convert the facility to a solid waste transfer station will involve the dismantling of a significant portion of the existing structure, and the remediation of the soil on and around the Facility. In addition, the Company estimates that significant legal and other consulting fees will be incurred in the management of the project. The estimated loss on the abandonment of the waste to energy facility includes the net book value of the Facility, the estimated costs to dismantle the facility, the legal and other fees associated with the project, partially offset by the estimated salvage value of the Facility's equipment and projected operating profits through the termination date of March 31, 1997. The following table is a calculation of the estimated loss on abandonment:


Net book value of Facility                             $        11,500,000

Costs to dismantle and professional fees                         2,000,000

Estimated salvage value of equipment                             (500,000)

Operating profits through termination date                       (500,000)
                                                         ------------------
Loss on disposal                                       $        12,500,000
                                                         ==================

         The following table sets forth, for the periods indicated, the revenues and results of operations of the Facility.

                         Eight months
                             ended               Years Ended
                     ---------------------   ------------------
                          September 30,          January 31,          January 31,
                     ---------------------    ------------------   ------------------
                             1996                   1996                 1995
                     ---------------------   ------------------   ------------------
Revenues           $    4,651,085           $ 10,205,133         $ 3,847,707

Net income         $   (7,167,998)(a)       $   2,084,419        $    416,890
(loss)


       (a)  Includes  estimated  loss  on  disposal,  net  of  tax  benefit,  of
       $7,500,000


              ERD acquired the facilities prior owner,C&J Enterprises, Inc. in a transaction accounted for as a purchase. ERD paid and agreed to assume specified liabilities of C&J Enterprises, Inc. and its wholly owned subsidiary (Long Beach Recycling and Recovery Corp., (LBRR)), subject to certain adjustments. Among the liabilities assumed were certain Industrial Revenue Bonds. Cost of the acquisition was determined by totaling the amount of the liabilities assumed. The following summarizes the amounts allocated to the assets acquired and liabilities assumed in the transaction:


        Industrial revenue bonds                 $        7,000,000

        Note payable                                      1,500,000

        Other liabilities assumed, net                    1,109,029

        Costs of the transaction                            105,375
                                                   -----------------

        Cost of property, plant and
        equipment acquired                       $        9,714,404
                                                   =================


              Incineration of solid waste has taken place at the Facility Site since 1951. Various past practices, although they may have been fully lawful and within standard engineering practices at the time, have resulted in ash constituents being present in the soils and upper level groundwater beneath the Facility. LBRR has had conducted a phase I and phase II environmental assessment of the level of constituents present and the remedial actions which may be needed at the Facility Site. The Company is currently examining this issue to determine a possible plan for such remediation and is in the process of contacting the City of Long Beach, New York, the owner of the Facility Site, as well as predecessor operators of the Facility regarding such plan and the funding thereof.

              On July 25, 1995, the Company had a major fire at the Long Beach Facility. The fire significantly damaged the incinerator and reduced or prevented its operation for approximately two months. After the fire, the Company devoted a major effort to repairing the incinerator, upgrading it where appropriate and servicing its customers when the incinerator could not properly function. Other disposers had to be utilized for waste which otherwise would have been incinerated by the Company. In addition to the loss of incineration income, the Company lost significant sales of electricity.

              The Company was covered by insurance for both damage and business interruption. In November 1995, the Company settled its claim with the insurance company, collecting a total of $3,200,000, which was previously included in revenues. Because of the inability to determine exactly what costs it expended during previously included in revenues. Because of the inability to determine exactly what costs it expended duringthe year for the incinerator and the appropriate portion of the recovery representing reimbursement for business interruption, the financial statements reflect the insurance recovery as revenues. All expenditures relating to the fire, the repair of the incinerator, and management's effort to both repair the incinerator and service customers have been included in expenses.

              Management believes that the incinerator has been brought back to its operating capability prior to the fire. Accordingly, the incinerator has been recorded at its cost through July 24, 1996 less appropriate depreciation.


7.     OTHER LONG TERM LIABILITIES

         Other long term liabilities consist of the following at September 30, 1996:


Environmental Costs                                         $2,833,000

Severance costs                                                650,000

Costs related to discontinued operations                       850,000

Accrued acquisition costs                                      345,000

Accrued professional fees and salaries                         410,000
                                                            ----------
                                                            $5,088,000
                                                            ----------


              (a) The three transfer stations operated by ENSA are on sites that have been contaminated as a result of prior use of the site or by prior use at an adjacent site. The Company is cooperating with the government regulatory agencies that have jurisdiction over its facilities to investigate, assess, and implement appropriate remediation measures to address these conditions. The Company has projected potential expenditures that may be required to conduct further investigations or studies and to remediate the sites to satisfy regulatory requirements. In developing these projections of potential remediation and compliance costs, the Company has relied, in part, on studies prepared by itself and an independent environmental engineering and consulting firm.

              The Company will also be required to upgrade its transfer stations to meet new regulatory and permit requirements, including the installation of emission controls for volatile organic compounds on the storage tanks at each facility to meet requirements with respect to air emissions.

              Estimates of potential costs related to these environmental matters is subject to significant inherent uncertainty. Estimates of costs of compliance and remediation are subject to a number of factors beyond the Company's control; therefore, actual costs could differ from these estimates and the differences could be material.

              (b) The former CEO of ENSA has alleged that the Company breached its obligations pursuant to an unsigned employment agreement providing for $225,000 per year for three years. In addition, the Company has agreed to pay the former CEO $200,000 per year for the next two years.

              (c) Costs related to the discontinuance of the Company's incinerator in Long Beach, New York consist of estimated costs to dismantle the Facility, as well as estimated legal and other professional fees to be incurred in the process. The costs are stated net of estimated income from incineration operations through the date that the Company must cease incineration activities at the site March 31, 1997.

8.     COMMITMENTS AND CONTINGENCIES

              The Company leases office facilities under the terms of operating leases with varying maturities through 2007. Minimum lease commitments under all operating leases for each of the next five years and thereafter are as follows:


                        1997                  $      1,490,000

                        1998                           478,000

                        1999                           344,000

                        2000                           290,000

                        2001                           300,000

                        Thereafter                   1,593,000


              Certain of the leases contain renewal options ranging from five to ten years. Additionally, two leases provide the Company with an option to purchase the related property. Rent expense aggregated approximately $594,000, $271,000 and $256,000 for the eight months ended September 30, 1996 and the years ended January 31, 1996 and 1995, respectively.


              The Company is subject to a number of lawsuits arising from the conduct of the prior owners of the waste facility. While the ultimate results of the litigation commenced and potential litigation cannot be determined, management does not expect that any of the matters will have a material adverse effect on the consolidated financial position of the Company.


9.     PROPERTY, PLANT AND EQUIPMENT

              The following is a summary for property, plant and equipment:


                                         September 30,        January 31,
                                       -----------------     ---------------

                                             1996               1996
                                       -----------------     ---------------

Vehicles and equipment                $       4,221,326     $       637,898

Waste facility                                        -           9,341,645

Building and building improvements            4,959,040           2,220,440

Other                                           681,885             102,139
                                       -----------------     ---------------

                                              9,862,251          12,302,122

Accumulated depreciation                    (1,547,016)           (614,547)
                                       -----------------     ---------------

                                      $       8,315,235     $    11,687,575
                                       =================     ===============

10.    LONG TERM DEBT

       The long term debt is summarized as follows:

                                                                      September 30,          January 31,
                                                                   --------------------   -----------------

                                                                           1996                 1996
                                                                   --------------------   -----------------
Revolving credit note payable, bank, due April 1,
1998, (a)                                                           $        7,500,000         $      --


Note payable, bank (a)                                                       4,400,000                --



Note Payable- Catalyst, payable in equal annual
installments through 1999                                                      400,000           400,000


Note payable - officer, due on demand, with interest at
prime plus 1%                                                                  642,949



Notes Payable - Former Stockholders payable in quarterly                     1,150,000
installments of $200,000 with a final installment of
$150,000 in February, 1998 at 6%
per annum                                                                                       1,750,000



Various equipment and other installment notes payable in                                          296,415
varying monthly amounts including interest ranging from
8% to 18.3%, with varying maturities through November
2001                                                                         2,209,435


Other                                                                                              69,740
                                                                   --------------------   -----------------
                                                                            16,302,384          2,516,155

Less current portion                                                         2,046,885          1,271,667
                                                                   --------------------   -----------------
                                                                    $       14,255,499         $1,244,488
                                                                   ====================   =================

         (a) In order to partially finance the purchase of the common stock and preferred stock of ENSA, in April 1996, the Company obtained and utilized the availability of a $7.5 million revolving credit facility (the "Revolving Facility") from Chemical Bank (the "Bank"and/or "lender") pursuant to a loan agreement (the "Loan Agreement"), dated March 29, 1996. The funds were actually borrowed on May 2, 1996. The Loan Agreement provides, among other things, for the payment by ERD of a commitment fee, payable monthly, computed at the rate of one quarter of one percent (1/4%) per annum (computed on the actual number of days elapsed over 360 days) on the average daily unused amount of the Bank's $7.5 million commitment. Revolving loans in respect of the Revolving Facility ("Revolving Loans") shall be, at the Company's request, either
         (i) Alternative Base Rate Loans (as defined) which bear interest calculated at the Alternative Base Rate (as defined) plus one half of one percent (1/2%) or (ii) Eurodollar Loans (as defined) which bear interest calculated at the adjusted LIBOR Rate (as defined) plus three and one half percent (3 1/2%)(or a combination thereof).

              Subject to the terms of the Loan Agreement, the Revolving Facility will be available until April 1, 1998 (the "Conversion Date"), at which time, all outstanding principal and accrued interest under the Revolving Facility shall be due and payable.

              Provided no Event of Default (as defined) exists, on the Conversion Date, the Company may, upon request by it, be granted a term loan (the "Term Loan") in an amount equal to the lesser of the Bank's Commitment (as defined) or the aggregate principal amount of Revolving Loans then outstanding. The proceeds of the Term Loan are to be used by ERD exclusively to satisfy obligations to the Bank under any Revolving Loan existing at the Conversion Date. The Term Loan shall, at the option of the Company, be an Alternative Base Rate Loan or a Eurodollar Loan (or a combination thereof). If the Term Loan is an Alternative Base Rate Loan, it will bear interest at the Alternative Base Rate plus one percent (1%). If the Term Loan is a Eurodollar Loan, it will bear interest at the Adjusted LIBOR Rate plus three and one half percent (3 1/2%).

              The Loan Agreement allows the Company, on or after the Conversion Date and subject to the terms of the Loan Agreement, to (i) continue any Eurodollar Loan or portion thereof into a subsequent Interest Period (as defined) or (ii) convert an Alternative Base Rate Loan into a Eurodollar Loan.

              The Loan Agreement provides for the granting by the Company and each of the Guarantors listed above of a first priority security interest in all present and future accounts, contract rights, chattel paper, general intangibles, instruments and documents of the Company and such Guarantors then owned or thereafter acquired, and in all machinery and equipment acquired by the Company and such Guarantors after the date of the Loan Agreement.

              The obligations of the Bank to make each Revolving Loan under the Revolving Facility are conditioned on certain conditions, including the following: (i) delivery of a certificate from the Company and each of the Guarantors stating the representations and warranties contained in the Loan Agreement are true and correct; (ii) no default or material adverse change in the Company or any Guarantor has occurred; and (iii) the purpose for which the proceeds of such Revolving Loan is being made.

              The   Loan   Agreement   contains    traditional   and   customary
       representations, warranties and events of default.

              The Company has agreed to indemnify Chemical against any loss or expense which Chemical may sustain or incur as a consequence of any default in payment or prepayment of the principal amount of any Loan (as defined) or any part thereof or interest accrued thereon, as and when due and payable on the occurrence of any Event of Default (as defined).

              Subject to the terms of the Loan Agreement, the Company has the right at any time and from time to time to prepay any Alternate Base Rate Loan, in whole or in part, without premium or penalty, on the same day that telephonic notice is given to Chemical advising it of prepayment. In addition, the Company has the right to prepay any Eurodollar Loan, in whole or in part, on three Business Days' prior irrevocable notice, provided, however, that such prepayment may only be made on an Interest Determination Date (as defined).

              At September 30, 1996 the Company was in technical violation of a number of the covenants contained in the agreement. As of February 12, 1997, these violations were waived. Concurrently, the lender and the Company agreed on revised financial covenants for the remainder of the year ending September 30, 1997. The Company expects to be in compliance with the revised covenants at each measurement date.

              On June 6, 1996 and in August 1996, the Company borrowed an additional $4,400,000 (in the aggregate) from this lender pursuant to a demand promissory note (the "Note"). The Note bears interest at 1% above the lender's prime rate, as that term is defined in the agreement. The proceeds of the loan were utilized to repay existing credit facilities of ENSA (those in existence at the time of the acquisition of ENSA by ERD). The Note is collateralized by certain assets of the Company and its subsidiaries, as well as by a stand by letter of credit issued in favor of them lender by American United Global, Inc. ("AUGI"), an affiliate of one of the

       Company's directors. In consideration for the letter of credit, the Company entered into an agreement with AUGI, dated May 30, 1996, as amended and restated by letter agreement dated October 8, 1996. Pursuant to the agreement, the Company agreed to pay interest and other charges incurred by AUGI with respect to the letter of credit. It was also agreed that should the letter of credit be called for payment, the Company would issue to AUGI its 12% note payable due the earlier of May 31, 1999, or the receipt of proceeds by the Company from any public or private placement of debt or equity securities subsequent to the calling of the letter of credit, or the completion of any bank financing by the Company to the extent of proceeds available after the repayment of previously outstanding collateralized indebtedness. Any of such notes issued pursuant to this agreement will be convertible by AUGI into shares of the Company's common stock at $4.40 per share.

11.    INCOME TAXES

                  The provision for income taxes consists of the following:

                                   Eight months
                                      ended                 Year ended
                              ---------------------     ------------------
                                  September 30,            January 31,
                              ---------------------     ------------------
                                      1996                     1996
                              ---------------------     ------------------
Current tax expense:
     U.S. Federal             $             66,000      $         935,000
     State and local                        11,666                296,000
                              ---------------------     ------------------
                              $             77,666      $       1,231,000
                              ---------------------     ------------------

Deferred tax expense:
     U.S. Federal                                0                200,000
     State and local                             0                 50,000
                              ---------------------     ------------------
                                                 0                250,000
                              ---------------------     ------------------

Total provision               $             77,666      $       1,481,000
                              =====================     ==================


                  Temporary differences and carryforwards which give rise to deferred tax assets and liabilities at September 30, 1996 and January 31, 1996 are as follows:

                                                         September 30,       January 31,
                                                              1996             1996
                                                         ---------------   ------------
Deferred tax asset:
     Net operating loss carryfowards                    $     1,592,000  $
     Environmental liabilities                                2,200,000
     Write-off of incinerator                                 5,000,000
                                                         ---------------   ------------
                                                              8,792,000

     Less:Valuation allowance                                   740,000
                                                         ---------------   ------------
          Deferred tax asset                                  8,052,000
Deferred tax liability:
     Insurance proceeds received treated as a
basis reduction for tax purposes.                               250,000        250,000
                                                         ---------------   ------------
Net deferred tax asset (liability)                      $     7,802,000  $   (250,000)
                                                         ===============   ============

       Realization of deferred tax assets is dependent upon generating sufficient taxable income prior to the expiration of net operating loss carryforwards. Management believes that there is a risk that certain amounts may not be realized, and accordingly, has established a reserve against a portion of the deferred tax asset. Management believes that it is more likely than not that the net deferred tax asset will be realized through future pre-tax earnings or alternative tax strategies. However, the net deferred tax assets could be reduced in the future if management's estimates of near term pre-tax earnings are significantly reduced or alternative tax strategies are no longer viable.

       The difference between the actual income tax provision and the tax provision computed by applying the statutory Federal income tax rate to earnings before taxes is attributable to the following:


                                                     Eight months
                                                        ended                Year ended
                                                   ------------------   --------------------

                                                      September 30,           January 31,
                                                   ------------------   --------------------

                                                          1996                    1995
                                                   ------------------   --------------------

Income tax provision at 34%                      $            66,000     $        1,261,000

State and local income taxes, net of Federal                  11,666
income effect                                                                       220,000
                                                   ------------------   --------------------
                                                 $            77,666     $        1,481,000
                                                   ==================   ====================

12.    EMPLOYMENT AGREEMENTS

              The Company has entered into an employment agreement with its President and Chief Operating Officer of the Company, through December 31, 1998. The agreement provides for a salary of $175,000 per annum commencing January 1, 1995, with annual increase of $25,000 per annum through the term of the agreement.

              The Company has also entered into an employment agreement with its Chairman of the Board and Chief Executive Officer of the Company, through December 31, 1998. The employment agreement provides for a salary of $100,000 per annum commencing January 1, 1994.

              The Company has also entered into an agreement with the President of ECT which extends through March 3, 1996. The employment agreement provides for an annual salary of $60,000 plus additional compensation based on the pre-tax earnings of ECT through the relevant period. In addition, the Company is obligated to pay such shareholders certain amounts pursuant to a non compete agreement signed in connection with the common stock repurchase described in Note 6.

13.    EMPLOYEE STOCK OPTIONS

              The Company has established the 1994 Stock Option Plan under which employees of the Company may receive incentive stock options for up to 500,000 shares of common stock. During May, 1994, 445,000 options were granted pursuant to the plan, exercisable at $4.00 per share for two years.


14.    MAJOR CUSTOMERS

              During the eight months ended September 30, 1996, one customer accounted for approximately 17.4% of consolidated revenues.

15.    SUBSEQUENT EVENT

              In December 1996 the Company commenced a private offering of its common shares in the form of units. The private placement calls for the sale of up to 150 units (but not less than 20 units) at a price of $25,000 per unit. The units will consist of a number of common shares and an equal number of warrants to purchase common shares. The number of shares (and warrants) is to be determined by dividing the purchase price per unit by 90% of the average closing bid price for the Company's common stock for the ten trading days immediately preceding the date of the closing of the offering.

16.    EIGHT MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)


              The following table sets forth the Company's unaudited summarized results of operations for the eight months ended September 30, 1995:

             Revenues                                  $7,929,036

             Gross profit                               5,252,879

             Selling, general and
             administrative                             2,405,375

             Income from operations                     2,847,504

             Income taxes                               1,090,953

             Net income                                $1,781,763

                        ERD WASTE CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                          March 31,           September 30,
                                                            1997                  1996
                                                            ----                  ----
                                                         (Unaudited)
                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                          $     211,478       $        61,725
  Restricted certificates of deposit                     1,207,282             1,655,363
  Accounts receivable, less allowance
    for doubtful accounts of $708,734
     and $1,042,833 respectively                        10,154,611            11,631,456
  Prepaid expenses and other current assets              1,862,750             1,991,860
  Inventory                                                272,764               335,595
  Deferred income taxes                                    750,000               750,000
                                                      ------------          ------------
              TOTAL CURRENT ASSETS                      14,458,885            16,425,999
                                                      ------------           -----------

PROPERTY, PLANT and EQUIPMENT, less accumulated
  depreciation of $840,109 and $458,902
  respectively                                           8,299,152             8,315,235
                                                       -----------          ------------

OTHER ASSETS:
  Goodwill, less accumulated amortization                9,642,078             9,800,045
  Covenants not to compete,
    less accumulated amortization                          186,665               214,665
  Deferred tax benefit, less current portion             7,291,208             7,052,069
                                                       -----------           -----------
                 TOTAL OTHER ASSETS                     17,119,951            17,066,779
                                                        ----------            ----------

                                                    $   39,877,988        $   41,808,013
                                                    ==============        ==============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                  $    6,349,437       $     8,863,276
  Accrued expenses and taxes payable                     3,900,536             5,197,162
  Current portion- notes payable                         3,185,264             2,046,885
                                                       -----------           -----------
           TOTAL CURRENT LIABILITIES                    13,435,237            16,107,323
                                                        ----------            ----------

LONG-TERM DEBT, less current portion                    14,159,164            14,255,499
                                                        ----------            ----------

OTHER LONG TERM PAYABLES                                 4,654,371             5,088,000
                                                       -----------           -----------

STOCKHOLDERS' EQUITY:
  Preferred stock, authorized 2,000,000
   shares, $.001 par value; none issued
   and outstanding                                              --                     --
  Common stock, authorized 15,000,000
    shares, $.001 par value;
    6,896,743 and 5,882,782 shares issued
    and outstanding, respectively                            6,897                 5,883
  Additional paid in capital                            12,186,269            10,556,550
  Retained earnings (deficit)                         ( 4,563,950)          ( 4,205,242)
                                                      ------------           -----------
             TOTAL STOCKHOLDERS' EQUITY                 7,629,216              6,357,191
                                                      ------------          ------------

                                                     $  39,877,988       $    41,808,013
                                                     =============       ===============


                       See notes to financial statements.

                        ERD WASTE CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                Six Months ended
                                                      March 31,
                                                1997         1996
                                                ----         ----
                                                   (Unaudited)
REVENUES:
     Net sales                              $16,671,256     $5,494,052

COST OF SALES                                10,413,588      1,919,645
                                           ------------    -----------

     GROSS PROFIT                             6,257,668      3,574,407
                                           ------------    -----------

OPERATING EXPENSES:
     Selling, general and
         administrative expenses              5,779,265      2,171,858
     Depreciation                               402,593        220,860
     Amortization                               236,984         46,662
                                           ------------    -----------
     TOTAL OTHER OPERATING EXPENSES           6,418,842      2,439,380
                                           ------------    -----------

INCOME (LOSS) FROM OPERATIONS                  (161,174)     1,135,027
                                           ------------    -----------

OTHER INCOME AND EXPENSES:
     Interest and dividend income                32,744         70,119
     Interest expense                          (574,045)       (67,524)
     Other, net                                 104,628         33,302
                                           ------------    -----------
     TOTAL OTHER INCOME AND EXPENSES           (436,673)        35,897
                                           ------------    -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES                           (597,847)     1,170,924

PROVISION FOR INCOME TAXES                     (239,139)       550,078
                                           ------------    -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS       (358,708)       620,846
                                           ------------    -----------

DISCONTINUED OPERATIONS:
     Income from operations,
        net of income taxes  of
        approximately $ -, and
        $124,850 respectively                        --        263,161
                                           ------------    -----------
     INCOME FROM
        DISCONTINUED OPERATIONS                      --        263,161
                                           ------------    -----------

NET INCOME (LOSS)                             $(358,708)      $884,007
                                           ============    ===========

INCOME (LOSS) PER SHARE:


     INCOME (LOSS) FROM
       CONTINUING OPERATIONS                      $0.06)         $0.10
                                           ============    ===========

     INCOME FROM
       DISCONTINUED OPERATIONS             $         --          $0.05
                                           ============    ===========

     NET INCOME (LOSS)
       PER COMMON SHARE                          $(0.06)         $0.15
                                           ============    ===========

     WEIGHTED AVERAGE
       NUMBER OF SHARES                       6,209,362      5,825,111
                                           ============    ===========


                       See notes to financial statements.

                        ERD WASTE CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                               Three Months ended
                                                    March 31,
                                              1997         1996
                                              ----         ----
                                                  (Unaudited)
REVENUES:
     Net sales                              $7,675,689     $2,200,534

COST OF SALES                                5,301,609      1,064,122
                                           -----------    -----------

     GROSS PROFIT                            2,374,080      1,136,412
                                           -----------    -----------

OPERATING EXPENSES:
     Selling, general and
         administrative expenses             2,650,931        658,820
     Depreciation                              210,932        110,430
     Amortization                              142,612         23,331
                                           -----------    -----------
     TOTAL OTHER OPERATING EXPENSES          3,004,475        792,581
                                           -----------    -----------

INCOME (LOSS) FROM OPERATIONS                 (630,395)       343,831
                                           -----------    -----------

OTHER INCOME AND EXPENSES:
     Interest and dividend income                9,899)        17,468
     Interest expense                         (259,618)       (33,762)
     Other, net                                 40,654         16,651
                                           -----------    -----------
     TOTAL OTHER INCOME AND EXPENSES          (209,065)           357
                                           -----------    -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES                          (839,460)       344,188

PROVISION FOR INCOME TAXES                    (335,784)       146,047
                                           -----------    -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS      (503,676)       198,141
                                           -----------    -----------

DISCONTINUED OPERATIONS:
     Income from operations,
        net of income taxes  of
        approximately $ -, and
        $124,850 respectively                       --         75,891
                                           -----------    -----------

     INCOME FROM
        DISCONTINUED OPERATIONS                     --         75,891
                                           -----------    -----------

NET INCOME (LOSS)                            $(503,676)      $274,132
                                           ===========    ===========

INCOME (LOSS) PER SHARE:


     INCOME (LOSS) FROM
       CONTINUING OPERATIONS                    $(0.08)         $0.03
                                           ===========    ===========

     INCOME FROM
       DISCONTINUED OPERATIONS             $        --          $0.01
                                           ===========    ===========

     NET INCOME (LOSS)
       PER COMMON SHARE                         $(0.08)         $0.04
                                           ===========    ===========

     WEIGHTED AVERAGE
       NUMBER OF SHARES                      6,537,957      5,832,782
                                           ===========    ===========


                       See notes to financial statements.

                        ERD WASTE CORP. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                             Retained
                                                       Common Stock             Paid in      Earnings
                                                   Shares         Amount        Capital      (Deficit)       Total
                                                   ------         ------        -------      ---------       -----
Balance - January 31, 1995                         3,837,500      $ 3,838       $169,266   $  749,308    $  922,412

         Common shares
         issued in connection
         with public offering                      2,250,000        2,250     12,110,730           --    12,112,970

         Reacquisition of
         common shares                              (300,000)        (300)    (2,018,600)    (131,100)   (2,150,000)

         Issuance of common
         shares in connection
         with the acquisition
         of EATS, Inc.                                45,282           45        226,365           --       226,410

         Net income                                       --           --             --    2,227,631     2,227,631
                                               -------------      -------      ---------    ---------     ---------

Balance - January 31, 1996                         5,832,782        5,833     10,487,751   12,845,839    13,339,423

         Issuance of common stock                     50,000           50         68,799           --        68,849

         Net loss                                         --           --            --    (7,051,081)   (7,051,081)
                                               -------------     --------     ---------    -----------   -----------

Balance - September 30, 1996                       5,882,782        5,883     10,556,550   (4,205,242)    6,357,191

Issuance of common stock                           1,013,961        1,014      1,629,719           --     1,630,733

         Net loss                                         --           --             --    (358,708)      (358,708)
                                               -------------       ------    -----------    ---------     ---------

Balance - March 31, 1997 (Unaudited):              6,896,743       $6,897    $12,186,269 $(4,563,950)    $7,629,216
                                               =============       ======    =========== ============    ==========


                       See notes to financial statements.

                                     ERD WASTE CORP. AND SUBSIDIARIES

                                   CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                             Six months ended
                                                                 March 31,
                                                         1997              1996
                                                         ----              ----
                                                                (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                  $(358,708)      $884,007
                                                      -----------    -----------
     Adjustments to  reconcile  net  income
                 (loss)  to  net  cash  provided
                  by operating activities:
     Depreciation                                         402,593        220,860
     Amortization                                         236,984         46,662
     Gain on sale of assets                                (8,058)            --
     Provision for deferred income tax                   (239,139)            --

     Changes in assets and liabilities
        (net of effects from purchase of ENSA):
     (Increase) decrease in
         accounts receivable                            1,476,845     (1,401,439)
     Decrease in inventory                                 62,831       (193,787)
     (Increase) decrease in
         prepaid expenses and
         other current assets                             129,110       (661,986)
     (Increase) decrease in other assets                       --         80,838
     Increase (decrease) in
         accounts payable and
         accrued expenses                              (3,861,482)     3,275,362
     Increase in income taxes payable                          --       (455,962)

                                                       (1,800,316)       910,548
                                                      -----------    -----------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES    (2,159,024)     1,794,555
                                                      -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                (476,452)    (1,157,500)
     Proceeds from sale of assets                          98,000             --
                                                      -----------    -----------
                                                          378,453     (1,157,500)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Notes payable                                        608,415     (3,420,786)
     Issuance of common stock                           1,630,733        295,214
     Decrease (increase) in
              restricted certificates
              of deposit                                  448,081      1,609,338

NET CASH PROVIDED BY FINANCING ACTIVITIES               2,687,229     (1,516,234)
                                                      -----------    -----------

NET INCREASE (DECREASE) IN CASH                           149,753       (879,179)

CASH, at beginning of period                               61,725      1,102,559
                                                      -----------    -----------

CASH, at end of period                                   $211,478       $223,380
                                                      ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
     Cash paid during the period for:
     Interest                                            $630,423        $67,524
                                                      ===========    ===========
     Income taxes paid                                $        --    $        --
                                                      ===========    ===========

                       See notes to financial statements.

                                 ERD WASTE CORP.
                                and subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


Note 1 - Basis of Presentation:

         In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position, results of operations, and cash flows for the periods presented. The results have been determined on the basis of generally accepted accounting principles and practices, applied consistently.

         The condensed consolidated financial statements should be read in conjunction with the Company's Annual Report on Form 10-KSB for the eight months ended September 30, 1996, which is incorporated herein by reference.

Note 2 - Acquisition of Environmental Services of America, Inc. ("ENSA")

         On May 5, 1996, ENSA Acquisition Corp. ("EAC"), a wholly owned subsidiary of the Company, acquired approximately 93% of ENSA's outstanding common stock through a tender offer whereby the shareholders of ENSA received $1.66 for each share owned. The Company intends to purchase the remaining outstanding shares of ENSA in a subsequent "mop up." The total cost of the acquisition is currently estimated at $10,000,000 which includes amounts paid to shareholders of ENSA and related legal and other professional costs incurred in completing the transaction. The transaction is accounted for as a purchase, and the financial results of ENSA are reported prospectively beginning in May, 1996.

         The net assets of ENSA at the time of acquisition, after adjustment for environmental, accounts receivable, legal, and other reserves were $1,102,949. The allocation of the purchase price and estimates of certain liabilities is subject to revision.

         Effective October 1, 1995, the Company acquired the assets and assumed certain liabilities of Environmental Absorption Technologies, Inc., a manufacturer of recyclable products used to absorb oil and petroleum spills. The acquisition was recorded as a purchase. The initial purchase price of approximately $592,000 was paid by the issuance of 45,282 shares of common stock, cash of $343,000, and the assumption of specified liabilities.

Note 3 - Loan From Principals and Affiliates

         During the six months ended March 31, 1997, the Company's Chairman and Chief Executive Officer loaned the Company $300,000. The advance is secured by a short term note bearing interest at 2% above the prime lending rate of the Company's commercial bank.

         In February 1997, the Company borrowed $500,000 from an affiliate of its Chairman and Chief Executive Officer. The loan is secured by a short term note bearing interest at 2% above the prime lending rate of the Company's commercial bank.

Note 4 - Private Offering of Stock

         In December 1996, the Company commenced a private offering of its common stock in the form of Units. The private placement calls for the sale of up to 150 Units (but not less than 20 Units) at a price of $25,000 per Unit. The Units consist of a number of common shares and an equal number of warrants to purchase common shares. The number of shares (and warrants) is to be determined by dividing the purchase price per Unit by 90% of the average closing bid price for the Company's common stock for the ten trading days immediately preceding the date of the closing of the offering. Through March 31, 1997, the Company has issued 813,961 shares of its common stock and received $1,269,492 in net proceeds from the private placement.

-------------------------------------------------------------------------------


     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES AS OF WHICH SUCH INFORMATION IS GIVEN.



                                 ERD WASTE CORP.




                                      UNITS
                                  COMMON STOCK
                                    WARRANTS
                                 PLACEMENT AGENT
                                    WARRANTS

                                   ----------
                                   PROSPECTUS
                                   ----------



                                 August __, 1997

                                   ----------

                               TABLE OF CONTENTS


                                                                            Page
Available Information.................................................       2
Incorporation of Certain Documents
     by Reference ....................................................       2
Prospectus Summary ...................................................       3
The Company ..........................................................       3
Risk Factors .........................................................       4
Selling Securityholders...............................................       9
Plan of Distribution..................................................      12
Price Range of Securities.............................................      13
Dividend Policy ......................................................      13
Capitalization .......................................................      14
Management's Discussion and Analysis of
     Financial Condition and Results of
     Operations ......................................................      15
Business .............................................................      21
Management ...........................................................      36
Certain Transactions..................................................      41
Principal Shareholders................................................      42
Description of Securities.............................................      44
Shares Eligible for Future Sale.......................................      45
Experts ..............................................................      45
Legal Matters ........................................................      46
Index to Financial Statements.........................................     F-1



-------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit.

         Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

         The Registrant's Certificate of Incorporation, filed as Exhibit 3.1 to this Registration Statement, provides indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Registrant estimates that expenses payable by the Registrant in connection with the offering described in this Registration Statement will be as follows:

                                                           Total*

      SEC registration fee ..............................  $   1,837.77
      Legal fees and expenses............................  $
      Miscellaneous......................................  $
                                                            ------------
           Total.........................................  $
                                                            ============

*    All expenses are estimated, except for registration and filing fees.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         The Company, through M.S. Farrell & Co., Inc. and Network 1 Financial Securities, Inc. (collectively, the "Placement Agents"), and pursuant a private placement memorandum dated December 20, 1996, offered Units to "accredited investors," as defined under Regulation D as promulgated under the Securities Act, such Units consisting of shares of the Company's Common Stock and accompanying warrants. The offering provided for shares priced at 90% of the average closing bid price of the Company's Common Stock for the ten day period immediately prior to the closing and warrants to purchase a like number of shares at a warrant exercise price of $2.25 per share, subject to certain adjustments. The Company sold $500,000 of such Units on December 31, 1996, $260,000 of such Units on January 29, 1997, $287,500 of such Units on February 18, 1997, $440,000 of such Units on March 25, 1997 and $577,000 of such Units on June 6, 1997, providing net proceeds of $1,756,155 to the Company after payment of a 10% fee and 3% non-accountable expense allowance and reimbursement of certain expenses to the Placement Agents.

ITEM 27.  EXHIBITS.

Exhibit
Number                          Description of Document
------                          ----------------------

2.1  Private Placement Memorandum dated December 20, 1996, as supplemented.

2.2 Amended and Restated Agreement and Plan of Merger between the Company, EAC and ENSA, incorporated by reference to Exhibit (C)(1) to the Schedule 14d-1 filed by the Company on April 4, 1996.

2.3 Loan Agreement with Chemical Bank, incorporated by reference to Exhibit 1 to the Form 8-K filed by the Company on April 17, 1996.

3.1 Certificate of Incorporation as amended, of the Company, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2 (Registration No. 33-76200).

3.2 By-laws of the Company incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2 (Registration No. 33-76200).

3.3 Certificate of Amendment of Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.3 to Amendment No. 3 to the Company's Registration Statement on Form SB-2 (Registration No. 33-76200).

4.1 Form of Underwriters Warrant, incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company's Registration Statement on Form SB-2 (Registration No. 33-76200).

4.2 1994 Stock Option Plan, incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form SB-2 (Registration No. 33-76200).

4.3 Form of Stock Certificate, incorporated by reference to Exhibit 4.3 to Amendment No. 3 to the Company's Registration Statement on Form SB-2 (Registration No. 33-76200).

4.4  Form of Unit Certificate.

4.5 Warrant Agreement dated December 31, 1996, as amended, between the Company and Continental Stock Transfer and Trust Company.

4.6  Form of Placement Agents' Unit Purchase Warrant.

4.7  Form of Subscription Agreement.

5.1  Opinion of Kramer, Levin, Naftalis & Frankel

10.1 Placement Agents' Agreement dated December 20, 1996, as amended, between the Company, Network 1 Financial Securities, Inc., and M.S. Farrell & Co., Inc.

11.1 Statement Regarding Computation of Earnings Per Share.

16.1 Letter from Philip L. Pascale, on change in certifying accountant, incorporated by reference to Exhibit 16.1 to the Amendment No. 1 to the Company's Registration Statement on Form SB-2 (Registration No. 33-76200).

21.1 Subsidiaries of the Registrant, incorporated by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-KSBA for the fiscal year ended September 30, 1996.

23.1 Consent of Feldman Radin & Co., P.C.

23.2 Consent of Kramer, Levin, Naftalis & Frankel (to be contained in the opinion to be filed as Exhibit 5.1 hereto).

24.1 Power of Attorney (included on signature page).

ITEM 28.  UNDERTAKINGS.

         (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii)To  include   any   additional   or  changed   material
                         information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned.

                                   ERD Waste Corp.


                                   By:/s/Joseph J. Wisneski
                                      --------------------------
                                      Joseph J. Wisneski
                                      President and Chief Operating Officer



         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

      Signature                   Title                           Date
      ---------                   -----                           ----

/s/ Joseph J. Wisneski
-----------------------      President and                August 5, 1997
Joseph J. Wisneski           Chief Operating Officer

/s/ Robert Rubin
------------------           Chairman, Director and       August 5, 1997
Robert Rubin                 Chief Executive Officer

/s/ James Triaca             Chief Financial Officer      August 5, 1997
------------------
James Triaca


/s/ Joseph T. Jacobsen       Director                     August 5, 1997
----------------------
Joseph T. Jacobsen

/s/ Carl Frischling          Director                     August 5, 1997
----------------------
Carl Frischling

                                INDEX TO EXHIBITS

Exhibit
Number                          Description of Document                                 Sequential
------                          ----------------------                                     Page
                                                                                          Number
2.1   Private Placement Memorandum dated December 20, 1996, as supplemented.

2.2 Amended and Restated Agreement and Plan of Merger between the Company, EAC and ENSA, incorporated by reference to Exhibit (C)(1) to the Schedule 14d-1 filed by the Company on April 4, 1996.

2.3 Loan Agreement with Chemical Bank, incorporated by reference to Exhibit 1 to the Form 8-K filed by the Company on April 17, 1996.

3.1 Certificate of Incorporation as amended, of the Company, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form
      SB-2 (Registration No. 33-76200).

3.2 By-laws of the Company incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2 (Registration No. 33-76200).

3.3 Certificate of Amendment of Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.3 to Amendment No. 3 to the Company's Registration Statement on Form SB-2 (Registration No. 33-76200).

4.1 Form of Underwriters Warrant, incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company's Registration Statement on Form SB-2
      (Registration No. 33-76200).

4.2   1994 Stock  Option  Plan,  incorporated  by reference to Exhibit 4.2 to the
      Company's Registration Statement on Form SB-2 (Registration No. 33-76200).

4.3 Form of Stock Certificate, incorporated by reference to Exhibit 4.3 to Amendment No. 3 to the Company's Registration Statement on Form SB-2
      (Registration No. 33-76200).

4.4   Form of Unit Certificate.

4.5 Warrant Agreement dated December 31, 1996, as amended, between the Company and Continental Stock Transfer and Trust Company.

4.6   Form of Placement Agents' Unit Purchase Warrant.

4.7   Form of Subscription Agreement.

5.1   Opinion of Kramer, Levin, Naftalis & Frankel

10.1 Placement Agents' Agreement dated December 20, 1996, as amended, between the Company, Network 1 Financial Securities, Inc., and M.S. Farrell & Co.,
      Inc.

11.1  Statement Regarding Computation of Earnings Per Share.




16.1 Letter from Philip L. Pascale, on change in certifying accountant, incorporated by reference to Exhibit 16.1 to the Amendment No. 1 to the Company's Registration Statement on Form SB-2 (Registration No. 33-76200).

21.1 Subsidiaries of the Registrant, incorporated by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-KSBA for the fiscal year ended
      September 30, 1996.

23.1  Consent of Feldman Radin & Co., P.C.

23.2 Consent of Kramer, Levin, Naftalis & Frankel (to be contained in the opinion to be filed as Exhibit 5.1 hereto).

24.1  Power of Attorney (included on signature page).

                                   EXHIBIT 2.1

                                FIFTH SUPPLEMENT
                                       TO
                          PRIVATE PLACEMENT MEMORANDUM

                                 ERD WASTE CORP.
                      20 Units Minimum -- 150 Units Maximum
                                  May 29, 1997


         The Private Placement Memorandum (the "Memorandum") dated December 20, 1996 of ERD Waste Corp. (the "Company"), relating to the private placement of units of the Company consisting of shares of common stock and common stock purchase warrants, as amended by a supplement dated January 16, 1997, a second supplement dated February 28, 1997, a third supplement dated March 12, 1997, and an amended and restated fourth supplement dated May 9, 1997, is hereby further supplemented by this fifth supplement (the "Supplement") as follows (capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Memorandum):

         1. The Placement Agents have agreed to extend the Offering to June 13, 1997. For the purposes of the Memorandum, all references to the "Termination Date" shall mean June 13, 1997.

         2. In April 1997, options for 20,000 shares of Capital Stock were granted to Steve Kellogg, manager of the South Bend, Indiana facility and options for 10,000 shares of Capital Stock were granted to Jerry Washo, manager of the Scott City, Missouri facility by the Board of Directors.

         3. The Company did not timely file its Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996 or its Quarterly Report on Form 10-QSB for the period ended December 31, 1996. The Company filed these reports on February 14, 1997, and February 21, 1997, respectively. The Company did not timely file its Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997. The Company filed this report on May 21, 1997. Under SEC regulations, registration statements may not be filed on Form S-3 for twelve months after any such untimely filing. This could result in delays, increased costs to the Company for registering certain securities, including the Units and the securities underlying the Units, and an increased possibility that the effectiveness of any such registration statement may lapse.

         4. The Company's consolidated Financial Statements for the quarter ended March 31, 1997 included in its Quarterly Report on Form 10-QSB reflect an increase of approximately $5,500,000 in revenues for the quarter ended March 31, 1997 as compared to March 31, 1996, while increases in costs and decreases in gross margin resulted in a decrease in net income from continuing operations of approximately $700,000 for the same comparative period. The balance sheet for the quarter ended March 31, 1997 reveals a breach of certain covenants with Chase Manhattan Bank (the "Bank") in connection with its loan to the Company. The Bank agreed to a waiver of such breaches on May 28, 1997. A copy of the Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997 is attached hereto as Exhibit A, and prospective investors are urged to review carefully the Financial Statements, including Notes thereto, included in the Form 10-QSB.

         5. Pursuant to the anti-dilution provisions in the Representative's Warrants, the issuance of the Common Stock and Warrants comprising the Units will result in a decrease of the Exercise Price per share and an increase of the number of shares of Common Stock issuable on exercise of the Representative's Warrants.

         6. By amended statement of claims dated May 27, 1997 Jon Colin seeks an award of $525,000 plus interest as compensatory damages for the alleged breach of the stock option agreement (in addition to the $675,000 sought for the alleged breach of the employment agreement). Mr. Colin also seeks an award of costs and attorney's fees but is no longer seeking punitive damages.


         Please acknowledge your receipt of the Memorandum as supplemented by all five supplements by signing where indicating below and returning the signed copy of this Supplement to the Placement Agents.



Receipt confirmed:



____________________________

                                    Exhibit A

The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997 is hereby incorporated by reference.

                     AMENDED AND RESTATED FOURTH SUPPLEMENT
                                       TO
                          PRIVATE PLACEMENT MEMORANDUM

                                 ERD WASTE CORP.
                      20 Units Minimum -- 150 Units Maximum
                                   May 9, 1997


         The Private Placement Memorandum (the "Memorandum") dated December 20, 1996 of ERD Waste Corp. (the "Company"), relating to the private placement of units of the Company consisting of shares of common stock and common stock purchase warrants, as amended by a supplement dated January 16, 1997, a second supplement dated February 28, 1997, and a third supplement dated March 12, 1997, is hereby further supplemented by this amended and restated fourth supplement (the "Supplement") as follows (capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Memorandum):

         1. The Placement Agents have agreed to extend the Offering to May 19, 1997. For the purposes of the Memorandum, all references to the "Termination Date" shall mean May 19, 1997.

         2. On May 9, 1997, the Board of Directors agreed to amend the terms of the Memorandum to provide that the Exercise Price of all Warrants heretofore or hereafter sold as part of the Units offered pursuant to the Memorandum shall be changed from $3.50 to $2.25 per share. All other terms of the Memorandum remain unchanged.

         3. On April 10, 1997, the Company entered into a Consent Order with the Attorney General of the State of New York and the New York State Department of Environmental Conservation. The Order provides that the Company will permanently cease operation of its Long Beach, New York facility both as an incinerator and a solid waste transfer station, effective April 10, 1997. The Consent Order also defines the obligations of the Company with respect to the closure of the site pursuant to its permit, the cost of which the Company does not anticipate at this time to be material. Upon completion and approval of the implementation of the closure plan provided for in the Consent Order, the Company will receive a Release and Covenant Not to Sue by the State for any investigation or remediation of site conditions addressed by the closure plan.

         The Company previously reported a write-down of the value of the Long Beach facility assets and recorded a net loss of $7,167,998 in its fiscal year ended September 30, 1996. The sales and net income before taxes of the Long
Beach facility represented approximately 13% and 23%, respectively, of the Company's total sales and net income before taxes for the quarter ended July 31, 1996.

         The Consent Order does not resolve the claims between the Company and the City of Long Beach, including all claims arising under the Disposal Agreement and the leases relating to the facility. See also "Legal Proceedings" in the Memorandum.

         4. In March 1997, the Board of Directors approved the issuance of 100,000 shares of Common Stock to American United Global, Inc., in partial consideration for its posting of a letter of credit in the amount of $4.4 million to secure a loan in that amount to the Company by Chase Manhattan Bank and for the extension of the term of that letter of credit for an additional year until May 1998. See also "Certain Transactions" in the Memorandum.

         5. On April 16, 1997, NASDAQ notified the Company that its request for continued listing on NASDAQ/NMS was denied. The Company filed an application to have the listing of its securities transferred to The NASDAQ SmallCap market, which application was accepted on May 7, 1997. Effective May 9, 1997, the Company's securities will be listed on the NASDAQ SmallCap Market.

         Please acknowledge your receipt of the Memorandum as supplemented by all four supplements by signing where indicating below and returning the signed copy of this Supplement to the Placement Agents.



Receipt confirmed:



_________________________

                THIRD SUPPLEMENT TO PRIVATE PLACEMENT MEMORANDUM
                                 ERD WASTE CORP.
                      20 Units Minimum -- 150 Units Maximum
                                 March 12, 1997


         The Private Placement Memorandum (the "Memorandum") dated December 20, 1996 of ERD Waste Corp. (the "Company"), relating to the private placement of units of the Company consisting of shares of common stock and common stock purchase warrants, as amended by a supplement dated January 16, 1997, and a second supplement dated February 28, 1997, is hereby further supplemented by this third supplement (the "Supplement") as follows (capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Memorandum):

         1. The Placement Agents have agreed to extend the Offering to March 28, 1997. For the purposes of the Memorandum, all references to the "Termination Date" shall mean March 28, 1997.

         2. The following paragraph is added to the "Risk Factors" section of the Memorandum:

               NASDAQ NATIONAL MARKET LISTING. By letter dated February 27, 1997, Nasdaq advised the Company that the value of the Company's net tangible assets (total assets minus liabilities and goodwill) falls below the requirement for continued listing on the Nasdaq National Market. The required value of net tangible assets is at least $1 million. As reported in the Company's Form 10-QSB for the period ended December 31, 1996, the total assets of the Company were $40,497,648, the total liabilities were $33,214,626 and goodwill was valued at $9,705,673, leading to Nasdaq's calculation that the Company's net tangible assets are ($2,422,651). The Company has been requested to respond by March 21, 1997, with a proposal for achieving compliance with Nasdaq's listing standards. Based on the Company submission, Nasdaq may decide to a) allow the Company to work on a fixed time schedule to achieve compliance, b) remove the Company from the Nasdaq National Market and allow the Company to list on the Nasdaq
               Small-Cap Market, or c) delist the Company from both Nasdaq Markets. The Company intends to respond promptly to this request and hopes to be able to continue to meet the Nasdaq National Market listing standards. There is no assurance, however, that the Company will be able to maintain its Nasdaq National Market listing. Delisting from the Nasdaq National Market would have an adverse effect on the liquidity of the Company's Common Stock, particularly if the Company is unable to obtain listing on the Nasdaq Small-Cap Market.

         3. By Order dated March 3, 1997, PJV Transport Inc. obtained an Order of Attachment of the assets of Long Beach Recycling and Recovery, Inc., ERD Management Corp. and Environmental Waste Incineration, Inc., to secure the judgment it obtained against

Long Beach Recycling and Recovery, Inc., in the amount of $214,052.15. Specifically included in the attachment are all monies payable to the Company from the City of Long Beach and Long Island Lighting Company. The Company intends to appeal this Order. There can be no assurance, however, that the Company will be successful in appealing the Order and the Company could be adversely affected as a result of having to pay the judgment.

         4. By Order dated February 18, 1997, and received on March 4, 1997, the Company's motion for a permanent stay of the arbitration demanded by Jon Colin for the claim set forth in the "Legal Proceedings" section of the Memorandum was denied. The Company intends to appeal the denial of this motion. There can be no assurance that the Company will be successful in its appeal and the Company could be adversely affected as a result of having to pay damages to Mr. Colin.

         5. Regarding the last sentence of Exhibit M, an attachment to the Second Supplement to the Memorandum, at this time, it does not appear that Horiba continues to be amenable to the proposed twelve month payment schedule.

         6. On March 12, 1997, the Company was served with a complaint by Pirro, Collier, Cohen & Halpern, a law firm that had previously represented the Company, alleging that it is owed $311,486.95 for services rendered. Since this claim was received on the date of this Supplement, no determination as yet been made regarding the Company's response to this claim. There can be no assurance that the Company will be successful on the merits of this claim.

         Please acknowledge your receipt of the Memorandum as supplemented by all three supplements by signing where indicating below and returning the signed copy of this supplement to the Placement Agents.


Receipt confirmed:


_________________________

                SECOND SUPPLEMENT TO PRIVATE PLACEMENT MEMORANDUM
                                 ERD WASTE CORP.
                      20 Units Minimum -- 150 Units Maximum
                                February 28, 1997


         The Private Placement Memorandum dated December 20, 1996 of ERD Waste Corp. (the "Company"), relating to the private placement of units of the Company consisting of shares of common stock and common stock purchase warrants, as amended by a supplement dated January 16, 1997 (the "Memorandum"), is hereby further supplemented by this second supplement (the "Supplement") as follows:

         1. The Placement Agents have agreed to extend the Offering to March 15, 1997. For the purposes of the Memorandum, all references to the "Termination Date" shall mean March 15, 1997.

         2. Attached as a part of this Supplement and to be considered a part of the Memorandum as Exhibit K is the Company's Annual Report on Form 10-KSB-A for the fiscal year ended September 30, 1996.

         3. Attached as a part of this Supplement and to be considered a part of the Memorandum as Exhibit L is the Company's Quarterly Report on Form 10-QSB for the period ended December 31, 1996.

         4. Attached as a part of this Supplement and to be considered a part of the Memorandum as Exhibit M is a disclosure statement made by the Company to augment the information contained in the Memorandum and other attachments to this Supplement.

         5. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Memorandum.

                                    Exhibit K

The Company's Annual Report on Form 10-KSB-A for the fiscal year ended September 30, 1996 is hereby incorporated by reference.

                                    Exhibit L

The Company's Quarterly Report on Form 10-QSB for the period ended December 31, 1996 is hereby incorporated by reference.

                                    Exhibit M

Ref:  Supplement dated February 28, 1997

         ERD has recently been advised by the NYSDEC that it will not authorize the operation of a transfer station at the Long Beach Facility pursuant to a consent order. The NYSDEC has expressed the position that it is not bound by any agreement to allow for the operation of a transfer station under a consent order, although it does not assert the position that incinerator operations must cease as of March 31, 1997.

         Effective February 28, 1997, the City of Long Beach has terminated its "standstill" agreement with ERD relating to its allegation of defaults under the Disposal Agreement dated May 13, 1992 and the leases of the facility dated November 16, 1984 and May 13, 1992. The City of Long Beach has further indicated that does not view the operation of a transfer station at the incinerator site as "either an acceptable or realistic alternative". The City has stated that it does not believe that continued settlement discussions that involve any compensation to ERD for the value of a transfer station at the site would be productive.

         Horiba Instruments, Inc. has asserted a claim against the Company in the amount of $267,769.24 for the sale and servicing of air monitoring equipment and other related services rendered to Environmental Services of America from 1993 to 1995. While the parties had tentatively agreed upon a twelve month payment schedule, a dispute has arisen as to certain credits to which the Company may be entitled. If this dispute cannot be satisfactorily resolved, there is no assurance that Horiba will continue to be amenable to the proposed twelve month schedule.

                   SUPPLEMENT TO PRIVATE PLACEMENT MEMORANDUM
                                 ERD WASTE CORP.
                      20 Units Minimum -- 150 Units Maximum
                                January 16, 1997

         The Private Placement Memorandum dated December 20, 1996 of ERD Waste Corp. (the "Company"), relating to the private placement of units of the Company consisting of shares of common stock and common stock purchase warrants, is hereby supplemented by the following:

         1. On January 2, 1997, the City of Long Beach served Notices of Default under the Company's contract with the Long Beach Recycling & Recovery Corp. dated May 13, 1992 (the "Disposal Agreement") as well as leases of the facility premises dated May 13, 1992 and November 16, 1984. The Notices of Default seek to terminate each of these agreements. Counsel for the Company and the City of Long Beach have agreed to a three-week "standstill" during which the time for cure of the alleged defaults and the initiation of litigation will be suspended pending settlement discussions between the parties. There is no assurance that the parties can achieve a mutually acceptable settlement or that the Company can successfully prevent the termination of the Disposal Agreement and the leases of the facility premises by the City of Long Beach. See also "RISK FACTORS -- Contract with the City of Long Beach" in the Memorandum.

         2. The escrow agent for the Offering is Kramer, Levin, Naftalis & Frankel. counsel to the Company, rather than American Stock Transfer & Trust Company.

         3. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Memorandum.

         Please acknowledge your receipt of this supplement by signing where indicating below and returning the signed copy of this supplement to the Placement Agents.


Receipt confirmed:


_______________________

                                                     OFFEREE: _________________

                                                     MEMORANDUM NO.: __________








                                 ERD WASTE CORP.

                      20 UNITS MINIMUM -- 150 UNITS MAXIMUM


                              --------------------

                                 PURCHASE PRICE
                                $25,000 PER UNIT
                               -------------------



                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM
                             DATED DECEMBER 20, 1996











NETWORK 1 FINANCIAL                                  M.S. FARRELL & CO., INC.
SECURITIES, INC.

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM


                                 ERD WASTE CORP.

                      20 UNITS MINIMUM -- 150 UNITS MAXIMUM



                                 PURCHASE PRICE
                                $25,000 PER UNIT



         ERD Waste Corp., a Delaware corporation (the "Company"), hereby offers (the "Offering") units each consisting of a number of shares of common stock, par value $.001 per share (the "Common Stock"), of the Company and the same number of warrants (each a "Warrant" and collectively, the "Warrants") each to purchase one share of Common Stock of the Company (collectively, the "Warrant Shares"), determined by dividing the purchase price per Unit of $25,000 (the "Offering Price") by 90% of the average closing bid price for the Common Stock for the 10 trading days immediately preceding the date of the closing (the "Closing Date") of the Offering (the "Average Closing Bid Price") If there shall be more than one closing date, the Average Closing Bid Price shall be determined separately for each such closing date. The Common Stock and Warrants will not be detachable or separately transferable until 365 days from the date hereof or such earlier date as Network 1 Financial Securities, Inc. and M.S. Farrell & Co., Inc. (the "Placement Agents") in their sole discretion may determine (the "Separation Date").

         Based on an average closing bid price for the Common Stock for the 10 trading days ending December 19, 1996, of $2.35625 per share, each of the Units offered hereby would consist of approximately 11,789 shares of Common Stock and the same number of Warrants each to purchase one share of Common Stock. The number of shares included in a Unit, as set forth above, is herein sometimes referred to as the "Assumed Shares" and the purchase price based on this calculation ($2.120625 per share) is sometimes referred to as the "Assumed
Purchase Price." The actual number of shares of Common Stock and Warrants included in the Units will be determined on each Closing Date based on the actual Average Closing Bid Price for such Closing Date to reflect a purchase price per share of Common Stock equal to 90% of such Average Closing Bid Price.

         The Units are being offered on a "best efforts, 20 Units minimum-or-150 Units maximum" basis by the Company through the Placement Agents. Except with the consent of the Placement Agents, no investor may purchase less than one Unit. Each Unit will be offered at a purchase price equal to $25,000.

         Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price per share (the "Exercise Price" ) equal to $3.50 per share for the Common Stock, subject to adjustment upon the occurrence of certain events. The Warrants are subject to redemption by the Company, upon 30 days' written notice, at a price of $0.10 per Warrant, provided the closing bid price for the Common Stock has been at least $6.00 for the 10 trading day period ending on the fifteenth day prior to the date on which notice of redemption is given. On December 19, 1996, the closing bid price of the Common Stock on the Nasdaq/NSM (defined below) was $2.125. The Warrants are exercisable at any time after the Separation Date and expire on January 31, 2002. The Company has agreed to register the Units, the Warrants, the shares of Common
Stock and the shares of Common Stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the "Act").

         This Offering is being made only to "accredited investors," as defined under Regulation D as promulgated under the Act, will commence on the date of this Confidential Private Placement Memorandum (the "Memorandum") and will terminate on January 31, 1997, unless extended by the Placement Agents to a date not later than February 28, 1997 (the "Termination Date"). If subscriptions for 20 Units offered hereby are not accepted by the Company before the termination of this Offering, all subscription payments will be promptly returned to the subscriber without interest or deduction. The initial closing pursuant to the Offering (the "First Closing") will occur upon acceptance by the Company of a minimum of 20 Units (the "Minimum Offering"), and each subsequent closing will occur, as necessary, with the Company's acceptance of additional Units pursuant to the Offering (each, a "Closing", and together, the "Closings"). Affiliates of the Company and the Placement Agents may participate in the Offering. Until the First Closing and from time to time until each subsequent Closing when the funds are released, all subscription payments will be held in a non-interest bearing special account established by the Placement Agents at American Stock Transfer & Trust Company (the "Special Account").

         A PURCHASE OF UNITS INVOLVES A HIGH DEGREE OF RISK AND, CONSEQUENTLY, IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL MEANS WHO HAVE NO NEED FOR LIQUIDITY, WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT, AND WHO UNDERSTAND, OR HAVE BEEN ADVISED AS TO, THE LONG-TERM NATURE AND RISK FACTORS ASSOCIATED WITH THIS INVESTMENT. SEE "RISK FACTORS" AND "SUITABILITY AND SUBSCRIPTION PROCEDURE."

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT OR UNDER THE SECURITIES LAWS OF ANY STATE, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THERE WILL BE NO MARKET FOR THE SECURITIES OFFERED HEREBY. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

=========================================================================================================================
                                                      OFFERING                  Sales                 Proceeds to
                                                       PRICE                Commissions(1)             Company(2)
-------------------------------------------------------------------------------------------------------------------------
Per Unit....................................     $         25,000         $          2,500         $         22,500
-------------------------------------------------------------------------------------------------------------------------
Total Minimum (20 Units)....................     $        500,000         $         50,000         $        450,000
-------------------------------------------------------------------------------------------------------------------------
Total Maximum (150 Units)...................     $      3,750,000         $        375,000         $      3,375,000
=========================================================================================================================



--------------------
(1) The Company has agreed to pay the Placement Agents sales commissions equal to 10% of the gross proceeds received from the sale of Units to persons introduced to the Company by the Placement Agents. Does not include (a) a 3% non-accountable expense allowance payable to the Placement Agents, (b) warrants granted to the Placement Agents to purchase 10% of the aggregate number of Units sold in connection with this Offering (the "Placement Agents' Warrants") and (c) reimbursement of certain reasonable expenses incurred by the Placement Agents in connection with the sale of the Units. The Company has also agreed to indemnify the Placement Agents against certain civil liabilities, including liabilities under the federal securities laws. See "Plan of Placement of the Units."

(2) Before deducting expenses (including reimbursable expenses and the 3% non-accountable expense allowance payable to the Placement Agents) estimated at approximately $162,500 which are payable by the Company (assuming the sale of the maximum number of Units).

         The Company will make available to each offeree and his representatives, prior to the sale of the Units offered hereby, the opportunity to ask questions of the Company or persons acting on its behalf about the Company's business. The Company also will obtain and make available any additional information (to the extent the Company possesses the information or can acquire it without unreasonable effort or expense) requested to verify the accuracy of the information in this Memorandum or otherwise provided or made available prior to the sale of the Units, and any additional information that an offeree or his representatives might reasonably request to make a decision as to the purchase of the Units. Representatives of the Company will be available to each prospective purchaser of the Units during normal business hours to respond to questions concerning the terms and conditions of the Offering. Investors and their representatives are encouraged to communicate directly with:

           Damon Testaverde                          Martin F. Schacker
 Network 1 Financial Securities, Inc.             M.S. Farrell & Co., Inc.
        The Galleria Building 2                        67 Wall Street
            2 Bridge Avenue                       New York, New York  10005
      Red Bank, New Jersey  07701                      (212) 495-5140
            (908) 758-9001

                                       OR

                               Kathleen P. LeFevre
                                 ERD Waste Corp.
                      937 East Hazelwood Avenue, Building 2
                            Rahway, New Jersey 07065
                                 (908) 381-9229

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE ACT OR THE SECURITIES LAWS OF ANY STATE. THIS OFFER AND SALE OF SECURITIES IS INTENDED TO BE EXEMPT FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") UNDER SECTION 4(2) OF THE ACT AND UNDER REGULATION D THEREUNDER AS WELL AS EXEMPTIVE PROVISIONS OF THE SECURITIES LAWS OF STATES IN WHICH THE OFFERING IS BEING MADE. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THE SECURITIES, IN ANY JURISDICTION WHERE SOLICITATION OR SALE WOULD BE PROHIBITED BY LAW PRIOR TO REGISTRATION, QUALIFICATION OR THE TAKING OF ANY OTHER ACTION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION UNTIL SUCH ACTIONS HAVE BEEN TAKEN.

         SINCE THE OFFERING AND SALE OF THE UNITS OFFERED HEREBY IS BEING MADE SOLELY TO "ACCREDITED INVESTORS," AS THAT TERM IS DEFINED UNDER REGULATION D UNDER THE ACT, WHO THE COMPANY EXPECTS WILL CONDUCT THEIR OWN DUE DILIGENCE, THIS MEMORANDUM CONTAINS ONLY SELECTED INFORMATION BELIEVED TO BE OF INTEREST TO INVESTORS. IT DOES NOT PURPORT TO INCLUDE ALL INFORMATION THAT MIGHT BE REQUIRED IN A PROSPECTUS OR REGISTRATION STATEMENT USED IN A PUBLIC OFFERING REGISTERED WITH THE COMMISSION, OR TO INCLUDE ALL INFORMATION THAT MIGHT BE PRESENTED IN A MEMORANDUM DESIGNED TO SATISFY THE REQUIREMENTS FOR A PRIVATE PLACEMENT TO NON-ACCREDITED INVESTORS. INVESTORS SHOULD MAKE THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

         NO PERSONS OTHER THAN THE COMPANY HAVE BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE ANY ADDITIONAL INFORMATION ABOUT THE SECURITIES OFFERED HEREBY. NO INFORMATION OR REPRESENTATION SHOULD BE RELIED UPON BY ANY PROSPECTIVE INVESTOR OR HIS INVESTMENT ADVISORS OTHER THAN AS SET FORTH IN THIS MEMORANDUM OR AS PROVIDED IN WRITING BY THE COMPANY.

         THE INFORMATION CONTAINED IN THIS MEMORANDUM HAS BEEN FURNISHED BY THE COMPANY AND OTHER SOURCES BELIEVED BY THE COMPANY TO BE RELIABLE. THE PLACEMENT AGENTS HAVE NOT MADE ANY INDEPENDENT INVESTIGATION OF SUCH INFORMATION AND MAKES NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF ANY SUCH INFORMATION. THIS MEMORANDUM CONTAINS SUMMARIES, BELIEVED TO BE ACCURATE, OF CERTAIN TERMS OF CERTAIN DOCUMENTS, BUT REFERENCE IS MADE TO THE ACTUAL DOCUMENTS, COPIES OF WHICH WILL EITHER BE MADE AVAILABLE UPON REQUEST OR ARE ATTACHED HERETO OR TO THE COMPANY'S FILINGS WITH THE

COMMISSION AS EXHIBITS, FOR THE COMPLETE INFORMATION CONTAINED THEREIN. ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY THIS REFERENCE.

         ALL OF THE INFORMATION PROVIDED HEREIN CONCERNING THE COMPANY HAS BEEN FURNISHED BY THE COMPANY, INCLUDING ALL FINANCIAL STATEMENTS AND PROJECTIONS. THE FINANCIAL STATEMENTS AND ANY PROJECTIONS HAVE BEEN PROVIDED TO ASSIST IN AN EVALUATION OF THE SECURITIES OFFERED HEREBY BUT ARE NOT TO BE RELIED UPON AS ANY REPRESENTATION WITH RESPECT TO FUTURE RESULTS TO BE OBTAINED BY THE COMPANY.

         ANY STATEMENTS THAT ARE MADE BY THE COMPANY AND ITS REPRESENTATIVES IN THIS MEMORANDUM THAT RELATE TO THE COMPANY'S FUTURE PERFORMANCE, INCLUDING WITHOUT LIMITATION, STATEMENTS WITH RESPECT TO THE COMPANY'S ANTICIPATED RESULTS FOR THE QUARTER ENDING DECEMBER 31, 1996, OR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997, SHALL BE DEEMED FORWARD-LOOKING STATEMENTS WITHIN THE SAFE HARBOR PROVISION OF THE PRIVATE SECURITIES LITIGATIONS REFORM ACT OF 1995, SINCE A NUMBER OF IMPORTANT FACTORS AFFECTING THE COMPANY'S BUSINESS AND FINANCIAL RESULTS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN THE FORWARD-LOOKING STATEMENTS. THOSE FACTORS INCLUDE SUCH FACTORS AS ARE SET FORTH IN THIS MEMORANDUM AS WELL AS OTHER CIRCUMSTANCES EITHER BEYOND THE COMPANY'S CONTROL OR NOT FORESEEABLE AT THIS TIME.

         THIS MEMORANDUM AND THE INFORMATION CONTAINED HEREIN ARE CONFIDENTIAL AND ARE INTENDED ONLY FOR THE USE OF QUALIFIED PERSONS AND THEIR AUTHORIZED REPRESENTATIVES AND ADVISORS TO WHOM THIS MEMORANDUM IS DISTRIBUTED BY THE COMPANY. ANY REPRODUCTION OR DISTRIBUTION OF THIS MEMORANDUM IN WHOLE OR IN PART, OR DIVULGENCE OF ANY OF ITS CONTENTS, OTHER THAN TO PROSPECTIVE INVESTORS AND THEIR PURCHASER REPRESENTATIVES OR PROFESSIONAL ADVISORS, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR ITS AGENTS, IS PROHIBITED.

         THE CONTENTS OF THIS MEMORANDUM SHOULD NOT BE CONSTRUED BY PROSPECTIVE INVESTORS AS LEGAL OR TAX ADVICE, AND NO REPRESENTATIONS OR WARRANTIES OF ANY KIND ARE INTENDED OR SHOULD BE INFERRED REGARDING THE ECONOMIC RETURN OR THE TAX CONSEQUENCES TO INVESTORS WHO ACQUIRE THE UNITS. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN ATTORNEYS, ACCOUNTANTS AND FINANCIAL ADVISORS ABOUT THE LEGAL AND TAX CONSEQUENCES AND THE FINANCIAL RISKS AND MERITS OF AN INVESTMENT IN THE UNITS.

         THE COMPANY RESERVES THE RIGHT TO REJECT OR REDUCE THE SUBSCRIPTION OF ANY PROSPECTIVE INVESTOR EVEN IF SUCH INVESTOR SATISFIES ALL SUITABILITY STANDARDS DISCUSSED IN THIS MEMORANDUM. IF THE PROSPECTIVE INVESTOR RECEIVING THIS MEMORANDUM DOES NOT SUBMIT AN OFFER TO PURCHASE, OR IF SUCH OFFER IS SUBMITTED BUT NOT ACCEPTED BY THE COMPANY, THE PROSPECTIVE INVESTOR AGREES TO RETURN PROMPTLY THIS MEMORANDUM AND ALL ENCLOSED DOCUMENTS. THE COMPANY WILL RETURN, WITHOUT INTEREST, FUNDS REPRESENTING ANY REJECTED OR REDUCED SUBSCRIPTIONS.

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                                TABLE OF CONTENTS


                                                                                                         Page No.
                                                                                                         --------
Summary.........................................................................................................1
Risk Factors....................................................................................................5
Use of Proceeds................................................................................................11
Price Range of Securities..................................................................................... 12
Dividend Policy................................................................................................12
Dilution.......................................................................................................13
Capitalization.................................................................................................15
Financial Statements...........................................................................................15
Management's Discussion and Analysis of Financial Condition
  and Results of Operations....................................................................................16
Business.......................................................................................................17
Environmental Compliance.......................................................................................17
Recent Developments............................................................................................21
Legal Proceedings..............................................................................................24
Management.....................................................................................................26
Security Ownership of Certain Beneficial Owners and Management.................................................27
Certain Transactions...........................................................................................29
Description of Securities......................................................................................29
Plan of Placement of the Units.................................................................................31
Suitability and Subscription Procedure.........................................................................32
Experts........................................................................................................33

                                   INDEX TO EXHIBITS INCLUDED WITH MEMORANDUM

         This Memorandum is summary in nature, does not purport to be a full and complete statement of the business, affairs and financial condition of the Company and should be read in conjunction with the following documents of the Company, several of which have been filed with the Commission and all of which are attached hereto as exhibits.

                                                                                                         Exhibits
                                                                                                         --------

Form of Subscription Agreement..................................................................................A
Form of Registration Rights Agreement...........................................................................B
Form of Warrant Agreement.......................................................................................C
ERD's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1996 ..................................D
ENSA's Annual Report on Form 10-K for the fiscal year ended December 31, 1995...................................E
ERD's Quarterly Report on Form 10-QSB for the period ended July 31, 1996........................................F
ERD's Current Report on Form 8-K, as filed with the Commission on November 14, 1996.............................G
ERD's Current Report on Form 8-K, as filed with the Commission on May 6, 1996, including all amendments thereto..............................................................................H
ERD's Current Report on Form 8-K, as filed with the Commission on April 17, 1996, attaching the Loan Agreement, dated March 29, 1996 as an exhibit thereto......................................I
ERD's Prospectus dated May 17, 1995 ............................................................................J


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended, and in accordance therewith files periodic reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information can be inspected and copied at the Commission's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549. Such materials may also be accessed electronically by means of the Commission's site on the World Wide Web at http://www.sec.gov.

         The Company will provide without charge to any person to whom this Memorandum is delivered, upon the written or oral request of such person, a copy of any or all of the documents filed by the Company with the Commission and not included as an exhibit hereto. Requests for such copies should be directed to Joseph J. Wisneski, President and Chief Operating Officer, ERD Waste Corp., 937 East Hazelwood Avenue, Building 2, Rahway, New Jersey 07065 (telephone number:
(908) 381-9229).

         Neither the delivery of this Memorandum nor any distribution of the Units hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                                     SUMMARY

         The following summary is qualified in its entirety by the more detailed information and the financial data appearing elsewhere in this Memorandum. All references in this Memorandum to a fiscal year refer to the fiscal year ending on January 31 of that year, unless otherwise indicated. For example, references to fiscal 1996 refer to the fiscal year beginning on February 1, 1995, and ending on January 31, 1996. On October 30, 1996, the Company changed its fiscal year end to September 30 from January 31. Each prospective investor is urged to read this Memorandum and all of the exhibits and other attachments hereto in their entirety.

                                   THE COMPANY

         ERD Waste Corp. ("ERD") is a diversified waste management company specializing in the management and disposal of municipal solid waste, industrial and commercial non-hazardous solid waste, and hazardous waste. ERD also provides brokerage, advisory, consulting and technical services to generators of waste. In May 1996, ERD acquired over 90% of the common stock and substantially all of the preferred stock of Environmental Services of America, Inc. ("ENSA") pursuant to a tender offer and a related stock purchase agreement (the "ENSA
Acquisition"). ENSA and its subsidiaries are engaged in the business of providing for the identification, remediation, transportation and disposal of hazardous and non-hazardous waste and provide hydrogeological and environmental consulting services as well as air quality testing. Since the ENSA Acquisition, both ERD and ENSA have continued to operate their respective businesses through their subsidiaries while benefitting from the consolidation of certain administrative functions. There are presently plans being implemented to provide for structural and organizational changes designed to create operational efficiencies. References in this Memorandum to "ERD" shall include ERD Waste Corp. and its historic subsidiaries prior to the ENSA Acquisition; references to "ENSA" shall include ENSA and its historic subsidiaries prior to the ENSA Acquisition; and references to the "Company" shall include both ERD and ENSA.

COMPANY STRATEGY

         The Company's business strategy is to (i) maximize the capabilities of its waste facilities which perform fuel blending, waste processing, and transportation of hazardous and non-hazardous waste and to provide related hydrogeological engineering and consulting services, subject to applicable regulations and regulatory approvals; (ii) cross-train and educate the Company's internal sales force to enhance their ability to promote the Company's diverse services; and (iii) continue to upgrade its facilities to maximize efficiency and maintain environmental compliance.

RECENT DEVELOPMENTS

         As a result of a complaint filed against the Company by the New York Department of Environmental Conservation ("NYSDEC") alleging various violations of the Company's facility permits and environmental laws and regulations, on November 6, 1996, the Company agreed, among other things, to cease incineration operations at its Long Beach, New York facility by March 31, 1997, and to pay a penalty of $2,500. The Company has sought permission from the NYSDEC to continue to operate the Long Beach facility as a waste transfer station. As the City of Long Beach has indicated that it presently intends to oppose the Company's application for a transfer station permit, there can be no assurances that such permit will be granted. For the quarter ended July 31, 1996, sales and net income before taxes from the Long Beach facility represented approximately 13% and 23%, respectively, of the Company's total sales and net income before taxes. See "Legal Proceedings" and "Environmental Compliance."

         In addition, the Company expects to record losses of approximately $13,000,000 for the eight month period ended September 30, 1996. These losses, which the Company believes are properly classified as losses from discontinued operations, consist of approximately $11,500,000 from the write down of property, plant and equipment at the Long Beach facility and approximately $1,500,000 of liabilities associated with the costs incurred in connection with the settlement and costs of dismantling the incinerator and restructuring the operations. The Company also expects that stockholders' equity will decrease approximately $9,000,000 as a result of the discontinuation of operations at the Long Beach facility.

         In addition, the City of Long Beach, the Company's largest customer at the Long Beach facility, is contractually committed through 2008 to deliver its residential solid waste to the Long Beach facility. In light of the NYSDEC proceedings and the discontinuation of the Company's incinerator operations at the Long Beach facility, the City of Long Beach has stated that it intends to discontinue delivery of its solid waste to such facility at any time. The Company is seeking to enforce the contract regarding the delivery of solid waste and may seek damages or other relief in the event of any breach thereof by the City of Long Beach. The Company also believes that it is unlikely that the Long Beach facility could be profitable as a transfer station without the revenue from the City of Long Beach. There can be no assurances that the Company will be successful with respect to the enforcement of its contractual rights against the City of Long Beach. The City of Long Beach is currently continuing to comply with the contract.

         The Company was incorporated in the State of New York on May 29, 1992. On March 1, 1994, the Company changed the state of its incorporation to the State of Delaware. The Company's address is 937 East Hazelwood Avenue, Building 2, Rahway, New Jersey 07065, and its telephone number is (908) 381-9229.

                                  THE OFFERING

Issuer....................      ERD Waste Corp.

The Units.................      A minimum of 20 Units (the  "Minimum  Offering")
                                and  a  maximum  of  150  Units  (the   "Maximum
                                Offering"), each Unit consisting of a number of shares of Common Stock and Warrants, determined by dividing $25,000 by 90% of the Average
                                Closing Bid Price for the Common Stock.

                                Based on an average closing bid price for the Common Stock for the 10 days ending December 19, 1996, of $2.35625 per share, each of the Units offered hereby would consist of approximately 11,789 shares of Common Stock and Warrants. The actual number of shares of Common Stock and Warrants included in the Units will be determined on the Closing Date based on the actual Average Closing Bid Price to reflect a purchase price per share of Common Stock equal to 90% of the Average Closing Bid Price for the Common Stock.

                                The securities comprising the Units will not be detachable or separately transferable, and may be traded only as Units, until 365 days from the date hereof or such earlier date as the Placement Agents in their sole discretion may determine (the "Separation Date").

Warrants..................      Warrants to purchase a minimum of 235,780 shares
                                of  Common  Stock  and a  maximum  of  1,768,350
                                shares  of Common  Stock  (assuming  an  Average
                                Closing  Bid  Price  of  $2.35625  per  share of
                                Common  Stock),  subject to adjustment  prior to
                                the  Closing   Date.   Each  Unit  will  include
                                Warrants entitling the holder to purchase one share of Common Stock an exercise price (the
                                "Exercise Price) equal to $3.50 per share.


                                The actual number of shares issuable upon exercise of the Warrants and the Exercise Price may be adjusted in the event of the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications involving or in respect of the Common Stock.

                                The Warrants are subject to redemption by the Company upon 30 days' written notice, at a price of $.10 per Warrant, if the closing bid price for the Common Stock had been at least $6.00 for the 10 trading day period ending on the fifteenth day prior to the date on which notice of redemption is given. See "Description of Securities--Warrants."

Common Stock Currently
 Outstanding..............      5,882,782 shares (1).

Common Stock to be Outstanding
 after the Offering (assuming the
 Maximum Offering at the Assumed
 Purchase Price).........       7,651,128 shares (1)(2).

Nasdaq/NMS Symbol........       ERDI

Use of Proceeds...........      The Company intends to use the net proceeds from
                                the sale of the Units to repay  indebtedness and
                                other obligations of the Company. Any additional
                                net  proceeds  shall be used for (i)  completing
                                the purchase of the  remaining  shares of common
                                stock   of   ENSA,   (ii)    improvements    and
                                modifications at various  facilities,  and (iii)
                                to the extent not  otherwise  used as  indicated
                                herein,  working  capital  purposes,   including
                                payments to vendors. See "Use of Proceeds."

Capital Stock.............      The Company's  authorized capital stock consists
                                of (i) 15,000,000 shares of Common Stock, par value $.001 per share, of which 5,882,782 shares were issued and outstanding as of the date hereof, and (ii) 2,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding. See "The
                                Company,"  "Capitalization"  and "Description of
                                Securities."

Dividends.................      The  Company  has  never  paid or  declared  any
                                dividends upon its Common Stock and does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.
                                See "Dividend Policy" and "Risk Factors--Lack of
                                Dividends."

Registration Rights.......      The Company agrees to file a shelf  registration
                                (the  "Shelf   Registration")  to  register  the
                                Units,  the Warrants  included in the Units, the
                                shares of Common Stock included in the Units and
                                the  shares  of  Common  Stock   issuable   upon
                                exercise  of  the  Warrants  and  the  Placement
                                Agents'  Warrants  (together,  the  "Registrable
                                Securities") within 60 days of the final closing
                                (the "Final Closing")  pursuant to the Offering,
                                provided,  however,  if the Company  within such
                                period files a registration  statement  pursuant
                                to an underwritten  offering (the  "Underwritten
                                Offering"),  then such  Registerable  Securities
                                may   instead  be   included   in  a   piggyback
                                registration.      See      "Description      of
                                Securities--Registration Rights."


Risk Factors..............      See "Risk  Factors" for a discussion  of certain
                                factors that should be  considered in connection
                                with    a     purchase     of     the     Units.

----------------------

(1) Excludes (i) 20 Units which the Company has agreed to issue to Kramer, Levin, Naftalis & Frankel ("Kramer Levin"), counsel to the Company, (ii) 120,000 shares of Common Stock issuable upon exercise of the
        Representative's Warrants (as defined below), (iii) 500,000 shares of Common Stock issuable pursuant to options under the Company's 1994 Stock Option Plan (the "1994 Plan"), of which options to purchase 445,000 shares of Common Stock have been granted, including 50,000 shares of Common Stock issuable upon exercise of options granted to Joseph T. Jacobsen, (iv) 60,000 shares of Common Stock issuable upon exercise of options granted to Carl Frischling, an outside director and a member of Kramer Levin, and Peter Reuter, a former director, pursuant to certain option agreements, and (v) 50,000 shares of Common Stock issuable upon exercise of certain warrants granted to each of the Placement Agents in consideration of investment banking services, in addition to those rendered in connection with the Offering. See "Certain Transactions."

(2)     Excludes  (i) up to  1,768,350  shares  of  Common  Stock  reserved  for issuance upon exercise of the Warrants offered hereby (assuming the Maximum Offering) and (ii)up to 353,670 shares of Common Stock reserved for issuance upon exercise of the Placement Agents' Warrants (assuming the Maximum Offering at the Assumed Purchase Price). See "Capitalization" and "Description of Securities."

         ANY STATEMENTS THAT ARE MADE BY THE COMPANY AND ITS REPRESENTATIVES IN THIS MEMORANDUM THAT RELATE TO THE COMPANY'S FUTURE PERFORMANCE, INCLUDING WITHOUT LIMITATION, STATEMENTS WITH RESPECT TO THE COMPANY'S ANTICIPATED RESULTS FOR THE QUARTER ENDING DECEMBER 31, 1996, OR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997, SHALL BE DEEMED FORWARD-LOOKING STATEMENTS WITHIN THE SAFE HARBOR PROVISION OF THE PRIVATE SECURITIES LITIGATIONS REFORM ACT OF 1995, SINCE A NUMBER OF IMPORTANT FACTORS AFFECTING THE COMPANY'S BUSINESS AND FINANCIAL RESULTS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN THE FORWARD-LOOKING STATEMENTS. THOSE FACTORS INCLUDE SUCH FACTORS AS ARE SET FORTH IN THIS MEMORANDUM AS WELL AS OTHER CIRCUMSTANCES EITHER BEYOND THE COMPANY'S CONTROL OR NOT FORESEEABLE AT THIS TIME.

                                  RISK FACTORS


         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS HIGHLY SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE MADE ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CAREFULLY CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS:

         FINANCING. The net proceeds of the Offering, if the Maximum Offering is sold, are expected to provide the Company with sufficient funds to meet its immediate requirements. If only the Minimum Offering is sold, the Company will have to seek additional funding elsewhere (as to which there can be no assurance of success) and stretch further the time the Company takes to pay its vendors and other creditors. See "Use of Proceeds." However, the Company is aware of additional commitments which will have to be met over the next twelve months which include construction commitments, permitting obligations and the operational needs of the Company as a result of internal growth. In addition, the Company will have to expend substantial amounts to conduct remediation and environmental compliance at the Company's facilities. See "Environmental Compliance." Although there can be no assurances, the Company expects that cash generated through operations will be sufficient to meet these additional needs.

         CURRENT MAJOR INDEBTEDNESS. In connection with the ENSA Acquisition, the Company entered into a loan agreement with Chemical Bank (the "Bank") for a $7.5 million credit facility which matures April 1, 1998 (see, "Recent Developments") . Substantially all of the proceeds of this loan agreement were used by the Company in connection with the purchase of shares of ENSA in the Company's tender offer. The Company subsequently borrowed an additional $4.4 million, secured by a letter of credit, from the Bank, which matures April 1, 1997, to replace approximately the same amount of financing that had been available to ENSA through its bank. The Company will need to secure financing of a comparable amount upon maturity of these loans. These substantial levels of indebtedness are significantly higher than ERD carried in the past. In addition to generating revenues and profits sufficient to meet its other operating expenses, the Company will have to generate revenues and profits to service this new debt. See "Recent Developments--Acquisition Financing."

         DEFAULT IN CREDIT AGREEMENT. In addition, as a result of the write-down and the anticipated losses from the discontinued incinerator operations at the Long Beach facility, the Company is not and will not be in compliance with certain of the financial covenants of the Company's loan agreements. The Company is currently negotiating certain amendments to the financial covenants; however, there can be no assurances that the Bank will agree to such amendments or that it will waive the breach of such financial covenants under the loan agreements. If an agreement is not reached with Bank, the Company will need to secure other financing; however, no assurances can be given that such financing will be available, or if available, that it will be available to the Company on favorable terms.

         EROSION OF NET WORTH. At July 31, 1996, the Company's consolidated net worth was $15,051,025. As a result of the discontinuation of the incinerator operations at the Long Beach facility, in the quarter ended September 30, 1996, the Company expects to record a substantial loss of approximately $13,000,000 and a decrease in stockholders' equity of approximately $9,000,000, net of a deferred tax benefit. It is not possible at this time to predict the impact of these losses on the Company's ability to sustain its current financing, bonding and insurance capacities.

         LONG BEACH  FACILITY  PERMIT  STATUS.  On September 4, 1996, the NYSDEC
filed an administrative complaint against the Company alleging multiple violations of the Long Beach facility's permits and various environmental laws and regulations. The complaint seeks revocation of the facility's permits and penalties of $500,000. On November 6, 1996, the Company entered into an agreement with the New York State Attorney General, acting on behalf of the NYSDEC, pursuant to which the Company agreed to (i) voluntarily cease incineration at such facility by March 31, 1997, (ii) continue operations on an interim basis as a solid waste transfer station after March 31, 1997, pursuant to a consent order and to apply to the NYSDEC for a formal modification of the facility's permit to operate as a transfer station and (iii) disconnect the incinerator apparatus by March 31, 1998. Pursuant to such agreement, Environmental Waste Incineration, Inc., the Company's subsidiary operating the facility, agreed to plead guilty to a single violation of Section 71-2703(2) of the Environmental Conservation Law, and the State of New York agreed that it would not further prosecute the Company or any of its affiliates or subsidiaries in any civil or criminal proceedings in connection with any acts related to the operation and/or management of the Long Beach facility as of November 6, 1996. The Company is in the process of negotiating with the State of New York a comprehensive consent order, which is expected to reflect, in substance, the above agreement (the "Consent Order"); there can be no assurances regarding the ultimate impact of the Consent Order on the Company's financial condition or results of operations, that the Company will reach a final agreement with the State of New York or that such agreement will be on terms favorable to the Company. Since the City of Long Beach has indicated that it presently intends to oppose the Company's application for a transfer station permit, there can be no assurances that the Company's application for such a permit will be granted. During the quarter ended July 31, 1996, sales and net income before taxes from the Long Beach facility represented approximately 13% and 23%, respectively, of the Company's total sales and net income before taxes. See "Legal Proceedings."

         CONTRACT WITH THE CITY OF LONG BEACH. The City of Long Beach represents the largest customer at the Long Beach facility providing revenues of approximately $2.1 million for the one-year period ended May 31, 1996, and which, prior to the decision to discontinue the incineration by March 31, 1997, had been projected at $2.2 million for the one year period ended May 31, 1997. The City of Long Beach delivers its solid waste to the facility pursuant to a contract it entered into with Long Beach Recycling & Recovery Corp. dated May 13, 1992. The City of Long Beach believes that it is not bound by the contract and can discontinue its delivery of solid waste at any time. There can be no assurances that the Company will be successful in enforcing the contract with the City of Long Beach or that the City will continue its delivery of solid waste to the facility. The Company believes that upon cessation of incineration on March 31, 1997, at the Long Beach facility, it is unlikely for the foreseeable future that such facility could operate profitably as a transfer station without the revenue from the City of Long Beach.

         FINANCIAL UNCERTAINTIES RESULTING FROM ENSA ACQUISITION; WORKING CAPITAL DEFICIENCY. ENSA, which was acquired on May 5, 1996, had a net loss of $982,240 for its year ended December 31, 1995, and a net loss of $783,458 for its first quarter ended March 31, 1996. While the Company has taken steps to reduce or eliminate the losses incurred by ENSA, the Company incurred substantial indebtedness in making the ENSA Acquisition. There can be no assurance that the Company will be able satisfactorily to improve ENSA's operations to the point of profitability, or that operating profits will be sufficient to offset the increased costs of servicing the Company's debt. As a result of the ENSA Acquisition and subsequent investments in new and existing facilities, the Company currently is suffering from a shortage in working capital. Prior to the ENSA Acquisition, at April 30, 1996, the working capital of the Company was approximately $4,500, and, at July 31, 1996, reflecting the ENSA Acquisition, the working capital deficiency of the Company was approximately $4,647,828, a change in large part due to the working capital deficiency of ENSA. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         RECENT EXPIRATION OF "LOCK UP" AGREEMENT ON RESTRICTED SHARES. Approximately 3,321,324 shares of the Company's Common Stock were released in November 1996 from the provisions of a certain "lock-up" agreement restricting their sale entered into with Hampshire Securities Corporation ("Hampshire"), as the representative of the underwriters of ERD's initial public offering of Common Stock. In or about January 1997, the restrictions imposed by Rule 144 on these and other restricted shares will effectively terminate for all persons who are not affiliates of the Company because the three year holding period mandated by paragraph (k) of Rule 144 will expire at that time. The expiration of the "lock-up" agreement may tend to release a significant number of shares into the market and the presence of those shares in the market could have an adverse effect on the market price of the Common Stock and its marketability. The expiration of the restrictions imposed by Rule 144 will have a similar effect. See "Risk Factors--Shares Eligible for Current and Future Sale."

         ENVIRONMENTAL ISSUES.

         General. The Company is involved in the processing, transportation, storage, and disposal of nonhazardous and hazardous wastes. The Company's activities are highly regulated under numerous federal and state laws, including the Resource Conservation and Recovery Act of 1976 ("RCRA") and the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"). As a result, the Company is constantly exposed to the risk of non-compliance by one or more of its activities with statutory or regulatory requirements. Moreover, under CERCLA there can be no assurance that the Company will not have future liability for wastes that the Company has handled at its own facilities or arranged for the disposal of at other facilities.

         Remediation. Several of the treatment, storage and disposal ("TSD") facilities operated by ENSA are on sites that have been contaminated as a result of prior uses of the site or by prior uses at an adjacent property. The Company is cooperating with the government regulatory agencies that have jurisdiction over its facilities to investigate, assess, and implement appropriate remediation measures to address these conditions. The Company has evaluated the potential economic impact of addressing those conditions. See "Environmental Compliance--Remediation."

         Permit Requirements. The Company's three TSD facilities are required to be permitted pursuant to RCRA and related state statutes. The Company's facility located in Long Beach, New York ("LBRR") is permitted by the State of New York as a solid waste management facility and as a source of air emissions (i.e., a solid waste incinerator). For a discussion of the status of the operating permit for the Long Beach facility see "--Long Beach Facility Permit Status," above. The Company has an obligation to renew its facility operating permits as a condition of operations. Although the Company believes that its permits, other than the Long Beach permit, will be renewed, there can be no guarantee that such renewals will be issued and the Company hopes that its Long Beach permit will be modified as requested. The Company also recognizes that it will be required to incur additional capital costs and expenses to assure compliance with existing and anticipated regulatory requirements. The Company believes that its Waco, Texas, facility is exempt from air quality permitting requirements. The Company will be seeking confirmation from the Texas Natural Resource Conservation Commission ("TNRCC") that it is eligible for a standard exemption, however, there can be no assurances that TNRCC will recognize the facility's eligibility for such exemption. See "Environmental Compliance--Permitting."

         Waste Fuel Disposal. The Company's TSD facilities produce waste fuel mixtures which are used as fuel by cement kilns. Should future regulations limit the ability of cement kilns to accept such waste mixtures, the Company may be adversely affected as a result of higher disposal costs.

         Other. The Company's three TSD facilities are required to maintain bonds in the event of "closure of the facilities", as required by their respective states. The Company has posted bonds, as collateral in the event of closure, totalling $1.5 million. The Company has renewed these bonds in the past, and intends to renew them in the future. However, there can be no assurance that the Company will be able to continue to renew the bonds. In the event of the closing of a facility, the Company's operations will be materially adversely affected.

         COMPETITION. Competition among hazardous and non-hazardous waste service providers is intense. The Company competes with, and expects to continue to compete with, numerous waste brokers, national waste management companies, and local and regional companies, many of which have significantly larger operations and greater financial, marketing, human, and other resources than the Company. During the 1990's, the industry entered a period of merger and consolidation at a time when demand for remediation and waste services was dropping. As a result of the mergers, the industry as a whole is experiencing increased competition from companies with improved operating efficiencies, while at the same time facing a lower demand for its services. While the Company believes that it is well-positioned to compete in such a market due to its ability to offer both hazardous and non-hazardous services, the Company expects the competitive marketplace to continue to exist in the foreseeable future. See "Business."

         DEPENDENCE UPON KEY EMPLOYEES; RECRUITMENT OF ADDITIONAL PERSONNEL. The Company is dependent upon the efforts and abilities of Joseph J. Wisneski, its President and Chief Operating Officer, Robert M. Rubin, its Chairman of the Board and Chief Executive Officer, Mr. Joseph Jacobsen, President of the Air and Consulting Group, and Marc McMenamin, Chief Operations Manager of the Company. Each of Messrs. Wisneski, Rubin Jacobsen and McMenamin is a substantial stockholder of the Company. Messrs. Wisneski, Jacobsen and Rubin have entered into employment agreements with the Company which terminate on December 31, 1997, May 1999, and December 31, 1997, respectively. Mr. McMenamin's contract is continuing from year to year on a calendar year basis. Mr. Jon Colin, who was the President of ENSA, was discharged effective as of June 7, 1996, and the Company has not yet found a suitable replacement. The loss or unavailability of the services of any of the aforementioned employees for any significant period of time could have a material adverse effect on the Company's business. In addition, Mr. Rubin has interests in a number of other businesses and his employment agreement does not require him to devote any minimum amount of time to the affairs of the Company. See "Management."

         The ability of the Company to attract and retain highly skilled personnel is critical to the operations of the Company. To date, the Company has been able to attract and retain the personnel necessary for its operations. However, there can be no assurances that the Company will be able to do so in the future. If the Company is unable to attract and retain personnel with the necessary skills when needed, its business could be materially adversely affected.

         DILUTION. Upon the closing of this Offering, investors in this Offering will incur immediate and substantial dilution in the per share net tangible book value of their Common Stock. At July 31, 1996, the pro forma net deficit in tangible book value after adjustment of the estimated $9,000,000 loss from discontinued operations at the Long Beach incinerator, (net of goodwill of $9,882,097 and other intangible assets of $223,998 unrelated to Long Beach) is $4,055,070 or $(0.56) per share. After giving effect to the Maximum Offering (at the Offering Price, less the Placement Agents' fees and other related expenses of the Offering), the pro forma net deficit in tangible book value as of July 31, 1996, would have been $842,570 or $(0.11) per share, representing an immediate increase in net deficit in tangible book value of $0.58 per share to the existing stockholders and an immediate dilution of $2.23 per share, or approximately 104%, to new investors as of July 31, 1996. After giving effect to the Minimum Offering (at the Offering Price, less the Placement Agents' fees and other related expenses of the Offering), the pro forma net deficit in tangible book value as of July 31, 1996, would have been $3,670,070 or $(0.60) per share, representing an immediate increase in net tangible book value of $0.09 per share to the existing stockholders and an immediate dilution of $2.72 per share, or approximately 128%, to new investors as of July 31, 1996. See "Dilution."

         LACK OF DIVIDENDS. The Company has not paid any dividends on the Common Stock since inception and does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. See "Dividend Policy" and "Description of Securities--Common Stock."

         SHARES ELIGIBLE FOR CURRENT AND FUTURE SALE. Of the 5,882,782 shares of the Company's Common Stock currently outstanding, 3,321,324 shares are presently "restricted securities" as that term is defined in

Rule 144 promulgated under the Act. All of these shares were also restricted from sale by the provisions of a certain "lock-up" agreement entered into with Hampshire Securities Corporation ("Hampshire"), as the representative of the underwriters of ERD's initial public offering of Common Stock. In November 1996, a substantial number of the restricted shares ceased to be locked up and in or about January 1997, the restrictions imposed by Rule 144 will effectively terminate for all persons who are not affiliates of the Company because the three year holding period mandated by paragraph (k) of Rule 144 will expire at that time. The expiration of the "lock-up" agreement may tend to release a significant number of shares into the market and the presence of those shares in the market could have an adverse effect on the market price of the Common Stock and its marketability.

         SUBSTANTIAL OPTIONS AND WARRANTS RESERVED; CONTINGENT ISSUANCES OF COMMON STOCK. The Company has reserved from the authorized, but unissued, Common Stock 500,000 shares of Common Stock for issuance to key employees, officers and consultants pursuant to the Company's 1994 Plan. To date, options exercisable for an aggregate of 455,000 shares of Common Stock have been granted under the 1994 Plan. The Company also granted options exercisable for an aggregate of 60,000 shares of Common Stock, 30,000 shares each to Carl Frischling, an outside director, and Peter Reuter a former director, each pursuant to an option agreement dated as of January 18, 1996 (each, an "Option Agreement" and together the "Option Agreements"), at an exercise price of $7.125 per share. The Company has also granted options for 50,000 shares to Joseph T. Jacobsen. The Board of Directors has approved an increase in the number of shares authorized under the 1994 Plan from 500,000 shares to 1,000,000 shares, subject to stockholder approval. Stockholder action with respect to this increase is expected to be taken at the Company's next annual meeting of stockholders. See "Security Ownership of Certain Beneficial Owners and Management--Stock Option Plan." The Company will also sell to the Placement Agents in connection with this Offering (assuming a Maximum Offering) for nominal consideration, warrants to purchase an aggregate of 10% of the number of Units sold in the Offering at an exercise price per Unit equal to the Offering Price, subject to adjustment as provided therein (the "Placement Agents' Warrants") which warrants are exercisable until January 31, 2002. In addition, the Company granted to Hampshire in connection with the initial public offering of the Company on May 17, 1995, warrants exercisable for 120,000 shares of Common Stock at an exercise price of $7.15 per share (the "Representative's Warrants"), which warrants are exercisable until May 17, 2000. Hampshire presently holds 101,059 such warrants after having assigned 18,941 to unrelated individuals. In addition, the Company granted to each of the Placement Agents warrants to purchase 50,000 shares of Common Stock in consideration of investment banking services, in addition to those rendered in connection with the Offering. The existence of the Warrants, the Placement Agents Warrants, the Representative's Warrants, any outstanding options issued under the 1994 Plan, the Option Agreements, the additional options to Mr. Jacobsen, and other options or warrants may prove to be a hindrance to future financings, since the holders of such warrants and options may be expected to exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. See "Management."

         The Company has agreed to register the Registrable Securities in a Shelf Registration within 60 days of the Final Closing, provided, however, if the Company within such period files a registration statement pursuant to an Underwritten Offering, then the Registrable Securities may instead be included in a piggyback registration. If the registration statement is filed but some or all Registrable Securities were excluded at the request of the managing underwriter of such Offering, then the Company has agreed to use its reasonable best efforts to file a Shelf Registration within 90 days of the completion of such Underwritten Offering. See "Description of Securities--Registration Rights."

         PREFERRED STOCK; POSSIBLE ANTI-TAKEOVER EFFECTS. The Company's Certificate of Incorporation, as amended, authorizes the board of directors (the "Board of Directors") to issue up to 2,000,000 shares of preferred stock, par value $.001 per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include, among other things, voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions. No preferred stock is currently outstanding, and the Company has no present plans for the issuance of any preferred stock. However, the issuance of any such preferred stock could materially adversely affect the rights of holders of Common Stock and, therefore, could reduce the value of the Common Stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict the Company's ability to merge with, or sell its assets to, a third party. The ability of the Board of Directors to issue preferred stock could discourage, delay, or prevent a takeover of the Company, thereby preserving control of the Company by the current stockholders.
See "Description of Securities."

         SEASONALITY. Severe winter weather conditions have an impact on the Company's revenues by affecting the ability to (i) perform site remediation and field service activities, and (ii) transport waste to its TSD facilities for treatment. This has resulted in the postponement of projects and a decline in revenues primarily during the months of January and February.

         LACK OF MARKET FOR SECURITIES; TERMS OF THE WARRANTS. There is no established market for the Warrants. Each investor is required to represent that the Common Stock and Warrants are being acquired for investment and not with a view toward the sale or disposition thereof. It is not anticipated that a public market for the Warrants will ever develop. The terms of the Warrants have been determined through negotiations between the Company and the Placement Agents and may not bear any relationship to the Company's asset value or net worth, or any other established criteria of valuation. See "Plan of Placement of the Units."

                                 USE OF PROCEEDS

         After deducting the estimated expenses of this Offering, the net proceeds from the sale of the Units offered hereby are estimated to be $385,000 under the Minimum Offering and $3,212,500 under the Maximum Offering. The Company anticipates that the net proceeds will be used substantially as follows:

                                                Minimum          Maximum
                                                Offering         Offering
                                                --------         --------

      Repayment of note from principal          $        -       $   300,000
      Scheduled obligations, Legal Matters      $    300,000     $   500,000
      Purchase of remaining ENSA shares         $        -       $   520,000
      Facility improvements and upgrades        $        -       $   500,000
      Working Capital                           $     85,000     $ 1,392,500
                                                ------------     -----------
                                                $   385,000      $ 3,212,500


         The above amounts and categories for use of the net proceeds of this Offering represent the Company's best estimates based upon current conditions and assumptions. Although no material changes are contemplated in the proposed use of such net proceeds, such amounts may be adjusted by reason of business conditions existing at the time of expenditure.

         Pending the use of the net proceeds from the sale of Units as described above, such funds will be invested in short-term, interest-bearing securities or deposited in short-term, interest-bearing bank accounts.

                            PRICE RANGE OF SECURITIES

         The Company's Common Stock is traded on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System ("Nasdaq/NMS") under the symbol ERDI. The following table sets forth the range of reported high and low "bid" prices for the Common Stock, as quoted on Nasdaq/NMS, for the periods indicated. The quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not necessarily represent actual transactions. The trading volume of the Company's securities fluctuates and may be limited during certain periods. As a result, the liquidity of an investment in the Company's securities may be adversely affected.


                                      HIGH                       LOW
                                      ----                       ---

1995
Second Quarter                        $8 3/4                      $6 1/2
(trading started on
May 7, 1995)
Third Quarter                         $10 1/8                     $7
Fourth Quarter                         $8 7/8                     $6 3/4

1996
First Quarter                          $9 3/4                     $7 3/8
Second Quarter                        $10 1/2                     $7 5/8
Third Quarter                          $9 1/4                     $3 3/8
Fourth Quarter
(through December 19, 1996)            $4 3/4                     $2

                                 DIVIDEND POLICY

         The Company has never paid or declared any dividends upon its Common Stock and does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. The declaration of dividends in the future will be at the discretion of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors.

                                    DILUTION

         The difference between the assumed purchase price per share of Common Stock and the pro forma net tangible book value per share of the Company after the Offering constitutes the dilution to investors in the Offering. Net tangible book value per share on any given date is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) on such date, by the number of outstanding shares of Common Stock. The information shown below is based upon the pro forma consolidated financial statements reflecting the Company's acquisition of ENSA.

         At July 31, 1996, the pro forma net deficit in tangible book value after adjustment of the estimated $9,000,000 loss from discontinued operations at the Long Beach incinerator, (net of goodwill of $9,882,097 and other intangible assets of $223,998 unrelated to Long Beach) is $4,055,070 or $(0.69) per share. After giving effect to the Maximum Offering (at the Assumed Purchase Price, less the Placement Agents' fees and other related expenses of the Offering), the pro forma net deficit in tangible book value as of July 31, 1996, would have been $842,570 or $(0.11) per share, representing an immediate increase in net deficit in tangible book value of $0.58 per share to the existing stockholders and an immediate dilution of $2.23 per share, approximately 104%, to new investors as of July 31, 1996. After giving effect to the Minimum Offering (at the Assumed Purchase Price, less the Placement Agents' fees and other related expenses of the Offering), the pro forma net tangible book value as of July 31, 1996, would have been $3,670,070 or $(0.60) per share, representing an immediate increase in net tangible book value of $0.09 per share to the existing stockholders and an immediate dilution of $2.72 per share, approximately 128%, to new investors as of July 31, 1996. The following table illustrates the foregoing information with respect to dilution to new investors on a per share basis:

                                                                               July 31,  1996
                                                                        Pro Forma            Pro Forma
                                                                     (Minimum Offering)  (Maximum Offering)
                                                                     ------------------  ------------------

   Assumed Purchase Price per Share.....................                $2.12                $2.12

       Net deficit in tangible book value before the Offering           (0.69)               (0.69)
       Increase in net tangible book value attributable
         to the Offering................................                 0.09                 0.58

   Pro forma net deficit in tangible book value                         (0.60)               (0.11)
     after the Offering.................................

   Dilution to new investors............................                $2.72                $2.23
                                                                        ======               =====


         The following table sets forth, as of the date of this Memorandum, the number of shares of Common Stock purchased, the percentage of total shares of Common Stock purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share of Common Stock paid by the investors in this Offering (assuming the Maximum Offering at the Assumed Purchase Price) and the current stockholders of the Company:


                                                                                                             Average
                                                  Shares Purchased              Total Consideration          Price Per
                                          Number(1)         Percentage      Amount(1)       Percentage       Share
                                          ---------         ----------      ---------       ----------       -----



Current Stockholders...................   5,882,782           76.9%        $10,562,484       73.8%           $1.80

New Investors..........................   1,768,346           23.1%        $ 3,750,000       26.2%           $2.12

      TOTAL............................   7,651,128          100%          $14,312,484      100%             $1.87
                                          ==============    =====          =============    ====             =====


---------------


(1) Excludes up to (i) 1,768,350 shares of Common Stock issuable upon exercise of the Warrants, (ii) 353,670 shares of Common Stock issuable upon exercise of the Placement Agents' Warrants; and 120,000 shares of Common Stock issuable upon exercise of the Representative's Warrants, (iii) up to 500,000 shares issuable pursuant to options which may be granted under the 1994 Plan, and 60,000 shares issuable pursuant to options which were granted to Carl Frischling and Peter Reuter pursuant to the Option Agreements. To date, 455,000 options have been granted under the 1994 Plan. Also excludes (i) 50,000 options granted to Joseph T. Jacobsen, (ii) 50,000 shares of Common Stock issuable upon exercise of certain warrants granted to each of the Placement Agents in consideration of investment banking services, in addition to those rendered in connection with the Offering and
     (iii) shares issuable and included in 20 Units issuable to Kramer Levin including up to 142,840 shares obtainable on exercise of Warrants included in such Units includable in warrants the Company has agreed to issue to Kramer Levin. The authorized increase in the number of shares reserved under the 1994 Plan to 1,000,000 shares is subject to approval by the Company's stockholders. See "Management--Stock Option Plan," and "Certain Transactions."

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company at July 31, 1996, after giving effect to the estimated loss anticipated as a result of the discontinuation of the incinerator operations at the Long Beach facility and the receipt by the Company of estimated minimum and maximum net proceeds of approximately $385,000 and $3,212,500, respectively, from the sale of the Units. The information shown below is based upon the financial statements reflecting the Company's acquisition of ENSA. See "Use of Proceeds" and Exhibit F.


                                                                                as of July 31, 1996
                                                    ----------------------------------------------------------------------------


                                                         Actual as          Actual              Pro Forma           Pro Forma
                                                         Reported          Adjusted*            (Minimum)           (Maximum)

Short term debt....................................   $6,325,892        $6,325,892              $6,325,892          $6,325,892

Long term debt.....................................    9,714,131         9,714,131               9,714,131           9,714,131
Stockholders' Equity:
   Preferred Stock -- $.001 par value,
     authorized -- 2,000,000 shares; no shares issued
     and outstanding...............................           -                 -                        -                   -

   Common Stock -- $.001 par value,  authorized --
     15,000,000 shares;  issued and outstanding
     5,882,782 shares; (minimum 6,118,562 shares;
     maximum 7,651,128 shares).....................       5,883            5,883                     6,119               7,651


Capital in excess of par value.....................  10,556,601       10,556,601                10,941,365          13,767,333
Retained earnings..................................   4,488,541       (4,511,459)               (4,511,459)         (4,511,459)
                                                      ---------                                -----------        ------------
Total stockholders' equity......................... $15,051,025       $6,051,025                $6,436,025          $9,263,525
                                                    =============     ============              ============      ============


*After giving effect to the estimated loss anticipated as a result of the discontinuance of incineration at the Long Beach facility.

                              FINANCIAL STATEMENTS

         The historic audited financial statements of ERD and of ENSA are contained in their respective annual reports attached hereto as Exhibits D and E, respectively. Financial statements of ERD for the period ended July 31, 1996, are included in Exhibit F, ERD's quarterly report on Form 10-QSB. Reference is made to all of such financial statements, including the notes attached thereto.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         For the Management's Discussion and Analysis of the Financial Condition and Results of Operations through January 31, 1996, and through December 31, 1995, as to ENSA, respectively, see Item 6 of Exhibit D and Item 7 of Exhibit E, respectively. The Management's Discussion and Analysis of the Financial Condition and Results of Operations for the Company, reflecting combined operations of ERD and ENSA, is set forth in Exhibit F, the Company's quarterly report on Form 10-Q for the fiscal quarter ending on July 31, 1996. On October 30, 1996, the Company changed its fiscal year end to September 30 from January 31.

RECENT DEVELOPMENTS

         As a result of a complaint filed against the Company by the NYSDEC alleging various violations of the Company's facility permits and environmental laws and regulations, on November 6, 1996, the Company agreed, among other things, to cease incineration operations at its Long Beach, New York facility by March 31, 1997, and to pay a penalty of $2,500. The Company has sought permission from the NYSDEC to continue to operate the Long Beach facility as a waste transfer station. As the City of Long Beach has indicated that it presently intends to oppose the Company's application for a transfer station permit, there can be no assurances that such permit will be granted. For the quarter ended July 31, 1996, sales and net income before taxes from the Long Beach facility represented approximately 13% and 23%, respectively, of the Company's total sales and net income before taxes. See "Legal Proceedings" and "Environmental Compliance."

         In addition, the Company expects to record losses of approximately $13,000,000 for the fiscal year ended September 30, 1996. These losses, which the Company believes are properly classified as losses from discontinued operations, consist of approximately $11,500,000 from the write down of property, plant and equipment at the Long Beach facility and approximately $1,500,000 of liabilities associated with the costs incurred in connection with the settlement and costs of dismantling the incinerator and restructuring the Long Beach operations. The Company also expects that stockholders' equity will decrease approximately $9,000,000 as a result of the discontinuation of operations at the Long Beach facility.

         In addition, the City of Long Beach, the Company's largest customer at the Long Beach facility, is contractually committed through 2008 to deliver its residential solid waste to the Long Beach facility. In light of the NYSDEC proceedings and the discontinuation of the Company's incinerator operations at the Long Beach facility, the City of Long Beach has threatened to discontinue delivery of its solid waste to such facility at any time. The Company is seeking to enforce the contract regarding the delivery of solid waste and may seek damages or other relief in the event of any breach thereof by the City of Long Beach. The Company also believes that it is unlikely that the Long Beach facility could be profitable as a transfer station without the revenue from the City of Long Beach. There can be no assurances that the Company will be successful with respect to the enforcement of its contractual rights against the City of Long Beach. The City of Long Beach is currently continuing to comply with the contract.

                                    BUSINESS

         The Company is a diversified waste management company specializing in the management and disposal of municipal solid waste, industrial and commercial non-hazardous solid waste and hazardous waste, and provides brokerage, advisory, consulting and technical services to generators of waste. The Company owns and operates three strategically located TSD facilities, a transfer station and an incinerator, and provides environmental services including: consulting, technical contracting, site remediation, indoor and outdoor air quality testing and monitoring services and equipment, and technical support services related to all of the foregoing. In addition, the Company incinerates municipal solid wastes and industrial and commercial non-hazardous solid wastes at its Long Beach, New York facility. After March 31, 1997, it is anticipated that the incinerator at its Long Beach facility will cease operation and that the Long Beach Facility will be converted to a transfer station. The Company also manufactures various sorbent products in plants in Illinois and Pennsylvania and recycled oil filters in Waco, Texas.

         ERD has been in control of the operations of ENSA since May 6, 1996. During this time, management of the two former entities has been integrated and certain steps have begun to be taken to achieve operating efficiencies. It is expected that the respective businesses of ERD and ENSA will continue to operate through their subsidiaries for the foreseeable future. ERD reported net revenues of $15,217,000 for the fiscal year 1996 and ENSA reported net revenues of $36,559,000 for the fiscal year ended December 31, 1995.

         The Company plans a complete integration of the businesses of ENSA and ERD which is already in progress. The following actions have already been taken to enhance the efficiencies of the combined group:

     o Two corporate/administrative offices have been consolidated into one location; staffing has been streamlined.

     o    Personnel reductions have been made at various operating locations.

     o Sales staff is being trained to cross-market the services of the combined group (hazardous and non-hazardous) to existing customers.

     o Financial reporting and administrative functions were consolidated with an overall reduction in cost.

         In the future, the Company believes that it will be able to benefit additionally from:

     o Increased purchasing power as the Company takes advantage of its increased size to negotiate quantity discounts with its suppliers.

     o Enhanced sales staff coverage for the Company's TSD facilities in the midwest (where ENSA maintains its facilities and ERD has sales experience and contacts.)

         For a general description of the businesses of ERD and ENSA, see Item 1 of Exhibits C and D, respectively.


                            ENVIRONMENTAL COMPLIANCE


         Remediation. The three TSD facilities operated by ENSA are on sites that have been contaminated as a result of prior uses of the site or by prior uses at an adjacent property. The Company is cooperating with the government regulatory agencies that have jurisdiction over its facilities to investigate, assess, and implement appropriate remediation measures to address these conditions. The Company has projected potential expenditures that may be required to conduct further investigations or studies and to remediate the sites to satisfy regulatory requirements.  In  developing  these  projections,  ERD has  relied  on  studies prepared by its subsidiary, ENSA Environmental, Inc. and by EMCON, an independent environmental engineering firm. Below is a summary of environmental issues at each applicable facility.

Canastota, New York. This TSD facility contains on-site soil and groundwater that have been impacted by volatile organic chemicals. The extent of this impacted soil and groundwater has been delineated and reported to the NYSDEC and United States Environmental Protection Agency ("USEPA") in RCRA Facility Investigation ("RFI") Reports, as required by RCRA Part B Hazardous Waste Management ("Part B") permit. The RFI reports for both soil and groundwater have been accepted by the NYSDEC/USEPA. Corrective action will continue until the NYSDEC/USEPA confirms completion of such corrective action.

Groundwater corrective action was begun in May of 1993, when a remediation system was installed in accordance with a NYSDEC/USEPA approved Corrective Measures Implementation ("CMI") Plan. Operation of this system continues at present and reporting is made to the NYSDEC/USEPA on a periodic basis in accordance with the schedule in the CMI plan.

A CMI plan for soil remediation was submitted to the NYSDEC/USEPA in June of 1996. Regulatory agency approval of this plan is expected. Installation and startup of the remediation system is expected to commence during the 1997 construction season.

Scott City, Missouri. As required by the RCRA part B permit for this TSD facility, an RFI is to be performed. This requirement was based upon the findings of a RCRA Facility Assessment performed at the facility by a USEPA contractor in September of 1989. An RFI Work Plan has been approved by the Missouri Department of National Resources ("MDNR")/USEPA for investigation and sampling of soil and groundwater in Areas of Concern outlined by the regulatory agencies. Results of the investigation and sampling are pending and, accordingly, subsurface conditions are presently unknown. The possibility exists that impacted soil and/or groundwater will be detected, requiring further investigation and/or corrective action.

South Bend, Indiana. This TSD facility contains soils which are impacted principally with volatile organic chemicals and petroleum hydrocarbons. These occur primarily in the area known as the Old Tank Farm.

In December of 1994, a Revised Partial Closure Plan was submitted to the Indiana Department of Environmental Management ("IDEM") for approval. This plan included a conceptual design for remediation of these soils. To date, no approval or disapproval of this plan has been received from IDEM and consequently no related remediation of these soils has taken place.

This facility has four on-site groundwater monitoring wells. Groundwater samples collected from these wells have indicated that the groundwater beneath the site has been impacted principally by volatile organic chemicals. There is evidence to suggest that some of these volatile organic chemicals have migrated from off-site sources. To date, there has been no directive from IDEM requiring any action on the groundwater other than periodic sampling and monitoring.

Because impacted soil and groundwater is present, the possibility exists that IDEM or USEPA may at some future date require an RFI and investigation and corrective action additional to that outlined in the Revised Partial Closure Plan.

Table 1 presents a summary of the projected expenditures in connection with existing contamination at the TSD facilities. However, there is no set timetable for incurring any of the projected expenses and no assurance can be given that such projected expenses will not increase or decrease depending on the circumstances.

                                     Table 1
                            Projected Remedial Costs

                South Bend, Indiana                        942,000
                Canastota, New York                      1,427,000
                Scott City, Missouri                       100,000
                                                         ---------
                          Total                         $2,469,000
                                                        ==========

In addition to expenditures associated with above referenced existing site contamination, ERD will also be required to upgrade its TSD facilities to meet new regulatory and permit requirements, including the installation of emission controls for volatile organic compounds on the storage tanks at each of these facilities to meet requirements with respect to air emissions. The projected costs of meeting new regulatory and permit requirements are presented in Table 2, and as with Table 1, there is no set timetable for incurring any of the projected expenses and no assurance can be given that such expenses will not increase or decrease depending on the circumstances.

                                     Table 2
                      Projected Compliance and Other Costs

                South Bend, Indiana                        430,000
                Canastota, New York                        330,000
                Scott City, Missouri                       496,000
                                                        ----------
                          Total                         $1,256,000
                                                        ==========


In addition, as a result of new regulations and/or operating needs, the Company may be required to expend funds for capital improvements at any or all of its facilities. No reserves have been established for these improvements because management expects that any capital improvements would increase the value of the facilities. However, there can be no assurance that required expenditures would result in an increase in the property/facility value.

         In addition to the TSD facilities, the Company may be liable for some or all of the cost of potential remediation and closure of the Long Beach, New York facility. The real property on which that facility operates is owned by the City of Long Beach. The only sampling that has been conducted concerning site conditions at Long Beach dates from 1990 -- prior to the Company's involvement with the site.

         Permitting. The Company operates three TSD facilities, an oil filter recycling facility and an incinerator, each of which is subject to permitting, licenses and authorization required for the operation of the facilities.

South Bend, Indiana. This TSD facility is required to obtain federal, state and local licenses, permits, and/or approvals including a RCRA Part B permit. On January 22, 1993, the IDEM, in conjunction with the USEPA, granted this facility its Part B permit for a term of five years. Further, there are two permitted process air pollution control units in operation at the facility, a wet scrubber and a bag house.

Recent changes to the Clean Air Act may require upgrades to the emission controls at the site. The facility has begun evaluating its requirements under Title V of the Clean Air Act Amendments of 1990 ("CAAA") and an emissions inventory has been performed. Assuming the significant air emission sources (the tank farm and drum storage and processing area) continue to be in compliance with existing state regulations and RCRA regulations found at 40 CFR Part 264 Subpart BB, the regulations that likely will have the most significant impact on this facility in the near future will be requirements under Title V (40 CFR Part 70 and related state regulations) and RCRA 40 CFR 264 Subpart CC.

Scott City, Missouri. This TSD facility is required to obtain federal, state and local license, permits and approvals, including a RCRA Part B permit. The MDNR, in conjunction with the USEPA, granted the facility its RCRA Part B permit on January 10, 1994, for a term of ten years.

Recent changes to the Clean Air Act may require upgrades to the emission controls at the site. The facility has begun evaluating its requirements under Title V of the CAAA and an emissions inventory has been performed. Assuming the significant air emission sources are in compliance with existing state regulations and RCRA regulations found at 40 CFR Part 264 Subpart BB, the regulations that likely will have the most significant impact on this facility in the near future will be Title V permitting (40 CFR Part 70 and related state regulations) and RCRA 40 CFR 264 Subpart CC.

On April 1, 1994, the MDNR issued an operating permit for stormwater discharges from the facility. This permit expires on March 31, 1999, and covers three outfalls. The three outfalls are basically the two ditches on either side of the facility and stormwater which may be pumped from the secondary containment unit on the Above Ground Storage Tank Farm. The facility has, on occasion, exceeded its discharge limits for total suspended solids and chemical oxygen demand. There has been no historical enforcement action as a result of these occasions.

Canastota, New York. This TSD facility is required to obtain federal, state and local licenses approvals and permits, including a NYSDEC RCRA Part B permit, a State Pollution Discharge Elimination System ("SPDES") permit, certain transporter permits, and an air permit. The Company's draft air permit with the NYSDEC is currently awaiting final approval. The Company is in the process of renewing the RCRA Part B permit and the SPDES permit, which were both issued to the facility on November 1, 1991 and have a term of five years. The facility filed applications for renewal of these permits prior to November 1, 1996, and a decision with respect to such renewal application is currently pending.

This facility is responsible for complying with all Federal air emission regulations and for determining if the facility is a potential major source under the State and Federal Title V program. The Title V program requires that a major source of Volatile Organic Compound or Hazardous Air Pollutants submit a Title V permit for the facility. The deadline for submission of this facility's Title V permit application has not been defined by NYSDEC as of June, 1996, although it is anticipated that the deadline for submission of this permit will be in 1997. Further, the air emission standards for equipment leaks and air emission standards for tanks, surface impoundments and containers (40 CFR Part 264 Subpart BB and CC) may have a significant impact on the facility as may the requirements under Title V.

East Chicago, Indiana. On August 18, 1996, the Company's East Chicago, Indiana non-hazardous waste transfer station was destroyed by fire. Authorities have indicated the origin of the fire was electrical in nature. In addition to loss of equipment, the Company incurred certain cleanup expenses. The Company is currently in negotiation with the owner of the property from whom the property was leased, regarding compensation for its losses. It is expected that most of the customers serviced at the East Chicago facility can continue to be serviced at the Company's South Bend facility.

Long Beach, New York. This incinerator facility must undergo a yearly review to renew its air permit and must obtain a "solid waste permit" every five years. The Company received its air permit on November 5, 1995, and its solid waste permit on February 13, 1996, from the NYSDEC.

         On September 4, 1996, the NYSDEC filed an administrative complaint alleging multiple violations of the Long Beach facility's permits and various environmental laws and regulations. The complaint seeks revocation of the facility's permits and penalties of $500,000. On November 6, 1996, the Company entered into an agreement with the New York State Attorney General, acting on behalf of the NYSDEC, pursuant to which the Company agreed to (i) voluntarily cease incineration at such facility by March 31, 1997, (ii) continue operations on an interim basis as a solid waste transfer station after March 31, 1997, pursuant to a consent order and to apply to the NYSDEC for a formal modification of the facility's permit to operate as a transfer station and (iii) disconnect the incinerator by March 31, 1998. Pursuant to such agreement, Environmental Waste Incineration,

Inc., the Company's subsidiary operating the facility, agreed to plead guilty to a single violation of Section 71- 2703(2) of the Environmental Conservation Law, and the State of New York agreed that it would not further prosecute the Company or any of its affiliates or subsidiaries in any civil or criminal proceedings in connection with any acts related to the operation and/or management of the facility as of November 6, 1996. As the Company is in the process of negotiating with the State of New York a comprehensive consent order, there can be no assurances regarding the ultimate impact of the Consent Order on the Company's financial condition and results of operations, that the Company will reach a final agreement with the State of New York or that such agreement will be on terms favorable to the Company. As the City of Long Beach has indicated that it presently intends to oppose the Company's application for such a permit, there also can be no assurances that the Company's application for a transfer station permit will be granted. During the quarter ended July 31, 1996, the sales and net income before taxes of the Long Beach facility represented approximately 13% and 23%, respectively, of the Company's total sales and net income before taxes.

         Waco, Texas. The Company believes that its Waco, Texas facility is exempt from air quality permitting requirements. The Company will be seeking confirmation from the TNRCC that it is eligible for a standard exemption, however, there can be no assurances that TNRCC will recognize the facility's eligibility for such exemption.

         The Company believes that it will be granted the permit modification for the Long Beach facility and that each of the other permits described above will be renewed at the end of its term if the facility is in compliance with applicable requirements. However, there can be no assurances regarding the issuance, maintenance and/or renewal of such permits or that facilities will be able to comply with all such requirements.

         Costs. ERD anticipates financing the required costs of remediation and environmental compliance from funds generated from operations, additional securities offerings or borrowings, but there can be no assurances that such financing will be available, or that it will be available on terms favorable to the Company or its stockholders.




                               RECENT DEVELOPMENTS

         For a discussion of the current status regarding the Long Beach facility, see "Summary--Recent Developments," "Environmental Compliance" and "Legal Proceedings" Sections.

ACQUISITION OF ENVIRONMENTAL SERVICES OF AMERICA, INC.

         In January 1996, the Company and its newly formed subsidiary, EAC, entered into an agreement and plan of merger (the "Original Merger Agreement") whereby EAC would be merged with and into ENSA. In April 1996, the Original Merger Agreement was amended and restated in its entirety and is discussed below, as amended and restated.

         Simultaneously with the execution of the Original Merger Agreement and in contemplation of the acquisition of ENSA by the Company, the Company executed a securities purchase agreement pursuant to which ERD loaned ENSA $500,000 for working capital purposes.

         In April 1996, ERD, EAC and ENSA amended the Original Merger Agreement pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"). In order to facilitate the acquisition of ENSA and pursuant to the terms of the Merger Agreement, ERD and EAC launched a tender offer (the "Offer") on April 4, 1996, for the purchase of all of the common stock of ENSA (the "ENSA Common Stock") at a purchase price of $1.66 per share. On May 1, 1996, after receiving tenders in excess of 90% of the issued and outstanding shares of ENSA Common Stock, ERD successfully closed the Offer and on May 6, 1996, the Company purchased those shares at an aggregate purchase price of $5,865,967. Simultaneously with its entry into the Merger Agreement, the Company entered into a stock purchase agreement (the "Stock Purchase Agreement") with the holders of more than 90% of each class of preferred stock of ENSA (the "ENSA Preferred Stock"). The Company closed the Stock Purchase Agreement on May 6, 1996. The aggregate purchase price for the shares of ENSA Preferred Stock purchased pursuant to the Stock Purchase Agreement was $1,253,614. The Company contemplates the completion of the merger of EAC into ENSA in the near future with the proceeds of this Offering, which merger would make ENSA a wholly owned subsidiary of the Company. However, the timetable has not yet been set for the consummation of the merger. See "Use of Proceeds."

ACQUISITION FINANCING

         In order to partially finance the purchase of the ENSA Common Stock and ENSA Preferred Stock, in April 1996, the Company obtained a $7.5 million revolving credit facility (the "Revolving Facility") from the Bank pursuant to a loan agreement (the "Loan Agreement"), dated March 29, 1996. The Loan Agreement provides, among other things, for the payment by the Company of a commitment fee, payable monthly, computed at the rate of one quarter of one percent (.25%) per annum (computed on the actual number of days elapsed over 360 days) on the average daily unused amount of the Bank's $7.5 million commitment.

         The Loan Agreement provides for the granting by the Company and each of EAC, LBRR, C&J Enterprises, Inc. ("C&J"), Environmental Waste Incineration, Inc. ("EWII"), Environmental Resources and Disposal of Illinois, Inc., Absorbent Manufacturing & Technology, Inc., ERD Waste Corp. (Indiana) and ERD Management Corp. ("EMC") (collectively, the "Subsidiaries") of a first priority security interest in all of the Company's and the Subsidiaries' present and future accounts, contract rights, chattel paper, general intangibles, instruments and documents then owned or thereafter acquired, and in all machinery and equipment acquired by the Company and the Subsidiaries after the date of the Loan Agreement.

         Subject to the terms of the Loan Agreement, the Revolving Facility will be available until April 1, 1998 (the "Conversion Date"), at which time all outstanding principal and accrued interest under the Revolving Facility shall be due and payable. At that time, the Company may, upon request, be granted a term loan (the "Term Loan") in an amount equal to the lesser of the Bank's Commitment (as defined) or the aggregate principal amount of Revolving Loans then outstanding. The maturity date of the Term Loan is the third anniversary date of the Conversion Date. The proceeds of the Term Loan are to be used by ERD exclusively to satisfy obligations to the Bank under any Revolving Loans existing at the Conversion Date.

         The Loan Agreement contains traditional and customary representations, warranties, events of default and indemnification provisions and traditional and customary conditions to making advances under the Revolving Facility. As a result of the write-down and the anticipated losses from the discontinued incinerator operations at the Long Beach facility, the Company is not and will not be in compliance with certain of the financial covenants of the Company's loan agreements. The Company is currently negotiating certain amendments to the financial covenants; however, there can be no assurances that the Bank will agree to such amendments or that it will waive the breach of such financial covenants under the loan agreements. If an agreement is not reached with Bank, the Company will need to secure other financing; however, no assurances can be given that such financing will be available, or if available, that it will be available to the Company on favorable terms. See "Risk Factors-- Financing."

         The foregoing summary of the Loan Agreement is qualified in its entirety by reference to the text of the Loan Agreement, which is filed as an exhibit to the Company's report on Form 8-K, filed on April 17, 1996, which is attached hereto as Exhibit H.

         On June 6, 1996, and in August 1996, the Company borrowed an aggregate of $4.4 million from the Bank pursuant to a demand promissory note (the "Note"). The Note bears interest at the rate of 1% above the Bank's Prime Rate (as defined). The proceeds of this loan were used to satisfy all obligations of ENSA and its subsidiaries to United Jersey Bank under a loan agreement dated as of June 23, 1994, as amended.

         The Note is secured by certain assets of the Company and its subsidiaries, including ENSA and its subsidiaries, as well as by a stand-by letter of credit issued in favor of the Bank (the "Letter of Credit"). The Letter of Credit was obtained by American United Global, Inc. ("AUGI"), an affiliate of Robert Rubin, on behalf of the Company. In consideration of AUGI obtaining the Letter of Credit, the Company entered into an agreement with AUGI, dated May 30, 1996, as amended and restated by letter agreement dated October 8, 1996 (the "Financial Accommodations Agreement"). Pursuant to the terms of the Financial Accommodations Agreement, the Company agreed to (i) pay interest and other charges to AUGI, for so long as the Letter of Credit remains outstanding, in amounts equal to amounts of interest or other charges paid by AUGI to Citibank, N.A. in connection with the Letter of Credit or any payments made by Citibank, N.A. thereunder; (ii) pay all fees and disbursements of AUGI, including $10,000 of legal fees to AUGI's counsel; and (iii) if and to the extent the Letter of Credit is called for payment; the Company will issue to AUGI a convertible note in the aggregate principal amount of the note payable at 12% interest due on the earliest of (a) May 31, 1999, (b) receipt of proceeds by ERD from any public or private placement of debt or equity securities subsequent to the calling of the Letter of Credit, or (c) completion of any bank financing by ERD to the extent of all proceeds available after payment of all other secured indebtedness, provided that any of the Company's notes issued to AUGI will be convertible, at any time and at the option of AUGI, into shares of common stock of the Company at a conversion price equal to $4.40 per share. As security for the obligations of the Company under the Financial Accommodations Agreement, ENSA and certain of its subsidiaries have agreed to grant to AUGI a security interest, subordinate to the first priority security interest granted to the Bank, in all of their machinery and equipment.

                                LEGAL PROCEEDINGS

         In November 1994, P.J.V. Transport, Inc. ("PJV") and Concord Trucking Inc. ("Concord") commenced an action in the New York Supreme Court, Nassau County, against LBRR, EMC, and the City of Long Beach, New York. PJV has alleged non-payment in the amount of approximately $185,000 for services rendered in connection with the disposal by PJV of solid waste ash generated at the LBRR facility pursuant to a contract among PJV, LBRR, and the City of Long Beach (the "PJV Contract") and has alleged additional damages of approximately $200,000 in lost profits under the PJV Contract. Concord has alleged non-payment for services rendered in the amount of approximately $51,000 in connection with the leasing by LBRR of trailers for the storage of incineration ash pursuant to a contract between Concord and LBRR. Upon motion by PJV, summary judgment was entered against LBRR in the amount of $214,000. The Company has appealed the summary judgment decision and intends to continue to vigorously defend against such claims.

         In March 1996, PJV commenced a separate lawsuit against LBRR, EMC and EWII in Supreme Court, Nassau County. PJV has alleged that the transfer of assets by EMC (as successor in interest to LBRR) to EWII was a fraudulent conveyance in order to frustrate the collection of the $214,000 judgment in favor of PJV. The complaint also seeks punitive damages. The Company has made a motion to dismiss the cause of action for punitive damages, which is still pending. The Company has denied all material allegations of the complaint and intends to vigorously defend against this lawsuit.

         In March 1996, the law firm of Jenner and Block brought a suit against the Company, C&J, and EWII, in the United States District Court for the Eastern District of New York, for legal services rendered to C&J in an amount of approximately $154,000. The complaint alleges that the Company and EWII are responsible for payment of such legal services on various theories. The Company served an answer denying all material allegations of the complaint as against the Company and EWII and intends vigorously to defend against this lawsuit.

         On February 16, 1989, 5200 Enterprises, Ltd. ("Enterprises") commenced an action in the Supreme Court of Kings County, New York against Hasnas, Empire Electric Co., Wastex Industries, Inc., ENSI, Inc., Environmental Services, Inc., Enviropact, Inc., Enviropact Northeast, Inc., Professional Engineering Associates, Inc. and Elias. Enterprises, as the owner of a building, sued the prior owner and all persons and companies hired by the prior owner to clean-up contaminated spills existing on the property prior to sale and, in connection therewith, to conduct certain tests. The suit contends that the clean-up and/or the testing, some of which was done by ENSA subsidiaries, was conducted negligently, and that misrepresentations were made by the prior owner concerning the true level of remaining contamination. The suit seeks $3.5 million in damages. The Company is defending the suit and also seeking indemnity from co-defendants for any liability. A trial is currently scheduled for February 1997.

         On June 24, 1996, Mr. Colin, a former officer of ENSA, served a Demand for Arbitration on the Company, alleging that the Company breached its obligation to enter into an employment agreement with him and to issue stock options to him. Mr. Colin has demanded damages of $675,000, plus interest, an award directing the Company to issue the stock options to him, and punitive damages in an unspecified amount. The Company has not yet responded in this proceeding but intends to defend this claim vigorously.

         On September 4, 1996, the NYSDEC filed an administrative complaint alleging multiple violations of the Long Beach facility's permits and various environmental laws and regulations. The complaint seeks revocation of the facility's permits and penalties of $500,000. On November 6, 1996, the Company entered into an agreement with the New York State Attorney General, acting on behalf of the NYSDEC, pursuant to which the Company agreed to (i) voluntarily cease incineration at such facility by March 31, 1997, (ii) continue operations on an interim basis as a solid waste transfer station after March 31, 1997, pursuant to a consent order and to apply to the NYSDEC for a formal modification of the facility's permit to operate as a transfer station and (iii) to disconnect the incinerator apparatus by March 31, 1998. Pursuant to such agreement, Environmental Waste

Incineration, Inc., the Company's subsidiary operating the facility, agreed to plead guilty to a single violation of Section 71-2703(2) of the Environmental Conservation Law, and the State of New York agreed that it would not further prosecute the Company or any of its affiliates or subsidiaries in any civil or criminal proceedings in connection with any acts related to the operation and/or management of the facility as of November 6, 1996. As the Company is in the process of negotiating with the State of New York a comprehensive consent order, there can be no assurances regarding the ultimate impact of the Consent Order on the Company's financial condition and results of operations, or that the Company will reach a final agreement with the State of New York on terms favorable to the Company. As the City of Long Beach has indicated that it presently intends to oppose the Company's permit application for a transfer station, there also can be no assurances that the Company's application for such a permit will be granted. During the quarter ended July 31, 1996, the sales and net income before taxes of the Long Beach facility represented approximately 13% and 23%, respectively, of the Company's total sales and net income before taxes.

         CONTRACT WITH THE CITY OF LONG BEACH. The City of Long Beach represents the largest customer at the Long Beach facility with revenues of approximately $2.1 million for the one-year period ended May 31, 1996, and which prior to the decision to discontinue the incineration by March 31, 1997, had been projected at $2.2 million for the one year period ended May 31, 1997. The City of Long Beach delivers its solid waste to the facility pursuant to a contract it entered into with Long Beach Recycling & Recovery Corp. dated May 13, 1992. The City of Long Beach believes that it is not bound by the contract and can discontinue its delivery of solid waste at any time. There can be no assurances that the Company will be successful in enforcing the contract with the City of Long Beach or that the City will continue its delivery of solid waste to the facility. The Company believes that upon cessation of incineration on March 31, 1997, at the Long Beach facility, it is unlikely for the foreseeable future that such facility could operate profitably as a transfer station without the revenue from the City of Long Beach.

                                   MANAGEMENT

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

         The names and ages, along with certain biographical information (based solely on information supplied by them), of the directors and executive officers of the Company are as follows:



             NAME                   AGE                              POSITION
-------------------------------    -----    ----------------------------------------------------------
Joseph J. Wisneski                  42      Director, President, and Chief Operating Officer
Robert M. Rubin                     56      Chairman of the Board and Chief Executive Officer
Carl Frischling                     60      Director
Marc P. McMenamin                   34      Chief Operations Manager of the Company
Joseph T. Jacobsen                  38      Director, President, Air and Consulting Group



         Each director is elected for a period of one year at the Company's annual meeting of stockholders and serves until the next meeting and until his successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, the Board of Directors. In consideration for serving as an independent director, Mr. Frischling receives compensation of $5,000 per annum and, subject to stockholder approval, will receive options to purchase 30,000 shares of common stock at an exercise price of $7.125 per share. These options vest at the rate of 10,000 shares per annum.

         The Company has a compensation committee consisting of Carl Frischling and Robert Rubin. The Company has an audit committee consisting of Carl Frischling, David Cohen and Robert Rubin.

         The following is a brief summary of the background of each director, executive officer, and key employee of the Company:

         JOSEPH J. WISNESKI has been President, Chief Operating Officer, and a Director of the Company since February 1993, was Vice President of the Company from November 1992 through January 1993, and was one of the Company's founding stockholders. From April 1990 to November 1992, Mr. Wisneski served as a senior manager for Superior Contractors Network, Inc. ("Superior"), a private service broker in the general construction field. From January 1987 to April 1990, he served as President of Asbestos Services of America, a private marketing company, and from July 1986 to January 1987, he served as President of National Asbestos Removal Corporation, a private asbestos removal company. From 1979 to 1986, Mr. Wisneski was a Vice President in the lending divisions of a number of commercial banks, including European American Bank, Chase Manhattan Bank, and National Westminster Bank. Mr. Wisneski holds a B.B.A. degree from Pace University and a Masters of Business Administration degree from Fordham University.

         ROBERT M. RUBIN has served as the Chairman of the Board and Chief Executive Officer of the Company since February 1993. Mr. Rubin has served since May 1991 as the Chairman of the Board and a director of Universal Self Care, Inc., a public company engaged in the distribution of diabetic health products. Mr. Rubin has served since October 1990 as Chairman of the Board, Chief Executive Officer and President of AUGI, a public company engaged in the manufacture and distribution of sealing devices for automotive, aerospace, and general industrial applications and a distributor of Case construction equipment, and its subsidiaries. Mr. Rubin was the founder, President, Chief Executive Officer, and a director of Superior from its inception in 1976 until May 1986 and continued as a director of SCI (now known as Olsten Corporation ("Olsten")) until the latter part of 1987. Olsten, a New York Stock Exchange listed company, is engaged in providing home care and institutional staffing services and health care management services. Mr. Rubin is a former director and Vice-Chairman, and currently a minority stockholder of American Complex Care, Incorporated ("ACC") (formerly Legend Foods, Inc.), a public company formerly engaged in the provision of on-site health care services, including intra-dermal infusion therapies. In April, 1995, ACC's operating subsidiaries made assignments of their assets for the benefit of creditors without resort to bankruptcy proceedings. Mr. Rubin is also the Chairman of the Board of Western Power & Equipment Corp., a public company engaged in the distribution of construction equipment, principally manufactured by Case Corporation. Mr. Rubin is also a director and minority stockholder of Response USA, Inc., a public company engaged in the sale and distribution of personal emergency response systems; Diplomat Corporation, a public company engaged in the manufacture and distribution of baby products; Help at Home, Inc., a public company which provides home health care personnel; Arzan International (1991) Ltd., a public company engaged in the food distribution business; Med Emerg International Inc., a company involved in managing emergency rooms in Ontario, Canada; and Kaye Kotts Associates Inc., a public company engaged in providing tax preparation and assistance services.

         MARC P. MCMENAMIN has served as Chief Operations Manager of the Company since June 1992. From February 1991 until June 1992, Mr. McMenamin served as construction manager of, and was a partner in, Superior. From March 1987 until February 1991, Mr. McMenamin served as general manager of Romark Environmental Services, a private asbestos abatement company. Mr. McMenamin holds a B.B.A. degree from Hofstra University.

         CARL FRISCHLING has served as a director of ERD since September 1995. Mr. Frischling is a partner at the New York law firm of Kramer, Levin, Naftalis & Frankel, which he joined in September 1994. From September 1992 to August 1994, he was a partner at the law firm of Reid & Priest. Prior to that, Mr. Frischling had been a partner at the law firm of Spengler Carlson Gubar Brodsky & Frischling from November 1979. Mr. Frischling holds B.A, Juris Doctorate, and Masters of Business Administration degrees from Columbia University.

         JOSEPH T. JACOBSEN has served as a director of ERD since October 30, 1996. He has been serving as President of the Company's Air and Consulting Group since May 1996. Prior to that, Mr. Jacobsen served as Executive Vice President from November 1989, and as Secretary from June 1990, of ENSA. Since August 1994, Mr. Jacobsen has been President of ENSA Environmental, Inc., a wholly-owned subsidiary of ENSA which owns and operates all consulting assets and activities of ENSA. Mr. Jacobsen holds a Masters of Science degree from the School of Engineering of the University of Pittsburgh, a B.S. degree in Business from LaSalle University and a B.A. degree in Geology from Temple University.

         D. David Cohen resigned as a director of the Company effective December 20, 1996.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of the date hereof, the ownership of the Common Stock by (i) each person who is known by the Company to own of record or beneficially more than 5% of the outstanding Common Stock, based on reports filed with the SEC, (ii) each of the Company's directors and executive officers, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.




                                                                                                    PERCENTAGE OWNERSHIP AFTER
                                                                           PERCENTAGE OWNERSHIP     OFFERING (ASSUMING
NAME AND ADDRESS                                 NUMBER OF SHARES                PRIOR TO           MAXIMUM OFFERING AT THE
OF  BENEFICIAL OWNER                            BENEFICIALLY OWNED               OFFERING           ASSUMED PURCHASE PRICE)(7)
--  ----------------                            ------------------               --------           --------------------------

Robert M. Rubin (1)                                   1,397,225                  23.75%             18.26%

Joseph J. Wisneski (1)                                  961,675(2)               16.35%             12.57%

D. David Cohen                                          203,050(3)                3.45%              2.65%
500 North Broadway, Suite 133
Jericho, New York 11753

Marc McMenamin (1)                                      137,475(4)                2.34%              1.80%

Carl Frischling                                           8,000(5)               *                    *
170 East 83rd Street
New York, New York 10028

Joseph T. Jacobsen (1)(6)                                     -                  *                    *

All directors and executive officers of the           2,504,875                  42.58%             32.74%
Company as a group (six
persons)(2)(3)(4)(5)(6)

Hampshire and affiliates (including one
related person) (8)
640 Fifth Avenue
New York, NY  10019                                     397,620                    6.8%              5.20%



---------------------------------------------


     *    Indicates beneficial ownership of less than one (1%) percent.

     (1) The address of each of the referenced individuals is c/o ERD Waste Corp., 937 East Hazelwood Avenue, Building 2, Rahway, New Jersey 07065.

     (2) Does not include options to purchase 125,000 shares under the 1994 Plan, of which 93,750 exercisable within 60 days of the date hereof.

     (3) Includes 50,000 shares of Common Stock owned of record by Mr. Cohen's wife and 10,000 Shares of Common Stock owned by Mr. Cohen's mother as to which he disclaims beneficial ownership.

     (4) Does not include options to purchase 190,000 shares, in the aggregate, granted under the 1994 Plan, of which 142,000 are exercisable within 60 days of the date hereof.

     (5) Does not include options to purchase 30,000 shares granted pursuant to the Option Agreement between the Company and Mr. Frischling, of which 7,500 are exercisable within 60 days of the date hereof, or any shares or shares obtainable upon exercise of warrants included in the Units issuable to Kramer Levin.

     (6) Does not include options to purchase 50,000 shares to be granted under the 1994 Plan, of which 16,500 are exercisable within 60 days of the date hereof.

     (7) Outstanding shares do not shares issuable and included in 20 Units issuable to Kramer Levin including 142,840 shares obtainable on exercise of Warrants included in such Units includable in warrants issuable to Kramer Levin.

     (8) Does not include warrants to purchase 120,000 shares of Common Stock. Each such individual disclaims beneficial ownership of the others' shares of Common Stock.

STOCK OPTION PLAN

         Pursuant to the Merger Agreement, the Board of Directors of the Company authorized an amendment to the 1994 Plan increasing the number of authorized options reserved thereunder from 500,000 shares to 1,000,000 shares of Common Stock and providing for the issuance of qualified and non-qualified stock options. This amendment is subject to approval by the Company's stockholders.


                              CERTAIN TRANSACTIONS

         On May 30, 1996, the Company entered into the Financial Accommodations Agreement with AUGI, an affiliate of Robert Rubin, in connection with the Letter of Credit issued on behalf of the Company by AUGI in favor of the Bank to secure a $4.0 million loan from the Bank to the Company. See "Recent Developments--Acquisition Financing." For additional information, see "Certain Transactions" of Exhibit J.

         During the second quarter of fiscal 1997, the Company's President and Chief Operating Officer loaned the Company $642,949. The advances are secured by notes in the amount of $500,000 and $100,000 from the Company bearing an interest rate comparable to the rate charged by its commercial bank. Interest and principal are due in full at maturity on July 12, 1998, and on June 10, 1998, for the $500,000 note and the $100,000 note respectively.

         The Company has agreed to issue 20 Units to Kramer Levin, counsel to the Company. Additionally, 60,000 shares of Common Stock are issuable upon exercise of options granted to Carl Frischling, an outside director and a member of Kramer Levin, and Peter Reuter, a former director, pursuant to certain option agreements.

         On December 17, 1996, the Company's Chairman of the Board and Chief Executive Officer loaned the Company $300,000. The advances are secured by a short term 30-day note bearing interest at 2% above the prime lending rate of the Bank. This loan will not be repaid from proceeds of this Offering unless the Company raises at least $1,500,000 from this Offering.


                            DESCRIPTION OF SECURITIES

         The following summary description of the Company's securities is qualified in its entirety by reference to the Company's Certificate of Incorporation and in the case of the Warrants, the Warrant Agreement (as defined below), a form of which is attached hereto as Exhibit C.

UNITS

         The Units consist of a number of shares of Common Stock and Warrants, determined by dividing $25,000 by 90% of the Average Closing Bid Price for the Common Stock. Based upon an average closing bid price for the Common Stock for the 10 trading days ending December 19, 1996 of $2.35625 per share, each of the Units offered hereby would consist of approximately 11,789. shares of Common Stock and the same number of Warrants each to purchase one share of Common Stock. The actual number of shares of Common Stock included in the Units and obtainable upon exercise of the Warrants will be determined on each Closing Date based on the actual Average Closing Bid Price to reflect a purchase price per share of Common Stock equal to 90% of the Average Closing Bid Price. The Common Stock and the Warrants will not be separately transferable until one year after the date of issuance, subject to the restrictions upon transferability more fully described herein. See "Risk Factors--Restrictions On Transfer of Securities."

COMMON STOCK

         The Company is authorized to issue up to 15,000,000 shares of Common Stock, par value $.001 per share, of which 5,882,782 shares are outstanding as of the date hereof. Under the Company's 1994 Plan, options to purchase 445,000 shares have been granted. The Company's Board of Directors has authorized an increase in the 1994 Plan from 500,000 to 1,000,000 shares, which increase is subject to approval by the Company's stockholders. The Board of Directors also awarded options to purchase 30,000 shares to each of Carl Frischling and Peter Reuter, two outside directors of the Company, pursuant to their respective Option Agreements. Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution, or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any securities. The outstanding Common Stock is validly authorized and issued, fully paid, and nonassessable.

PREFERRED STOCK

         The Company is authorized to issue up to 2,000,000 shares of preferred stock, par value $.001 per share, of which no shares are outstanding as of the date hereof. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights, and sinking fund provisions. The issuance of any such preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. The ability of the Board of Directors to issue preferred stock could discourage, delay or prevent a takeover of the Company. See "Risk Factors--Preferred Stock; Possible Anti-Takeover Effects."

WARRANTS

         The Warrants will be issued pursuant to an agreement, dated as of the date of this Memorandum (the "Warrant Agreement"), between the Company and Continental Stock Transfer and Trust Company, as warrant agent (the "Warrant Agent"). Each Warrant is not exercisable until one year from the date of issuance. The Warrants will not be detachable from the Common Stock included in the Units until the Separation Date. Each Unit will include a Warrant entitling the holder to purchase the Warrant Shares at an exercise price (the "Exercise Price") equal to $3.50 per share for the Common Stock, subject to adjustment, at any time until 5:00 P.M., New York City time, on January 31, 2002. The Warrants may be exercised in whole or in part.

         The Warrants are subject to redemption by the Company, upon 30 days' written notice, at a price of $0.10 per Warrant, if the closing bid price for the Common Stock has been at least $6.00 of the Exercise Price for the 10 trading day period ending on the fifteenth day prior to the date on which notice of redemption is given (subject to adjustment). For these purposes, the closing bid price of the Common Stock shall be determined by the closing bid price, as reported by NASDAQ, so long as the Common Stock is quoted on NASDAQ and, if the Common Stock is listed on a securities exchange or on Nasdaq/NSM, shall be determined by the last reported sale price where such securities are primarily traded. On December 19, 1996, the closing bid price of the Common Stock on the Nasdaq/NSM was $2.125. The Company's redemption rights will only be in effect if the Common Stock is either quoted on NASDAQ or listed on a securities exchange or the Nasdaq/NSM Holders of Warrants will automatically forfeit their rights to purchase the shares of Common Stock issuable upon exercise of such Warrants unless the Warrants are exercised before they are to be redeemed. All of the outstanding Warrants must be redeemed if any portion of that class are to be redeemed. A notice redemption will be mailed to each of the registered holders of the Warrants no later than 30 days before the date fixed for redemption. The notice of redemption shall specify the redemption price, the date fixed for redemption, the place where the Warrant certificates shall be delivered and the date of expiration of the right to exercise the Warrants.

DELAWARE ANTI-TAKEOVER LAW

         The Company is subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, this law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which such person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" is defined to include mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is defined as a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of the corporation's voting stock.

REGISTRATION RIGHTS

         Pursuant to a Registration Rights Agreement, a form of which is attached hereto as Exhibit B, the Company has agreed to file a Shelf Registration covering the Registrable Securities within 60 days after the Final Closing and use its reasonable best efforts to have such registration statement declared effective as promptly as practicable thereafter; provided, however, that if within such 60 day period the Company registers any of its securities under the Act pursuant to an Underwritten Offering, the holders of the Registrable Securities must request piggyback registration of all of their Registrable Securities in the Underwritten Offering. If the managing underwriter in such Underwritten Offering declines to include a portion or all of the Registrable Securities in such Underwritten Offering, then the Company will use its reasonable best efforts to file the Shelf Registration registering all remaining Registrable Securities within 90 days of the completion of the Underwritten Offering. In the event that the Company is required to file a Shelf Registration, the Company has agreed to keep such Shelf Registration covering such shares effective for up to three years after the Final Closing.

         Additionally, the Company has the right to (i) delay filing of the Shelf Registration if the Company determines in good faith that it may adversely affect the outcome of a contemplated transaction or that it is in the best interest of the Company or the Company's stockholders; or (ii) suspend effectiveness of the Shelf Registration in the event the Shelf Registration includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. In such event, the Company will extend the period of effectiveness of the Shelf Registration by the number of days the Shelf Registration was suspended.

TRANSFER AGENT AND WARRANT AGENT

         Continental Stock Transfer and Trust Company serves as the transfer agent and warrant agent for the Units, Common Stock and Warrants.


                         PLAN OF PLACEMENT OF THE UNITS

         The Company has engaged the Placement Agents to introduce the Company to "accredited investors" who may be interested in purchasing Units and to advise the Company in connection with the structure, terms and conditions of the Offering. In consideration for its services, the Placement Agent will receive, among other things, at the Closing, on a pro rata basis: (i) a fee of 10% of the aggregate gross proceeds from the sale of the Units sold at the Closing to persons introduced by the Placement Agents, (ii) a 3% non-accountable expense allowance, and (iii) the Placement Agents' Warrants to purchase up to 10% of the number of Units sold in the Offering at an exercise price per Unit equal to the Offering Price. The Placement Agents have also been granted certain registration rights with respect to the securities underlying the Placement Agents' Warrants. The Company will also reimburse the Placement Agents for certain reimbursable expenses. The Company has also agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the federal securities laws.

                     SUITABILITY AND SUBSCRIPTION PROCEDURE

GENERAL TERMS

         The Company is offering a minimum of 20 Units and a maximum of 150 Units at $25,000 per Unit, which will be payable on delivery of an investor's Subscription Agreement. The minimum investment is one Unit, although the Company, in consultation with the Placement Agents, may accept subscriptions for fractional Units. The Offering will terminate the Termination Date.

INVESTOR SUITABILITY STANDARDS

         The Units are suitable for those investors whose business and investment experience, either alone or together with an experienced advisor, makes them capable of evaluating the merits and risks of a prospective investment in the Company and who can afford the loss of their entire investment and have no need for liquidity in their investment.

         A pension or profit sharing plan, Keogh Plan, endowment fund, foundation, IRA or other entity exempt from federal taxation should invest in the Company only if such investor (or each beneficiary thereof) has substantial net worth and meets the suitability standards set forth below and such investment complies with: (i) the provisions of the governing instruments, (ii) any limitations relating to its tax-exempt status, and (iii) any limitations imposed by the Employee Retirement Income Security Act of 1974, as amended. An investment in the Company will not in and of itself create a Keogh Plan or an IRA.

         The Units are being offered and will be issued in reliance on certain exemptions from registration and qualification which are available under federal and state securities laws for non-public offerings. The Company intends to rely upon the exemption for non-public offerings provided by Section 4(2) of the Act and Rule 506 of Regulation D thereunder as well as appropriate exemptions under state securities laws and regulations. Units will be sold only to persons whom the Company has reasonable grounds to believe, and does believe, immediately prior to sale, are "accredited investors" (as that term is defined in Rule 501 of Regulation D under the Act). An accredited investor is: (i) an individual who, either individually or jointly with his spouse, has a net worth (i.e., total assets in excess of total liabilities) of at least $1,000,000; (ii) an individual whose annual income exceeded $200,000 in each of the last two years or whose joint income with such individual's spouse exceeded $300,000 in each of those years and, in either case, who reasonably expects to reach the same income level in the current year; (iii) an individual who is an executive officer or director of the Company; (iv) certain institutional investors; or (v) an entity in which all of the equity owners are accredited investors.

         Each prospective investor will be required to represent that, among other things: (i) he is an accredited investor; (ii) he is willing and able to bear the economic risk of his investment in the Company, has no need for liquidity with respect thereto and is able to sustain a complete loss of his investment; (iii) he has received, read carefully and understands the contents of this Memorandum; (iv) he has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect his interests in connection with his investment in Units; and (v) he is purchasing the Units for his own account, for investment and not with a view toward resale or distribution. Additional or more stringent requirements may apply in certain states.

         The suitability standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that the Units are a suitable investment for a prospective investor. The Company reserves the right for itself and the Placement Agents to refuse to sell Units to any person or entity who, in the opinion of the Company or the Placement Agents, fails to satisfy the foregoing investor suitability standards, or for any other reason.

         Since the Units are not being registered under the Act, the Units may not be sold, assigned or transferred unless they are subsequently registered under the Act or unless an exemption from such registration is available at the time of the desired sale, assignment or transfer. In addition, transfer of the Units is restricted by the terms of the Subscription Agreement.

SUBSCRIPTION PROCEDURE

         Each  prospective   investor  who  meets  the  applicable   suitability
standards and desires to purchase Units must execute and deliver to the Placement Agents two executed and properly completed copies of a Subscription Agreement in the form attached hereto as Exhibit A, together with a certified or official bank check payable to "American Stock Transfer & Trust Company, as Escrow Agent for ERD Waste Corp." The proceeds of such check will be deposited in a non-interest-bearing special account established by the Placement Agents at the Special Account. Alternatively, prospective investors may elect to wire transfer a subscription payment directly to the Special Account. Except as required by applicable state securities laws, subscriptions may not be rescinded by subscribers prior to the Termination Date.

         The Company or the Placement Agents may request an investor to complete and execute an Investor Questionnaire to provide the Company information to verify that such investor is an accredited investor and otherwise qualified to invest in Units. In such case, the Placement Agents will provide such investor with an appropriate Investor Questionnaire, and such investor's subscription will not be accepted unless and until such Investor Questionnaire has been completed and returned.

         Execution of a Subscription Agreement constitutes an irrevocable subscription for Units, subject to acceptance of the prospective investor's subscription by the Company and to satisfaction of the conditions to closing set forth in the Subscription Agreement. The Company may, in its sole discretion, accept or reject subscriptions in whole or in part.

         Not later than five business days after the Termination Date, the Company will notify the investor if the subscription has been rejected, in whole or in part. Amounts paid by a prospective investor with respect to that portion or all of a rejected subscription will be promptly returned without deduction and without interest. Any subscription not so rejected will be accepted.


                                     EXPERTS

     The financial statements of ERD for fiscal 1996 and 1995 have been audited by Feldman Radin & Co., P.C., independent auditors, and are contained in the ERD Form 10-KSB. The consolidated balance sheets of ENSA for the fiscal years ended December 31, 1995, and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended December 31, 1995, 1994 and 1993, of ENSA have been audited by Cooper, Selvin & Strassberg LLP, independent auditors, and are contained in the ENSA Form 10-K.

                                   EXHIBIT 4.4
NUMBER

Prior to the close of business on January __, 1997 or such earlier date as may be determined by the Placement Agents (the "Separation Date"), this Certificate evidencing Unit(s), each consisting of ___ shares of Common Stock and ___ Common Stock Purchase Warrants may be combined, exchanged or transferred only as Units and Common Stock and Common Stock Purchase Warrant(s) evidenced by this Certificate may not be split up, exchanged or transferred separately. The Common Stock Purchase Warrants evidenced hereby are issued under and pursuant to the terms and conditions of a certain warrant agreement (the "Agreement") dated as of January __, 1997 between the Corporation and Continental Stock Transfer & Trust Company, as Warrant Agent, to which Agreement and any instruments supplemental thereto reference is hereby made for a description of the rights of the holders of Common Stock Purchase Warrants issued under and pursuant thereto. The Corporation will furnish to the holder of this Certificate, upon request and without charge, a copy of the Agreement. The Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of the Common Stock Purchase Warrants evidenced hereby and to the exercise price of such Common Stock Purchase Warrants in certain events therein set forth.


ERD WASTE CORP.                                                __________  UNITS
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                             SEE REVERSE FOR CERTAIN DEFINITIONS


THIS
CERTIFIES
THAT  __________________________________________________________________________



is the
owner of _________________________________________________________  UNITS


                                       OF
                                 ERD WASTE CORP.
(herein called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:                              [SEAL]

                                                       _________________________
                                                              President
Countersigned and Registered:
     Continental Stock Transfer & Trust                _________________________
     Company, Transfer Agent and Registrar                     Secretary


By:_______________________________________
        Authorized Signature

                                 ERD WASTE CORP.


         THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR
RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. COPIES OF SUCH STATEMENT ARE ALSO ON FILE WITH THE TRANSFER AGENT AND ARE AVAILABLE TO ANY STOCKHOLDER WITHOUT CHARGE UPON APPLICATION TO THE TRANSFER AGENT.

         The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common           UNIF GIFT MIN ACT - ________ Custodian _______
                                                                    (Cust)      (Minor)

TEN ENT - as tenants by the entireties                 under Uniform Gifts to Minor Act

JT TEN - as joint tenants with right of
         survivorship and not as
         tenants in common                             ________________________________
                                                                     (State)

     Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
|--------------------------------------|
|                                      |
|--------------------------------------|

--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

___________________________________________________________________________Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint



________________________________________________________________________Attorney
to transfer the said Units on the books of the within-named Corporation with full power of substitution in the premises.

Dated: __________________________________


                                            NOTICE:  The   signature   to   this
                                                     assignment  must correspond
                                                     with  the  name as  written
                                                     upon   the   face   of  the
                                                     Certificate,    in    every
                                                     particular,         without
                                                     alteration or  enlargement,
                                                     or any change whatever.

                                                                     EXHIBIT 4.5



                     AMENDMENT 1 TO WARRANT AGREEMENT DATED
                             AS OF DECEMBER 31, 1996


         Reference is made to that Warrant Agreement (the "Agreement"), dated as of December 31, 1996, by and among ERD WASTE CORP., a Delaware corporation (the "Company") and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Warrant Agent (the "Warrant Agent").

         The Agreement is hereby amended as follows:

1. Section 1(f) of the Agreement shall be amended to read as follows:

                                    f.      "Purchase Price" shall mean the
         price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $2.25 per share, subject to adjustment from time to time pursuant to the provisions of Section 9 hereof, and subject to the Company's right to reduce the Purchase Price, upon notice to all Warrant Holders.

2. The Purchase Price in the second sentence of the first paragraph of Exhibit A of the Agreement shall be changed from $3.50 to $2.25 per share.

         Except as amended hereby, the Agreement shall continue in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment 1 to the Warrant Agreement to be duly executed as of the date first above written.

                                        ERD WASTE CORP.


                                        By: /s/ T. Kevin Sheehy
                                           ------------------------------
                                                Authorized Officer


                                        CONTINENTAL  STOCK   TRANSFER  &  TRUST
                                        COMPANY


                                        By: /s/ William F. Seegraber
                                            ------------------------
                                                Authorized Officer

                                WARRANT AGREEMENT



         AGREEMENT, dated as of December 31, 1996, by and among ERD WASTE CORP., a Delaware corporation (the "Company") and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Warrant Agent (the "Warrant Agent").



                               W I T N E S S E T H


         WHEREAS, in connection with a Private Placement of up to $3,750,000 (the "Private Offering") through Network 1 Financial Securities, Inc. and M.S. Farrell & Co., Inc. (together the "Placement Agents"), pursuant to a Private Placement Offering Memorandum dated December 20, 1996 ("Private Offering Memorandum") the Company proposes to issue that number of Warrants determined by dividing the purchase price per Unit of $25,000 by 90% of the average closing bid price for the Common Stock for 10 trading days immediately preceding the date of each respective closing (the "Warrants"), and (an amount of Warrants equal to 10% of the number of Warrants sold in the Private Offering) issuable upon exercise of the Placement Agents' Warrants, as defined in the Private Offering Memorandum granted to the Placement Agents in connection with the Private Offering Memorandum; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof.

         NOW THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

         SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:


              a. "Average Closing Bid Price", means the number obtained by dividing the purchase price per Unit of $25,000 by 90% of the average closing bid price of the Company's Common Stock reported by NASDAQ for the 10 trading days immediately preceding the respective closing of the Private Offering.

              b. "Common Stock" shall mean the authorized stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 15,000,000 shares of Common Stock, $.001 par value per share.

              c. "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located on the date hereof at 2 Broadway, 19th Floor, New York, New York 10004.

              d. "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Warrant Agent, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

              e. "Initial Warrant Exercise Date" shall mean, as to each Warrant, one year from the date of the Private Offering.

              f. "Purchase Price" shall mean the price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $3.50 per share, subject to adjustment from time to time pursuant to the provisions of
Section 9 hereof, and subject to the Company's right to reduce the Purchase Price;upon notice to all Warrant Holders.

              g. "Redemption Price" shall mean the price at which the Company may, at its option, redeem the Warrants, in accordance with the terms hereof, which price shall be $.l0 per Warrant, subject to adjustment from time to time pursuant to the provisions of Section 9.

              h. "Registered Holder" shall mean the person in whose name any certificate representing Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

              i. "Transfer Agent" shall mean Continental Stock Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such.

              j. "Warrant Expiration Date" shall mean, with respect to each Warrant, 3:00 p.m. (New York, New York time) on January 31, 2002, or the Redemption Date as defined in Section 8, whichever is earlier; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 3:00 p.m. (New York, New York time) on the next following day which in the State of New York is not a holiday nor a day on which banks are authorized to close. Upon notice to all Warrant Holders, the Company shall have the right to extend the Warrant Expiration Date.

         SECTION 2. Warrants and Issuance of Warrant Certificates.

               a. Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one (1) share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 9.

               b. Upon execution of this Agreement, Warrant Certificates representing the number of Warrants sold pursuant to the Private Offering Memorandum shall be executed by the Company and delivered to the Warrant Agent. Upon written order of the Company signed by its President or Chairman or a Vice President and by its Secretary or an Assistant Secretary, the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent as part of the Units.

               c. From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing the amount of shares of Common Stock sold in the Private Offering, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

               d. From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except to (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder,
(iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; (v) those issued pursuant to the Placement Agents' Warrants; and (vi) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Warrants or the Redemption Price therefor made pursuant to Section 9.

         SECTION 3. Form and Execution of Warrant Certificates.

              a. The Warrant Certificates for the Warrants shall be substantially in the form annexed hereto as Exhibit A and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the letter W on the Warrants. Unless registered under the Securities Act of 1933, as amended (the "1933 Act") the Warrant Certificates shall bear the following legends:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS AVAILABLE."

              b. Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, by mutual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Section 4(a).

         SECTION 4. Exercise.

              a. Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of the exercise of the Warrants. Promptly following, and in any event within five (5) days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a Warrant Certificate for any remaining unexercised Warrants of the Registered Holder) unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certif- icates pending clearance of checks received in payment of the Purchase Price pursuant to such Warrants. Unless the shares of Common Stock issuable upon exercise of the Warrants have been registered under the 1933 Act, the Common Stock Certificates shall bear the following legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS AVAILABLE."

         SECTION 5. Reservation of Shares; Listing; Payment of Taxes; etc.

              a. The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof (other than those which the Company shall promptly pay or discharge) and that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

              b. The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable effort to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to any such securities. However, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

              c. The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requiring the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.


         SECTION 6. Exchange and Registration of Transfer.

              a. Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of all the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

              b. The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants of the same class.

              c. With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

              d. A service charge may be imposed by the Warrant Agent for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

              e. All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly cancelled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent.

              f. Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         SECTION 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.


         SECTION 8. Redemption.

              a. on not less than thirty (30) days prior written notice, the Warrants may be redeemed, at a price of $.10 per Warrant, provided the average closing bid price of the Company's Common Stock on the Nasdaq Stock Market (or the last sale price, if quoted on a national securities exchange) for ten (10) consecutive trading days ending on the fifteenth day prior to the date of the notice of redemption equals or exceeds $6.00 per share (subject to adjustment by the Company in accordance with Section 9 hereof). The notice of redemption will be sent to the registered address of the registered holder of the Warrant. All Warrants must be redeemed if any are redeemed.

              b. In case the Company shall desire to exercise its right to so redeem the Warrants, it shall request the Warrant Agent to mail a notice of redemption to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth (30th) day before the date fixed for redemption, at their last address as shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

              c. The notice of redemption shall specify (i) the Redemption Price, (ii) the date fixed for redemption, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, and (iv) that the right to exercise the Warrant shall terminate at 3:00 p.m. (New York, New York time) on the business day immediately preceding the date fixed for redemption. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or of the Secretary or the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

              d. Any right to exercise a Warrant that has been called for redemption shall terminate at 3:00 p.m. (New York, New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holders of the redeemed Warrants shall have no further rights except to receive, upon surrender of the redeemed Warrant, the Redemption Price.

              e. From and after the date specified for redemption, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the Redemption Price of each such Warrant. From and after the date fixed for redemption and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.

              f. In case the Company shall desire to exercise its right to so redeem the Warrants before the Warrants are exercisable, the Warrants shall become immediately exercisable upon receipt of written notice of the Company's intent to redeem.

         SECTION 9. Adjustment of Purchase Price and Number of Shares of Common Stock or Warrants.

              a. Subject to the exceptions referred to in Section 9 (g), in the event the Company shall, at any time or from time to time after the date hereof, subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such subdivision or combination being herein called a "Change of Shares") , then, and thereafter upon each further Change of Shares, the applicable Purchase Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such Change of Shares and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such Change of Shares.

              Upon each adjustment of the applicable Purchase Price pursuant to this Section 9, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section 9(b)) be such number of shares (calculated to the nearest tenth) purchasable at the applicable Purchase Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the applicable Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Purchase Price in effect immediately after such adjustment.

              b. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant, immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The foregoing provisions, shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

              c. Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2 (e), continue to express the applicable Purchase Price per share, the number of shares purchasable thereunder as the Purchase Price per share, and the number of shares purchasable thereunder as were expressed in the Warrant Certificates when the same were originally issued.

              d. After each  adjustment of the Purchase  Price  pursuant to this
Section 9, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the applicable Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and the number of Warrants to which the registered holder of each Warrant shall then be entitled and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to the Placement Agents and to each registered holder of Warrants at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

              e. For purposes of Section 9(a) and 9(b) hereof, the following provisions (i) and (ii) shall also be applicable:

                   (i) The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

                   (ii) No Adjustment of the Purchase Price shall be made unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided that any adjustments which by reason of this clause (ii) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall require an increase or decrease of at least $0.05 in the Purchase Price then in effect hereunder.

              f.  No   Adjustment   of   Purchase   Price  in   Certain   Cases.
Notwithstanding any provision to the contrary contained herein, no adjustment of the Purchase Price shall be made:

                        (1) Upon the issuance or sale of (i) the Placement Agents' Warrants or the securities underlying the Placement Agents' Warrants,
(ii) the shares issuable pursuant to the options, warrants, rights, stock purchase agreements or convertible or exchangeable securities outstanding or in effect on the date hereof as described in the Private Offering Memorandum, (iii) any shares of Common Stock issuable pursuant to the Company's stock plans, described in such Private Offering Memorandum, or Shares to be issued upon exercise of options granted by the Company under stock option plans subsequently adopted by the Company, (iv) securities issued in connection with the acquisition of, or merger with, any entity by the Company, and (v) any Shares issued in connection with the Private Offering.

                        (2) If the amount of said adjustments shall aggregate less than five cents ($.05) for one (1) share of Common Stock; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall aggregate at least five cents ($.05) for one (1) share of Common Stock.

              g. As used in this Section 9, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the Private Offering of the Units and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the date of the Private Offering or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 9(c) hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

              h. Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 9, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.

         SECTION 10. Fractional Warrants and Fractional Shares.

              a. If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 9 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                   (i) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of the Warrant, or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

                   (ii) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of the Warrant; or

                   (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         SECTION  11.  Warrant  Holders  Not Deemed  Stockholders.  No holder of
Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

         SECTION 12. Rights of Action. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificates and this Agreement.

         SECTION 13. Agreement of Warrant Holders. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

              a. The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

              b. The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in
Section 7 hereof.

         SECTION 14. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and cancelled by it and retired. The Warrant Agent shall also cancel Common Stock following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split-up, combination or exchange.

         SECTION 15. Concerning the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

         The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price or the Redemption Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

         The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

         Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary, or Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

         The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

         In the event of a dispute under this Agreement between the Company and the Placement Agents regarding proceeds received by the Warrant Agent from the exercise of the Warrants, the Warrant Agent shall have the right, but not the obligation, to bring an interpleader action to resolve such dispute.

         The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court shall be a bank or trust company having a capital and surplus as shown by its last published report to its stockholders, of not less than Ten Million Dollars ($10,000,000.00), or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

         Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

         The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         SECTION 16. Modification of Agreement. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified,,supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed.

         SECTION 17. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 937 East Hazelwood Avenue, Building 2, Rahway, New Jersey 07065, Attention: President, with a copy to Kramer, Levin, Naftalis & Frankel, at 919 Third Avenue, New York, New York 10022, Attention: Richard Marlin, Esq., or at such other address as may have been furnished to the Warrant Agent in writing by the Company; if to the Warrant Agent, at Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, New York 10004.

         SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

         SECTION 19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the holders from time to time of the Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

         SECTION 20. Termination. This Agreement shall terminate at the close of business on the Expiration Date of all the Warrants of such earlier date upon which all warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 15 hereof shall survive such termination.

         SECTION 21. Counterparts. This Agreement may be executed in several counterparts which taken together shall constitute a single document.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the date first above written.

                                ERD WASTE CORP.


                                By: /s/ T. Kevin Sheehy
                                    -----------------------
                                      Authorized Officer


                                CONTINENTAL  STOCK   TRANSFER  &  TRUST COMPANY


                                By: /s/ William F. Seegraber
                                    ------------------------
                                         Authorized Officer

                                    EXHIBIT A

                      [FORM OF FACE OF WARRANT CERTIFICATE]

No.  W                                               _______ (______) Warrants
VOID AFTER January 31, 2002

               CLASS A REDEEMABLE COMMON STOCK WARRANT CERTIFICATE
                         FOR PURCHASE OF COMMON STOCK OF
                                 ERD WASTE CORP.

         This  certifies  that FOR VALUE  RECEIVED or  registered  assigns  (the
"Registered Holder") is the owner of the number of Redeemable Common Stock Purchase Warrants (the "Warrants") specified above. Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value, of ERD Waste Corp., a Delaware corporation (the "Company"), at any time between one year from 1997 and the Expiration Date (as hereinafter defined) , upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $3.50 per share (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Warrant Agent.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of 1997, by and among the Company and the Warrant Agent.

         In the event of certain events provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

         The term "Expiration Date" shall mean 3:00 p.m. (New York, New York time) on January 31, 2002, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall be 3:00 p.m. (New York, New York time) the next day which in the State of New York is not a holiday nor a day in which banks are authorized to close.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         This Warrant may be redeemed at the option of the Company, at a Redemption Price of $.10 per Warrant, provided that (a) the closing price of the Company's Common Stock on the Nasdaq SmallCap Market as reported by the National Quotation Bureau, Incorporated (or the last sale price, if quoted on a national securities exchange) equals or exceeds $6.00 for at least 10 consecutive trading days ending on the fifteenth (15th) business day prior to the date of the notice of redemption. Notice of redemption shall be given not later than the thirtieth
(30th) day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.10 per Warrant upon surrender of this Certificate.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two (2) of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:
                                            ERD WASTE CORP.


                                    By:________________________________________
                                                      Chairman


                                    By:________________________________________
                                                     Secretary

[seal]

Countersigned:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY


By:_____________________________

         Authorized Officer

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

         The undersigned Registered Holder hereby irrevocably elects to exercise
                    (                     ) Warrants represented by this Warrant
Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                            _______________________
                            _______________________
                            _______________________
                            _______________________

                     [please print or type name and address]

and be delivered to

                            _______________________
                            _______________________
                            _______________________
                            _______________________

                     [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


Dated: ______________                                 _______________________
                                                      Signature

                                                      _______________________
                                                      Street Address

                                                      _______________________
                                                      City, State and Zip Code

                                                      ________________________
                                                      Taxpayer ID Number

                                                      ________________________
                                                      Signature Guaranteed:

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                            _______________________
                            _______________________
                            _______________________
                            _______________________

                     [please print or type name and address]

         -----------------  (------------)  of the Warrants  represented by this
----------------------   -----------------   Warrant  Certificate,   and  hereby
irrevocably constitutes and appoints ------------- Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:

                                                          Signature Guaranteed:






              THE SIGNATURE MUST BE GUARANTEED BY A MEDALLION BANK.

                                   EXHIBIT 4.6

UPO-

                     PLACEMENT AGENTS' UNIT PURCHASE WARRANT

                             Dated: _______ __, 1997


         THIS CERTIFIES THAT ______________ is entitled to purchase from ERD WASTE CORP., a Delaware corporation (the "Company"), _____ Units at a purchase price of $25,000 per Unit (the "Exercise Price"), subject to adjustment as provided in paragraph 6 hereof, at any time during the four-year period commencing one (1) year from the date hereof. Each Unit consists of _______ shares of the Company's common stock, par value $.001 per share (the "Common Stock") and ______ redeemable common stock purchase warrants (the "Warrants"), each Warrant exercisable to purchase one share of Common Stock at an initial exercise price of $2.25 per Share (the "Warrant Exercise Price"). This Placement Agents' Warrant (the "Placement Agents' Warrant") is one of a series of Placement Agents' Warrants to purchase, in the aggregate, up to 15 Units issued pursuant to a Placement Agents' Agreement dated December 20, 1996, among the Company, Network 1 Financial Securities, Inc. ("Network 1") and M.S. Farrell & Co., Inc. ("MSF"), (Network 1 and MSF are collectively herein sometimes referred to as the "Holders" or the "Placement Agents") in connection with a private placement (the "Private Placement") through the Placement Agents, of up to 150 Units as therein described and in consideration of $10.00 received by the Company for the Placement Agents' Warrants. Except as may be specifically otherwise provided herein, the Units issuable upon exercise of the Placement Agents' Warrant shall have the same terms and conditions as the Units offered in the Private Placement.

         i. The rights represented by the Placement Agents' Warrant shall be exercised at the Exercise Price, subject to adjustment in accordance with paragraph 6 hereof, and during the periods as follows:

          (i) During the period from the date hereof to February 18, 1998 (the "First Anniversary Date"), inclusive, the Holders shall have no right to purchase any Units hereunder, except that in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety prior to the First Anniversary Date, or the redemption of the Warrants, the Holders shall have the right to exercise the Placement Agents' Warrant at such time and for the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock and Warrants underlying the Units for which the Placement Agents' Warrant might have been exercisable immediately prior thereto.

          (ii) Between February 18, 1998, and January 31, 2002 (the "Expiration Date") inclusive, the Holders shall have the option to purchase Units hereunder at a price of $25,000 per Unit, subject to adjustment as provided in paragraph 6 hereof.

          (iii)After the Expiration Date, the Holders shall have no right to purchase any Units hereunder.

         ii. (a) The rights represented by the Placement Agents' Warrant may be exercised at any time within the periods above specified, in whole or in part, by (i) the surrender of the Placement Agents' Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holders at the addresses of the Holders appearing on the books of the Company); (ii) payment to the Company of the exercise price then in effect for the number of Units specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of paragraph 5. The Placement Agents' Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Placement Agents' Warrant is surrendered and payment is made in accordance with the foregoing provisions of this paragraph 2, and the person or persons in accordance with the foregoing provisions of this paragraph 2, and the person or persons in whose name or names the certificates for shares of Common Stock and Warrants shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock and Warrants at that time and date. Certificates representing the Common Stock and Warrants so purchased shall be delivered to the Holders or their assignees within a reasonable time, not exceeding ten (10) days, after the rights represented by this Placement Agents' Warrant shall have been so exercised.

              (b) Notwithstanding anything to the contrary contained in subparagraph (a) of paragraph 2, the Holder may elect to exercise this Placement Agents' Warrant in whole or in part by receiving shares of Common Stock equal to the value (as determined below) of this Placement Agents' Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                        X =    Y(A-B)
                                A

          Where:        X =     the number of shares of Common Stock to be
                                issued to the Holder;

                        Y = the number of shares of Common Stock to be exercised under this Placement Agents' Warrant;

                        A = the current fair market value of one of Common Stock (calculated as described below); and

                        B =     the Exercise Price.

         As used herein, the current fair market value of Common Stock shall mean the greater of (x) the average of the closing prices of the Company's Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed and the NASDAQ National Market, or, if there have been no sales on any such exchange or the NASDAQ National Market on such day, the average of the highest bid and lowest asked price on such day on The Nasdaq SmallCap Market or otherwise in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization (the "Market Price"), on the trading day immediately preceding the date notice of exercise of this Placement Agents' Warrant is given or (y) the average of the Market Price per share of Common Stock for the five trading day immediately preceding the date notice of exercise of this Placement Agents' Warrant is given or (y) the average of the Market Price per share of Common Stock for the five trading days immediately preceding the date notice of exercise of this Placement Agents' Warrant is given. If on any date for which the Market Price per share of Common Stock is to be determined the Common Stock is not listed on any securities exchange or quoted on the NASDAQ National Market or on The Nasdaq SmallCap Market or otherwise in the over-the-counter market, the Market Price per share of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the Market Price per share of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share thereof pursuant to the Company's acquisition.

         iii. The Company covenants and agrees that all shares of Common Stock which are included in the Units that may be purchased hereunder or upon exercise of the Warrants included in the Units will, upon issuance against payment of the purchase price therefor, be duly and validly issued, fully paid and nonassessable, and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods which the Placement Agents' Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the Placement Agents' Warrant and the Warrants included in the Units issuable upon exercise thereof.

         iv. The Placement Agents' Warrant shall not entitle the Holders to any voting rights or other rights as stockholders of the Company.

         v. The Company shall enter into a registration rights agreement, with respect to the shares of Common Stock and Warrants included in the Units issuable upon exercise hereof, which registration rights agreement shall be substantially identical to the registration rights agreement entered into with each investor in the Private Placement.

         vi. The Exercise Price in effect at any time and the number of Units purchasable upon the exercise of each Placement Agents' Warrant shall be subject to adjustment from time to time upon the happening of certain events hereinafter described; provided, however, that no adjustment shall be required in respect of the Warrants.

              (i) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (iv) the outstanding shares of Common Stock of the Company are at any time changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization, then appropriate adjustments in the number and kind of such securities subject to this Placement Agents' Warrant shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the Holders of this Placement Agents' Warrant exercised after such date shall be entitled to receive the aggregate number and kind of securities which, if this Warrant had been exercised by such Holders immediately prior to such date, they would have owned upon such exercise and then entitled to receive upon such dividend, distribution, subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization. For example, if the Company declares a 2 for 1 stock distribution and the Exercise Price immediately prior to such event was $25,000 per Unit and the number of Units purchasable upon exercise of this Warrant was 1, the adjusted Exercise Price immediately after such event would be $12,500 per Unit and the adjusted number of Units purchasable upon exercise of this Warrant would be 2. Such adjustment shall be made successively whenever any event listed above shall occur.

              (ii) In case the Company shall hereafter distribute without consideration to all holders of its Common stock evidence of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in subparagraph (a) of this paragraph 6, or subscription rights or warrants), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the number of Units issuable upon exercise of the Placement Agents' Warrant by the Exercise Price in effect immediately prior thereto, multiplied by a fraction, the numerator of which shall be the total number of shares of Common Stock then outstanding multiplied by the current Exercise Price, less the fair market value (as determined by the Company's Board of Directors) of said assets, or evidence of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by the current Exercise Price. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

              (iii) Whenever the Exercise Price payable upon exercise of the Placement Agents' Warrant is adjusted pursuant to subparagraphs (a) or (b) of paragraph 6, the number of Units purchasable upon exercise of this Placement Agents' Warrant shall simultaneously be adjusted by multiplying the number of Units issuable upon exercise of this Placement Agents' Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

              (iv) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this subparagraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this paragraph 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 6, as it shall determine, in its sole discretion, to be advisable in order that any combination of Common Stock, hereafter made by the Company shall not result in any federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Warrants issuable upon exercise of the Placement Agents' Warrants).

              (v) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Units purchasable upon exercise of the Placement Agents' Warrant to be mailed to the Holders, at their addresses set forth herein, and shall cause a certified copy thereof to be mailed to the Company's transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this paragraph 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

              (vi) In the event at that any time, as a result of an adjustment made pursuant to the provisions of this paragraph 6, the Holders of the Placement Agents' Warrants thereafter shall become entitled to receive any securities of the Company, other than Units or the Common Stock and the Warrants included in the Units, thereafter the number of such other securities so receivable upon exercise of the Placement Agents' Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (a) to (f), inclusive of this paragraph (f).

         vii. This Agreement shall be governed by and in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, ERD WASTE CORP. has caused this Placement Agents' Warrant to be signed by its duly authorized officer, and this Placement Agents' Warrant to be dated ___________, 1997


                                                        ERD WASTE CORP.



                                                        By:_____________________
                                                           Name:
                                                           Title:

                                  PURCHASE FORM

                  (To be signed only upon exercise of Warrant)



         The undersigned, the holder of the foregoing Placement Agents' Warrant, hereby irrevocably purchase rights represented by such Warrant for, and to purchase thereunder, Units of ERD WASTE CORP., each Unit consisting of ________ shares of Common Stock, par value $.001 per share, and ________ Redeemable Common Stock Purchase Warrants to purchase one (1) share of Common stock, and herewith makes payment of $ therefor and requests that the certificates for shares of Common Stock and Warrants be issued in the name(s) of, and delivered to , whose address(es) is (are):


Dated: ________________, 19__

                                   _______________________
                                   Signature


                                   (Print name under signature)
                                   (Signature must confirm in all respects
                                   to the name of holder as specified on
                                   the face of the Placement Agents'
                                   Warrant).




                                   (Insert Social Security or Other

Identifying Number of Holder

                               FORM OF ASSIGNMENT


             (To be executed by the registered holder if such holder
                        desires to transfer the Warrant)


         FOR  VALUE  RECEIVED   __________________hereby   sells,   assigns  and
transfers unto ________________________ ______________


                  (Please print name and address of transferee)


this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________________
    Attorney, to transfer the within Warrant on the books of ERD WASTE CORP., with full power of substitution.

Dated:
                                     ___________________________
                                     Signature


                                     (Print name under signature)
                                     (Signature must conform in all respects to
                                      the name of holder as specified on the
                                      face of the Placement Agents' Warrant).







                                     ___________________________________________
                                     (Insert Social Security or Other
                                     Identifying Number of Holders)

                                   EXHIBIT 4.7

                             SUBSCRIPTION AGREEMENT

                                 ERD WASTE CORP.


                SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF UNITS,

     CONSISTING OF SHARES OF COMMON STOCK AND COMMON STOCK PURCHASE WARRANTS

         The undersigned hereby subscribes for Units of securities of ERD Waste Corp. (the "Company") at a purchase price of $25,000 per Unit (each a "Unit" and collectively, the "Units"). Each Unit consists of (i) such number of shares of common stock, par value $.001 per share (the "Common Stock") determined by dividing the purchase price per Unit of $25,000 by 90% of the average closing bid price (the "Average Closing Bid Price") for the Common Stock for the 10 trading days immediately preceding the First Closing Date (as defined below) or the subsequent closing date on which units being subscribed for herein may be sold and (ii) a warrant to purchase the same number of shares of Common Stock at an exercise price of $3.50 per share (subject to certain adjustments), which warrants expire on January 31, 2002 (each a "Warrant" and collectively, the "Warrants"). The Company is offering a minimum of 20 Units and a maximum of 150 Units (the "Offering"). The minimum subscription will be $25,000, except that the Company, in consultation with Network 1 Financial Securities, Inc. and M.S. Farrell & Co., Inc. (together, the "Placement Agents"), shall have discretion to accept subscriptions for fractional Units. The Common Stock and Warrants will not be detachable or separately transferable and will be traded only as Units until 365 days from the date hereof or such earlier date as the Placement Agents may determine.

         The undersigned agrees to pay an aggregate of $ as a subscription for the Units being purchased hereunder. The entire purchase price is due and payable upon the execution of this Subscription Agreement, and shall be paid by certified check, subject to collection, or by wire transfer, made payable to the order of "Kramer, Levin, Naftalis & Frankel as Escrow Agent for ERD Waste Corp.". The Company shall have the right to reject this subscription in whole or in part. Promptly after having received executed Subscription Agreements for a minimum of 20 Units, the Company will hold a closing on and issue the securities comprising the Units subscribed for by the Subscription Agreement(s) (the "First Closing Date"). The Company and the undersigned acknowledge that it is their intention that the Units being purchased hereunder and the securities comprising the Units will be registered under the Securities Act of 1933, as amended (the "1933 Act") as soon as practicable after the Closing Date. The Company agrees to file a registration statement (a "Shelf Registration") covering the Units, the Common Stock and Warrants included in the Units and the Common Stock issuable upon exercise of the Warrants (the "Registrable Securities") within 60 days after the last closing of the sale of the Units in the Offering (the "Last Closing Date") and use its best efforts to have the Shelf Registration declared effective as promptly as practicable thereafter, and keep the Shelf Registration effective for a period of three years from the Last Closing Date. However, if within such 60-day period the Company registers any of its securities under the 1933 Act, then the undersigned shall instead request inclusion of the undersigned's Registrable Securities in such underwritten offering (the "Underwritten Offering"). If the managing underwriter in such Underwritten

Offering declines to include all or a portion of the undersigned's Registrable Securities in the Underwritten Offering, then the Company shall use its reasonable best efforts to file a Shelf Registration covering all of the undersigned's Registrable Securities not included in the Underwritten Offering within 90 days of the closing of the Underwritten Offering.

                  The undersigned acknowledges that the Company is entitled to rely upon the undersigned's representations, warranties, and agreements contained in this Subscription Agreement and the accompanying Confidential Prospective Purchaser Questionnaire, and the Registration Rights Agreement (collectively, the "Subscription Documents").

         i. The undersigned represents, warrants, and agrees as follows:

         (a) The undersigned is an "accredited investor", as that term is defined in Rule 501 of Regulation D under the 1933 Act.

         (b) The undersigned agrees that this Subscription Agreement is and shall be irrevocable.

         (c) The undersigned has carefully read the Subscription Documents and the Company's Private Placement Memorandum as may be supplemented from time to time (the "Private Placement Memorandum"), including the Supplement to Private Placement Memorandum dated January 16, 1997, the Second Supplement to Private
Placement Memorandum dated February 28, 1997, and the Third Supplement to Private Placement Memorandum dated March 12, 1997, all of which the undersigned acknowledges have been provided to the undersigned. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering and the Company and to obtain such additional written information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the undersigned desires in order to evaluate the investment. The undersigned further acknowledges that the undersigned fully understands the Offering and the Company's business and operations as described in the Private Placement Memorandum, including the exhibits thereto, and the undersigned has had the opportunity to discuss any questions regarding the Offering and the Company's business or operations with the undersigned's counsel or other advisor. The undersigned acknowledges that the undersigned has received no representations or warranties from the Company, the Placement Agents, or their respective employees or agents in making this investment.

         (d) The undersigned is aware that the securities being purchased are not yet registered under the 1933 Act or any state securities law and the purchase of the Units is a speculative investment involving a high degree of risk and that there is no guarantee that the undersigned will realize any gain from this investment. The undersigned acknowledges that the undersigned has specifically reviewed the sections in the Private Placement Memorandum entitled "Risk Factors" which contain some but not all of the risks associated with an investment in the Units.

         (e) The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of this Offering of the Units for investment, or any recommendation or endorsement of this Offering of the Units.

         (f) The undersigned is purchasing the Units for the undersigned's own account, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Units, and shall not make any sale, transfer, assignment, hypothecation or other disposition thereof until a registration statement with respect thereto is declared effective under the 1933 Act or the Company receives an opinion of counsel to the Company that an applicable exemption from the registration requirements is available under those laws.

         (g) The undersigned represents that the undersigned, if an individual, has adequate means of providing for the undersigned's current needs and personal and family contingencies and has no need for liquidity in this investment in the Units. The undersigned has no reason to anticipate any material change in the undersigned's personal financial condition for the foreseeable future.

         (h) The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Units indefinitely.

         (i) The undersigned represents that the undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth, and the undersigned's investment in the Units will not cause such overall commitment to become excessive.

         (j) The undersigned represents that the funds provided for this investment are either separate property of the undersigned, community property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management.

         (k) FOR PARTNERSHIPS, CORPORATIONS, TRUSTS, OR OTHER ENTITIES ONLY: If the undersigned is a partnership, corporation, trust or other entity, (i) the undersigned has enclosed with this Subscription Agreement appropriate evidence of the authority of the individual executing this Subscription Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the articles of incorporation; or if a partnership, a certified copy of the partnership agreement), (ii) the undersigned represents and warrants that it was not organized or reorganized for the specific purpose of acquiring Units, and (iii) the undersigned has the full power and authority to execute this Subscription Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iv) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

         (l) The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal residence if he or she is an individual or its principal business address if a corporation or other entity.

         (m) The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units.

         (n)  The  undersigned   acknowledges  that  the  certificates  for  the
securities comprising the Units which the undersigned will receive will contain a legend substantially as follows:

          THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A
          REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.

         ii. The undersigned expressly acknowledges and agrees that the Company is relying upon the undersigned's representations contained in the Subscription Documents.

         iii. The undersigned acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties which are contained herein and hereby agrees to indemnify, save and hold the Company and their respective officers, directors and counsel harmless from and against any and all claims, actions or losses arising out of a breach of any representation, warranty or acknowledgement of the undersigned contained in any Subscription Document. Such indemnification shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

         The undersigned represents that this Agreement is a legal and valid binding obligation of the undersigned and does not materially conflict with any other agreement to which the undersigned is a party.

         iv. The Company represents that it has been duly and validly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware. The Company represents that it has all requisite power and authority, and all necessary authorizations, approvals and orders required as of the date hereof to own its properties and conduct its business as described in the Private Placement Memorandum and to enter into this Subscription Agreement and to be bound by the provisions and conditions hereof.

         v. Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of their rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right. Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

         vi. The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein or elsewhere in the Subscription Documents, and the Subscription Documents, together with any instruments executed simultaneously herewith, constitute the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and any such instrument, which alone fully and completely expresses their agreement.

         vii. This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

         viii. The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

         ix. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York and the undersigned hereby consents to the jurisdiction of the courts of the State of New Jersey and/or the United States District Court for the District of New Jersey.

         PROSPECTIVE INVESTORS SHOULD RETAIN THEIR OWN PROFESSIONAL ADVISORS TO REVIEW AND EVALUATE THE ECONOMIC, TAX AND OTHER CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

         FLORIDA SUBSCRIBERS. If the Investor is purchasing the Common Stock within the State of Florida, it acknowledges that it has been advised and that it understands that pursuant to Subsection 517.061(11)(a) of the Florida Securities and Investor Protection Act, it has the right to cancel its purchase of the Common Stock without incurring any liability to the Company or any other person, within three days following the date of the execution and delivery of this Subscription Agreement by the investor, or the tender of consideration for the Common Stock, whichever occurs later, and to receive back, without penalty or deduction of any kind, any consideration given for the Common Stock. If Florida subscriber wishes to exercise such right of cancellation, it should notify the Company of its intention to do so.

         MAINE SUBSCRIBERS. If the Investor is purchasing the Common Stock within the State of Maine, it is advised that, the Common Stock is being sold pursuant to an exemption from registration with the Bank of Superintendent of the State of Maine under

Section 10502(2)(R) of Title 32 of the Maine Revised Statutes. The Common Stock may be deemed restricted securities and as such the holder may not be able to resell the Common Stock unless pursuant to registration under state or federal securities laws or unless an exemption under such law exists.

         NORTH CAROLINA SUBSCRIBERS. If the Investor is purchasing the Common Stock within the State of North Carolina, it represents that its net worth exceeds $225,000, exclusive of principal residences, any mortgage thereon, home furnishings and automobiles.

         PENNSYLVANIA SUBSCRIBERS. If the Investor subscribes to purchase the Common Stock within the Commonwealth of Pennsylvania, it is advised that, pursuant to Section 207(m) of the Pennsylvania Securities Act of 1972, it shall have the right to withdraw its subscription and receive a full refund of any consideration paid, without incurring any liability to the seller, underwriter (if any) or any other person, within two business days after it delivers this Subscription Agreement. If the Pennsylvania subscriber wishes to exercise such right of withdrawal, it should notify the Company by telephone of its intention to withdraw and it must confirm this oral notification in writing by sending a letter or telegram to Joseph J. Wisneski, ERD Waste Corp., 937 East Hazelwood Avenue, Rahway, New Jersey 07065. If such a letter is sent, it should be by certified mail, return receipt requested, to ensure that it is received and to evidence the time it was mailed.

                     ALL SUBSCRIBERS MUST COMPLETE THIS PAGE


_____________________________________
         (Name of Subscriber)

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
Subscription Agreement on this ____ day of ________, 199_.

___________ (Units Subscribed) x $25,000 per Unit  =  $___________


1.       |__|     Individual                7.  |__|  Trust

2.       |__|     Joint Tenants with                 Date Opened
                  Right of Survivorship
                                                     ----------------------
3.       |__|     Community Property

4.       |__|     Tenants in Common         8.  |__| As A Custodian For

5.       |__|     Corporation/Partnership            ______________________
                                                     Under the Uniform Gift
6.       |__|     IRA                                to Minors Act of the
                                                     State of________ of________

                                            9. |__|  Married with Separate
                                                     Property

                                            10. |__| Keogh of

                 EXECUTION BY SUBSCRIBER WHO IS A NATURAL PERSON



--------------------------------------------------------------------------------
                     Exact Name in Which Title is to be Held



--------------------------------------------------------------------------------
                                   (Signature)



--------------------------------------------------------------------------------
                               Name (Please Print)



--------------------------------------------------------------------------------
                          Residence: Number and Street



--------------------------------------------------------------------------------
City                                State                              Zip Code



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                             Social Security Number


Signed this ___ day of ________, 199_.



                * * * * * * * * * * * * * * * * * * * * * * * * *


                                             ACCEPTED BY ERD WASTE CORP.


                                             By:_____________________________
                                             Its:  President

                 EXECUTION BY SUBSCRIBER WHICH IS A CORPORATION,
                              PARTNER, TRUST, ETC.



--------------------------------------------------------------------------------
                     Exact Name in Which Title is to be Held



--------------------------------------------------------------------------------
                                   (Signature)



--------------------------------------------------------------------------------
                               Name (Please Print)



--------------------------------------------------------------------------------
                       Title of Person Executing Agreement



--------------------------------------------------------------------------------
                           Address: Number and Street



--------------------------------------------------------------------------------
City                                 State                              Zip Code



--------------------------------------------------------------------------------
                            Tax Identification Number


Accepted this ___ day of ___________, 199_, on behalf of _________.


                * * * * * * * * * * * * * * * * * * * * * * * * *

                                              ACCEPTED BY ERD WASTE CORP.



                                              By:_____________________________
                                              Its:_____________________________

                                                                     EXHIBIT 5.1


                        Kramer, Levin, Naftalis & Frankel
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100


Arthur H. Aufses III          Monica C. Lord                   Sherwin Kamin
Thomas D. Balliett            Richard Marlin                 Arthur B. Kramer
Jay G. Baris                  Thomas E. Molner               Maurice N. Nessen
Philip Bentley                Thomas H. Moreland             Founding Partners
Saul E. Burian                Ellen R. Nadler                     Counsel
Barry Michael Cass            Gary P. Naftalis                     _____
Thomas E. Constance           Michael J. Nassau
Michael J. Dell               Michael S. Nelson                Martin Balsam
Kenneth H. Eckstein           Jay A. Neveloff                Joshua M. Berman
Charlotte M. Fischman         Michael S. Oberman              Jules Buchwald
David S. Frankel              Paul S. Pearlman               Rudolph de Winter
Marvin E. Frankel             Susan J.  Penry-Williams        Meyer Eisenberg
Alan R. Friedman              Bruce Rabb                      Arthur D. Emil
Carl Frischling               Allan E. Reznick                Maria T. Jones
Mark J. Headley               Scott S. Rosenblum              Maxwell M. Rabb
Robert M. Heller              Michele D. Ross                 James Schreiber
Philip S. Kaufman             Howard J. Rothman                   Counsel
Peter S. Kolevzon             Max J. Schwartz                      _____
Kenneth P. Kopelman           Mark B. Segall
Michael Paul Korotkin         Judith Singer                M. Frances Buchinsky
Shari K. Krouner              Howard A. Sobel                Abbe L. Dienstag
Kevin B. Leblang              Jeffrey S. Trachtman          Ronald S. Greenberg
David P. Levin                Jonathan M. Wagner             Debora K. Grobman
Ezra G. Levin                 Harold P. Weinberger         Christian S. Herzeca
Larry M. Loeb                 E. Lisk Wyckoff, Jr.               Jane Lee
                                                             Pinchas Mendelson
                                                             Lynn R. Saidenberg
                                                               Special Counsel
                                                                   -----

                                                                    FAX
                                                              (212) 715-8000
                                                                    ---
                                                         WRITER'S DIRECT NUMBER
                                                              (212)715-9100
                                                              -------------





                                 August 5, 1997



ERD Waste Corp.
937 E. Hazelwood Avenue
Building 2
Rahway, NJ  07065

         Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:

                  We have acted as counsel to ERD Waste Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the offering by certain selling securityholders of 102.58 units (the "Units") and the the offering by M.S. Farrell Co., Inc. and Network 1 Financial Securities, Inc. of warrants (the "Placement Agent Warrants") to purchase up to 8.258 Units, each Unit consisting of shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), and warrants to purchase shares of Common Stock (the "Warrants").

                  As such counsel, we have examined the originals, photocopies or conformed copies of all such records of the Company and all such agreements and certificates of public officials, certificates of officers and representatives of the Company and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed (i) the genuineness of all signatures on original documents, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to the originals of all copies submitted to us as conformed copies or

Kramer, Levin, Naftalis & Frankel

August 5, 1997
Page 2




photocopies and the authenticity of the originals of such copies. As to various questions of fact material to our opinion, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Company, certificates of officers of the Company and certificates of public officials.

                  Based upon the foregoing, it is our opinion that:

                  (i) the shares of Common Stock included in the Units have been validly authorized for issuance and sale and will, when sold in accordance with the terms described in the prospectus forming a part of the Registration Statement (the "Prospectus"), be validly issued, fully paid and non-assessable;

                  (ii) the Warrants included in the Units have been validly authorized for issuance and sale and will, when sold in accordance with the terms and conditions of the Prospectus, be validly issued and fully paid;

                  (iii) the shares of Common Stock to be issued upon the exercise of the Warrants included in the Units have been validly authorized for issuance and sale and will, when sold in accordance with the terms and conditions of the Warrants, be validly issued, fully paid and non-assessable; and

                  (iv) the Placement Agent Warrants have been validly authorized for issuance and sale and will, when sold in accordance with the terms of the Prospectus, be validly issued and fully paid.

                  We call your attention to the fact that we are admitted to practice law only in the State of New York, and in rendering the foregoing opinions, we do not express any opinion as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and the Federal laws of the United States of America.

Kramer, Levin, Naftalis & Frankel

August 5, 1997
Page 3

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                        Very truly yours,

                                        /s/ Kramer, Levin, Naftalis & Frankel
                                        -------------------------------------

                        KRAMER, LEVIN, NAFTALIS & FRANKEL

                                                                    EXHIBIT 10.1


                   AMENDMENT 1 TO PLACEMENT AGENTS' AGREEMENT
                               DATED MAY 31, 1997

         Reference   is  made  to  that   Placement   Agents'   Agreement   (the
"Agreement"), dated December 20, 1996, by and among ERD WASTE CORP., NETWORK 1 FINANCIAL SECURITIES INC. and M.S. FARRELL & CO., INC.

         The second sentence of first section of the Agreement shall be amended to read as follows:

         Each Unit consists of such number of shares of the Company's common stock $.001 par value (the "Common Stock") determined by dividing the purchase price per Unit of $25,000 by 90% of the average closing bid price (the "Average Closing Bid Price") for the Common Stock for the 10 trading days immediately preceding the date of the First Closing (as defined below) and warrants to purchase the same number of shares of Common Stock at an exercise price of $2.25 per share, subject to adjustments (each a "Warrant" and collectively, the "Warrants").

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment 1 to the Placement Agents' Agreement to be duly executed as of the date first above written.

                                            ERD WASTE CORP.

                                            By: /s/ Joseph Wisneski
                                                -------------------
                                                Authorized Officer

                                            NETWORK 1 FINANCIAL SECURITIES, INC.

                                            By: /s/ William R. Hunt
                                                --------------------
                                                Authorized Officer

                                            M.S. FARRELL & CO., INC.

                                            By: /s/ T.A. Gallo
                                                --------------------
                                                Authorized Officer

                           PLACEMENT AGENTS' AGREEMENT



                                                 December 20, 1996


Network 1 Financial Securities, Inc.
The Galleria Building 2
2 Bridge Avenue
Red Bank, New Jersey 07701

M.S. Farrell & Co., Inc.
67 Wall Street
New York, New York  10005

Dear Sirs:

         The  undersigned,   ERD  Waste  Corp.,  a  Delaware   corporation  (the
"Company"), hereby agrees with Network I Financial Securities Inc. and M.S. Farrell & Co., Inc. (collectively, the "Placement Agents") as follows:

         1. Offering. The Company hereby engages the Placement Agents to act as its exclusive placement agents during the term of this offering (the "Offering") as outlined herein to sell a minimum of 20 Units (the "Minimum Offering") and a maximum of 150 Units (the "Maximum Offering") at a price of $25,000 per unit. Each Unit consists of such number of shares of the Company's common stock $.001 par value (the "Common Stock") determined by dividing the purchase price per Unit of $25,000 by 90% of the average closing bid price (the "Average Closing Bid Price") for the Common Stock for the 10 trading days immediately preceding the date of the First Closing (as defined below) and warrants to purchase the same number of shares of Common Stock at an exercise price of $3.50 per share, subject to adjustments (each a "Warrant" and collectively, the "Warrants"). The minimum investment will be $25,000 except that the Company, in conjunction with the Placement Agents, shall have discretion to accept subscriptions for fractional Units. The Units will be offered on a best efforts, all or none, basis for the Minimum Offering, and a best efforts basis thereafter. The Units shall be offered only to "Accredited Investors", as such term is defined under Rule 501 (a) of the Securities Act of 1933 (the "Act"), including without limitation entities within such definition, without registration, pursuant to the exemption from registration created by Regulation D under the Act. The Offering will commence on the date of the "Offering Materials", as hereinafter defined, and shall terminate on January 31, 1997, unless extended by the Placement Agents to a date not later than February 28, 1997. The first closing shall occur five (5) business days after the acceptance by the Company of subscriptions for the Minimum Offering in order to allow clearance of checks ("First Closing"). Subsequent closings shall occur at times mutually agreed upon by the Company and the Placement Agents until the Maximum Offering is subscribed for or the Offering is otherwise terminated, at the option of the Company. With

Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 2


respect to closings occurring subsequent to the First Closing, the term "Average Closing Bid Price" shall mean the average closing bid price for the Common Stock for the 10 trading days immediately preceding the date of such closing.

         The holders (the "Holders") of the Units, the Common Stock and Warrants included in the Units, the Common Stock issuable upon exercise of Warrants and the Placement Agents' Warrants (as defined below) (collectively, the "Registrable Securities") shall have shelf registration rights, requiring the Company to file a registration statement relating to the Registrable Securities for sale to the public from time to time, promptly following the completion of the Offering provided, however, if the Company registers any of its securities under the Act within 60 days of the final closing pursuant to the Offering (the "Final Closing"), Holders shall instead have piggyback registration rights to such underwritten offering (the "Underwritten Offering"). If the managing underwriter in such Underwritten Offering declines to include a portion or all of the Registrable Securities in the Underwritten Offering, then the Company will use its reasonable best efforts to file a shelf registration statement covering all remaining Registrable Securities within 90 days of the closing of the Underwritten Offering.

         2.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.   The  Company
represents and warrants to the Placement Agents and the Subscribers as follows:

         2.1 Disclosure in Offering Documents.

         2.1.1 Anti-fraud Representations. The Offering Documents, taken as a whole, contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations (the "Regulations") of the Securities and Exchange Commission (the "Commission") promulgated thereunder, and in all material respects conform to the requirements of the Securities Act and the Regulations promulgated thereunder; the Offering Documents, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein made not misleading. All exhibits to the Memorandum comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Regulations promulgated thereunder and do not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.1.1 does not apply to statements made or statements omitted


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Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 3


in reliance upon and in conformity with written information furnished to the Company with respect to the Placement Agents by the Placement Agents expressly for use in the Offering Documents.

         2.1.2 Disclosure of Contracts. The descriptions in the Offering Documents of all contracts and other documents are accurate in all material respects and present fairly the information required to be disclosed therein and there are no contracts or other documents required to be described in the Offering Documents which have not been so described. Each contract or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) which is referred to in the Offering Documents, or (ii) is material to the Company's business or financial condition, has been duly and validly executed, except as may be otherwise stated in the Offering Documents, is in full force and effect in all material respects and is enforceable against the parties thereto in accordance with its terms, and none of such contracts or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. None of the provisions of such contracts or instruments violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company, its assets or businesses.

         2.2 Changes After Dates in Offering Documents.

         2.2.1 No Material Adverse Change. Since July 31, 1996, except as otherwise specifically stated in the Offering Documents or on Schedule 2.2.1,
(i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business or business prospects of the Company, including, but not limited to a material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, whether or not arising in the ordinary course of business, (ii) the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any litigation which, if adversely determined, would have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or prospects of the Company, whether or not in the ordinary course of business (a "Material Adverse Effect"), and (iii) there have been no transactions entered into by the Company, other than those in the ordinary course of

Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 4


business, which are material with respect to the condition, financial or otherwise, or to the results of operations, business or business prospects of the Company.

         2.2.2 Recent Securities Transactions, Etc. Since July 31, 1996, and except as otherwise specifically stated in the Offering Documents, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock; or (iii) issued any options, warrants or other rights to purchase the capital stock of the Company, or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company.

         2.3 Financial Statements. The financial statements, including any notes thereto and supporting schedules, included or incorporated by reference in the Offering Documents, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements are correct and complete, and are in accordance with the books and records of the Company. Such financial statements relating to the fiscal years ended January 31, 1995 and 1996 have also been prepared in conformity with generally accepted accounting principles, consistently applied.

         2.4 Authorized Capital; Options; Etc. The Company had, at the date or dates indicated in the Offering Documents, such duly authorized, issued and outstanding capitalization as set forth in the Offering Documents. Except as set forth in the Offering Documents or on Schedule 2.4, there are no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of capital stock of the Company or any security convertible into shares of capital stock of the Company, or any contracts or commitments to issue or sell shares of capital stock or any such options, warrants, rights or convertible securities.

         2.5 Valid Issuance of Securities; Etc.

         2.5.1 Outstanding Securities. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All outstanding options and warrants to purchase

Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 5


shares of capital stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. The authorized capital stock and outstanding options and warrants to purchase shares of capital stock conform to all statements relating thereto contained in the Offering Documents. The offers and sales of the outstanding capital stock, options and warrants to purchase shares of capital stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky Laws or exempt from such registration requirements.

         2.5.2 Securities Sold Pursuant to this Agreement. The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; except as set forth in the Memorandum, the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company, and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. When issued, the Warrants and the Notes will constitute valid and binding obligations of the Company and the Warrants and the Notes will be enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         2.6 Registration Rights of Third Parties. Except as set forth in the Offering Documents, no holders of any securities of the Company or of any options or warrants of the Company exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

         2.7 Due Authorization; Validity and Binding Effect. The Company has full corporate power and authority to enter into this Agreement and the Subscription Agreements (as defined below) and issue the Securities and to perform all of its obligations hereunder and thereunder and to consummate the transactions contemplated by the Offering Documents. This Agreement has been duly and validly authorized, executed and delivered by the Company. The execution and delivery of this Agreement and the Securities have been duly

Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 6


authorized by all necessary corporate action and no further corporate action or approval is required for their execution, delivery and performance. This Agreement constitutes, and the Warrants and each Subscription Agreement (assuming the due authorization, execution and delivery by each subscriber) to be entered into by the Company with respect to the purchase and sale of the Units (the "Subscription Agreements") will constitute, when executed and delivered by the Company, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         2.8 No Conflicts, Etc. The execution, delivery, and performance by the Company of the provisions of this Agreement, the Warrants and the Subscription Agreements, the consummation by the Company of the transactions contemplated hereby and thereby and the compliance by the Company with the provisions of this Agreement, the Warrants and the Subscription Agreements have been duly authorized by all necessary corporate action and do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business; or (iv) have an adverse effect on any permit, license, certificate, registration, approval, consent, license or franchise.

         2.9 No Defaults; Violations. Except as described in the Offering Documents, no material default exists in the due performance and observance of any term, covenant or condition of any permit, license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an

Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 7


obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any material term or provision of its Certificate of Incorporation or By-Laws or in material violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business, except as described in the Offering Documents or on
Schedule 2.20.

         2.10 Corporate Power; Licenses; Consents.

         2.10.1 Conduct of Business. Except as disclosed in Schedule 2.20, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials, agencies, authorities and bodies to own or lease its properties and conduct its business as described in the Offering Documents, and the Company is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations. The disclosures in the Offering Documents concerning the effects of federal, state and local regulation on the Company's business as currently conducted or contemplated to be conducted are correct in all material respects and do not omit to state a material fact.

         2.10.2 Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement, the Subscription Agreements and the Warrants and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, governmental agency, authority or other body is required for the valid issuance, sale and delivery, of the Securities pursuant to this Agreement, the Subscription Agreements and the Warrants and as contemplated by the Offering Documents, except a Form D and with respect to applicable state securities laws.

         2.11 Title to Property; Insurance. The Company has good and marketable title to, or valid and enforceable leasehold estates in, all material items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any nature whatsoever,

Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 8


other than those referred to in the Offering Documents and liens for taxes not yet due and payable. The Company has adequately insured its properties against loss or damage by fire or other casualty and maintains, in adequate amounts, such other insurance in type and amount which is adequate to protect its financial condition against the risks involved in the conduct of its businesses.

         2.12 Litigation; Governmental Proceeding. Except as set forth in the Offering Documents or Schedule 2.20, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or threatened against, or involving the properties or business of, the Company which might materially and adversely affect the financial position, prospects, value or the operation or the properties or the business of the Company, or which question the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement. Except as described in the Offering Documents, there are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or business, is bound or subject.

         2.13 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a Material Adverse Effect.

         2.14 Taxes. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Except as disclosed in the Memorandum and Schedule 2.14, the Company has paid all taxes (as hereinafter defined) shown as due on such returns and has paid all taxes imposed on or assessed against the Company. The payment of past due taxes as set forth in
Schedule 2.14 will not have a material adverse effect on the Company's liquidity. The provisions for taxes payable, if any, shown on the financial statements included in the Offering Documents are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in the Memorandum, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any

Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 9


of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term "taxes" means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term "returns" means all returns, declarations, reports, statements, and other documents required to be filed in respect of taxes.

         2.15 Transactions Affecting Disclosure to NASD.

         2.15.1 Finder's Fees. Except as described in the Offering Documents, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or to the introduction of the Company to the Placement Agents.

         2.15.2 Payments Within Twelve Months. The Company has not made any direct or indirect payments to any NASD member within the twelve months prior to the date hereof, other than payments to the Placement Agents.

         2.15.3 Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any NASD member or its affiliate or associates, except as specifically authorized herein.

         2.15.4 Insiders' NASD Affiliation. No officer, director or five percent or greater stockholder of the Company has any direct or indirect affiliation or association with any NASD member, and no beneficial owner of 5% or more of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member.

         2.16 Foreign Corrupt Practices Act. Neither the Company nor any of its officers, directors, employees, agents or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any

Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 10


political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Offering Documents or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

         2.17 Intangibles. The Company owns or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights, material to the Company's business (collectively, the "Intangibles") described as being owned, licensed or used by it in the Offering Documents. The Company's Intangibles which have been registered in the United States Patent and Trademark Office have been fully maintained and are in full force and effect. There is no claim or action by any person pertaining to, or proceeding pending or threatened, and the Company has not received any notice of conflict with the asserted rights of others which challenges the exclusive right of the Company with respect to any Intangibles used in the conduct of the Company's business except as described in the Offering Documents. The Intangibles and the Company's current products, services and processes do not infringe on any intangibles held by any third party. To the best of the Company's knowledge, no others have infringed upon the Intangibles of the Company.

         2.18 Relations With Employees.

         2.18.1  Employee   Matters.   The  Company  has  generally   enjoyed  a
satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. Except for two pending EEOC complaints, there are no pending investigations involving the Company by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state or local laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Regulations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or

Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 11


any predecessor entity, and none has ever occurred. No question concerning representation exists respecting the employees of the Company and no collective bargaining agreement or modification thereof to which the Company is a party exists or is currently being negotiated by the Company. No material grievance and no arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company, if any.

         2.18.2 Employee Benefit Plans. Except as disclosed in the Memorandum or on Schedule 2.18.2, the Company neither maintains, sponsors nor contributes to, nor is it required to contribute to, any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multi-employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). Other than as disclosed in the Offering Documents, the Company does not, and has at no time, maintained or contributed to a defined benefit plan, as defined in Section 3(35) of ERISA. Except as disclosed in the Memorandum, if the Company does maintain or contribute to a defined benefit plan, any termination of the plan on the date hereof would not give rise to liability under Title IV of ERISA, and no ERISA Plan which is a pension plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA) and no ERISA Plan which is a "welfare plan" (as defined in
Section 3(1) of ERISA) has any unfunded liabilities. Except as disclosed in the Memorandum, there are no unfunded benefits under any ERISA Plan which is subject to the funding standards of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), which could subject the Company to any tax or penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder and nothing has occurred which would cause the loss of such qualification. Other than claims for benefits in the ordinary course, there is no pending claim, litigation, arbitration or any other legal proceeding involving any ERISA Plan which may result in material liability on the part of the Company or any ERISA Plan under ERISA or any other law, nor, is there any reasonable basis for such a claim. The Company has no bonus, incentive or deferred compensation plans which constitute a continuing liability of the Company, except individual arrangements of the Company with employees relating to their employment. There are no employees of the Company who, in connection with their employment by the Company, are

Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 12

receiving any pension or retirement payments or are entitled to receive any unfunded pensions not covered by a pension plan to which the Company is a party. For purposes of this Agreement, the Company and any entity, whether incorporated or unincorporated, treated as a single employer with the Company under Section 414(b), 414(c), 414(m), or 416(o) of the Code, shall be referred to as the "Controlled Group" and any "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained or contributed to by any member of the Controlled Group shall be referred to as a "Controlled Group Plan." For each Controlled Group Plan that is a pension plan: (i) except as disclosed in the Memorandum, all contributions required to be made under ERISA Section 302 and Section 412 (whether or not waived) have been made, (ii) no reportable event (within the meaning of ERISA Section 4043) has occurred at any time, and (iii) no material liability under Title IV of ERISA exists or is expected to be incurred by any member of the Controlled Group. No member of the Controlled Group has had, at any time, any obligation to contribute to any "multiemployer plan." Each Controlled Group Plan which is a "group health plan" (as such term is defined in Code Section 4980(g)) complies and has complied in each and every case with the applicable requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

         2.19 No Anti-Dilution Adjustment. Except as set forth in the Offering Documents, the issuance of any of the Securities will not give any holder of any of the Company's outstanding options, warrants or other convertible securities or rights to purchase shares of the Company's capital stock, the right to purchase any additional shares of capital stock and/or the right to purchase shares of Common Stock at a reduced price or a greater number of shares of Common Stock.

         2.20 Environmental Matters. Except as set forth in the Offering Documents or on Schedule 2.20:

         2.20.1 The Company has obtained all permits, licenses and other authorizations that are required with respect to the operation of its business under the Environmental Laws (as defined below) and, to the best knowledge of the Company, is in compliance with all terms and conditions of such required permits, licenses and authorizations;

         2.20.2  The  Company  is in  compliance  with  the  Environmental  Laws
(including,  without  limitation,   compliance  with  standards,  schedules  and
timetables therein);


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Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 13

         2.20.3 No real property or facility owned, operated, leased, or controlled by the Company or, to the knowledge of the Company, any predecessor in interest of the Company, is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any comparable state or local list established pursuant to any Environmental Law, and the Company has not received any notification or potential or actual liability or request for information under CERCLA or any comparable state or local law, except that which would not have a Material Adverse Effect;

         2.20.4 (a) All of the real property or facility owned, operated, leased, managed or controlled by the Company has been used for the disposal of any Hazardous Materials (as defined below), including without limitation asbestos, except for the properties used solely for manufacturing or for administrative offices;

         2.20.5 Except as set forth on Schedule 2.20, there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or off-site) of Hazardous Materials by the Company or, to the knowledge of the Company, any predecessor in interest of the Company at, on, under, from or into any of the real property owned, operated, leased, managed or controlled by the Company in violation of any Environmental Laws or giving rise to liability under any Environmental Law;

         2.20.6 Except as set forth on Schedule 2.20, there are no polychlorinated biphenyls or asbestos located in, at, on or under any facility or real property owned, leased, managed, used or controlled by the Company in such amounts, conditions or concentrations to require removal, remedial or corrective action, or to result in liability under the Environmental Laws; to the knowledge of the Company, there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or off-site), at, on, under, from or into any real property in the vicinity of any real property owned, operated, leased, managed, used or controlled by the Company or any predecessor in interest that could reasonably be expected to result in liability by the Company under the Environmental Laws; and

         2.20.7 Except as set forth on Schedule 2.20, there is no civil, criminal or administrative action, suit, demand, hearing, notice of violation or deficiency, investigation,


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Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 14

proceeding, notice or demand letter pending or, to the knowledge of the Company, threatened against the Company under any Environmental Law.

         2.20.8 For the purposes of this Agreement:

                       (a) "Environmental Laws" means the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or as in effect at the Closing, relating to pollution or protection of public or employee health or the environment, including, without limitation, laws relating to (a) emissions, discharges, releases or threatened releases of any Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata),
(b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (c) underground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

                       (b) "Environmental Liability" means, any damages incurred
or suffered (a) resulting from or arising out of any breach of or inaccuracy of any representation of warranty contained in Section 2.20 hereof or (b) arising under any Environmental Law and based on or resulting from (i) any facts or conditions relating to the business or operations, or the real property, facilities or assets owned, operated, leased, managed or controlled by the Company, any of its subsidiaries or former subsidiaries or any predecessors in interest of the Company or any of its subsidiaries or former subsidiaries in existence on the Closing Date, or (ii) any acts or omissions of the Company, any of its subsidiaries or former subsidiaries, its representatives or any predecessors in interest of the Company or any of its subsidiaries or former subsidiaries on or prior to, the Closing Date.

                       (c) "Hazardous Materials" means any hazardous, toxic or chemical substance, any pollutant or contaminant, any hazardous constituent or any waste, including, without limitation, petroleum, including crude oil or any fraction thereof, or any petroleum product, as defined under any Environmental Law.

         2.21 Regulatory Matters. The Company (i) has not filed a registration statement which is the subject of any pending proceeding or examination under
Section 8 of the Securities Act or is the subject of any refusal order or stop order thereunder; (ii) is not subject to any pending proceeding under Rule 261 of the Securities Act or any similar rule adopted under Section 3(b) of the Securities Act, or to an order entered thereunder; (iii) has


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Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 15


not been convicted of any felony or misdemeanor in connection with purchase or sale of any security or involving the making of any false filing with the Securities and Exchange Commission (the "Commission"); (iv) is not subject to any order, judgment, or decree restraining or enjoining the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the false representation order entered under Section 3005 of Title 39, United States Code; or a temporary restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

         Except to the extent relating to the Placement Agents, none of the Company's directors, officers, or beneficial owners of five (5%) percent or more of any class of its equity securities (i) has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor; (ii) is subject to any order, judgement, or decree of any court of competent jurisdiction temporarily or preliminarily or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, or involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser; (iii) is subject to an order of the Commission entered pursuant to Section 15(b), 15(a) or 15B(c) of the Exchange Act, or is subject to an order of the Commission entered pursuant to
Section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to
Section 6 of the Exchange Act, an association registered as a national securities association under Section 15A of the Securities Act, or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or (v) is subject to a United States Postal Service false representation order entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

         2.22 Subsidiaries. The representations and warranties made by the Company in this Agreement shall, in the event that the Company has one or more subsidiaries (a "subsidiary(ies)") also apply and be true with respect to each subsidiary, individually and


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Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 16


taken as a whole with the Company and all other subsidiaries, as if each representation and warranty contained herein made specific reference to the subsidiary each time the term "Company" was used.

         2.23 Stock Collateral. None of the Company's obligations to any third party are secured by any of the Company's outstanding securities.

         2.24 Reaffirmation. All of the representations, warranties and covenants of the Company set forth in this Agreement or in any letter or certificate furnished to Placement Agents pursuant hereto, each of which is incorporated herein by reference and made a part hereof, shall be true in all material respects upon the execution of this Agreement, shall be deemed to be repeated at and as of the Closing Date and all subsequent dates on which a subsequent Closing hereunder takes place.

         3. CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM AND SUBSCRIPTION AGREEMENT. The Company will, as soon as practical, prepare for United States investors, a Confidential Private Placement Memorandum (the "Memorandum") covering the Offering which shall meet the anti-fraud and other requirements of the federal and state securities laws and which shall contain or incorporate, as appropriate, subscription documents and investor qualifications material. The Memorandum and Subscription Agreement along with the Confidential Prospective Purchaser Questionnaire and Registration Rights Agreement, are collectively referred to as the "Offering Materials". The Offering Materials shall be in form and substance reasonably satisfactory to the Placement Agents and to the Company and to their respective counsel. The Company agrees that it shall modify or supplement the Memorandum during the course of the Offering to insure that the Memorandum does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made. The Placement Agents will not make any use of the Offering Materials other than for purposes of implementing this Agreement, nor will it or any of its agents, employees or participating soliciting brokers or dealers use the same or do any other act or thing in the course of this Offering or sale hereunder which would constitute a violation of the Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any "blue sky" laws or regulations applicable to the Offering (collectively "Applicable Laws").

         4. COMPENSATION. The Placement Agents will be paid, at the First Closing, and at each subsequent closing, a cash commission of ten percent (10.0%) of the

Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 17


subscription price of each Unit sold at such closing. At the First Closing, the Placement Agents shall also be entitled to purchase from the Company, for ten ($10.00) dollars, warrants entitling the holder to purchase up to ten percent (10%) of the Units sold in the Offering at an exercise price per Unit equal to the Offering Price (the "Placement Agents' Warrants"). The Placement Agents' Warrants will be evidenced by a unit purchase warrant containing "piggyback" registration provisions, anti-dilution provisions and other terms and conditions customarily contained in placement agent warrant agreements.

         5. ACCOUNTABLE EXPENSES. Whether or not the Offering is successfully completed, it shall be the Company's obligation to bear all of the expenses in connection with the Offering, including, but not limited to, the following: costs related to maintaining an escrow account, printing and duplicating costs; the Company's, the Placement Agents' and the Placement Agents' counsels' postage fees, delivery and advertising expenses; issue and transfer taxes, if any; the fees of the Placement Agents' counsel for "blue sky" filing and related expenses; provided that the aggregate of the Placement Agents' counsels' fees for "blue sky" services shall be $7,500. At the First Closing, the Company shall reimburse the Placement Agents for such accountable expenses incurred by the Placement Agents up to and including the date of such closing. The Placement Agents' counsels' "fees shall be paid as reasonably determined by the parties.

         6. NON-ACCOUNTABLE EXPENSE ALLOWANCE. The Company shall pay to the Placement Agents an aggregate non-accountable expense allowance, in addition to the commissions payable pursuant to paragraph 3, and the expenses payable pursuant to paragraph 4, equal to three percent (3.0%) of the subscription price of each Unit to be paid at each closing, to be calculated based on the number of Units being closed thereat.

         7. CONDITIONS OF CLOSING. At or prior to each closing, and as a condition of the Placement Agents' obligations hereunder, the following shall have been satisfied: (i) the Company shall have delivered to the Placement Agents at the closing (a) a certificate of each of the Company's President and Treasurer to the effect that (I) the Offering Materials meet the requirements hereof and have been modified or supplemented as required by Paragraph 2 hereof and do not contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made;
(II) all necessary corporate approvals have been obtained to enable the Company to issue and deliver the Units and the Placement Agents' Warrants in accordance with the terms of the Offering; and (III) the representations and warranties contained herein are true and correct as of the date of such closing as if, and to the

Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 18

same effect, the warranties and  representations  were made on such date and (b)
an  opinion  of  the  Company's  counsel,  in  form  and  substance   reasonably
satisfactory to the Placement Agents and their counsel.

         8. INDEMNIFICATION.

                       (a) Subject to the conditions set forth below, the Company and the Placement Agents hereby agree that they will indemnify and hold harmless each other and each director, officer, stockholder, employee or representative thereof and each person controlling, controlled by or under common control with such party within the meaning of Section 15 of the Act or
Section 20 of the 1934 Act (individually, an "Indemnified Person") from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any claim, action, suit or proceeding (a "Claim"), including any inquiry or investigation, commenced or threatened, or in appearing or preparing for appearance as a witness in any Claim, including any inquiry, investigation or pretrial proceeding such as a deposition) (collectively a "Loss") to which such Indemnified Person may become subject under the Act, the 1934 Act or other federal or state statutory law or regulation at common law or otherwise, arising out of an act or omission of the other party related to (i) this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials (except those statements given by an Indemnified Person for inclusion therein) or omission of a material fact from the Offering Materials delivered by such party, or (iii) the breach of any representation or warranty made by the other party in this Agreement. The parties further agree that upon demand by an Indemnified Person at any time or from time to time, they will promptly reimburse such Indemnified Person for any Loss actually and reasonably paid by the Indemnified Person as to which the other party has indemnified such Indemnified Person pursuant hereto. Notwithstanding the foregoing provisions of this Paragraph 8, any such payment or reimbursement by the other party of fees, expenses or disbursements incurred by an Indemnified Person in any Claim in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such Indemnified Person as a direct result of such person's gross negligence, bad faith or willful misfeasance will be promptly repaid to the other party.

                       (b) Promptly after receipt by an Indemnified Person under paragraph (a) above of notice of the commencement of any Claim, such Indemnified Person will, if a claim in respect thereof is to be made against the other party under paragraph (a), notify the other party in writing of the commencement thereof. In case any such Claim is brought against any


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Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 19


Indemnified Person, such Indemnified Person promptly shall notify the other party of the commencement thereof, and the other party shall assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person;
provided  however,  that  if the  defendants  in any  such  action  include  the
Indemnified Person and the other party or any corporation controlling, controlled by or under common control with the other party, or any director, officer, employee, representative or agent of any thereof, and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to such other defendant, the Indemnified Person shall have the right to select separate counsel to represent it, and the other party shall pay the reasonable fees and expenses of such separate counsel. Failure of the Indemnified Person to so notify the other party shall not relieve the other party from any obligation it may have hereunder, unless and only to the extent such failure results in the forfeiture by the other party of substantial rights and defenses and will not in any event relieve the other party from any other obligation or liability it may have to any Indemnified Person otherwise than under this Agreement.

                       Each party further agrees that it will not, without the prior written consent of the relevant Indemnified Person, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

                       (c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Paragraph 8 is due in accordance with its terms, but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and the Placement Agents shall contribute to the aggregate Losses to which the Company and the Placement Agents may be subject in such proportion so that the Placement Agents are responsible for that portion represented by the percentage that the aggregate of its commission and expenses under this Agreement bears to the aggregate offering price for all Units sold under the Offering Materials and the Company is responsible for the balance, except as the Company may otherwise agree to reallocate a portion of such liability with respect to such balance with any other person; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of
Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Paragraph 8(c), any person controlling, controlled by or under common control with the Placement Agents, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the right to contribution as the Placement


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Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 20


Agents and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, each officer of the Company and each director of the Company shall have the same right to contribution as the Company. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any Claim against such party in respect of which a claim for contribution may be made against the other party under this Paragraph 8(c), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this Paragraph 8(c). The indemnity and contribution agreements contained in this Paragraph 8 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person or any termination of this Agreement.

         9. TERMINATION. The Company shall have the right to terminate this Agreement in the event that the Placement Agents fail to sell a minimum of 20 Units by January 31, 1997. The Company may terminate the Offering after sixty
(60) days of the date of the Offering Materials, subject to the Placement Agents' rights to compensation and expenses for Units sold hereunder prior thereto. The Company and the Placement Agents may extend the Agreement at any time by mutual written consent.

         10. COMPETING CLAIMS. The Company acknowledges and agrees that the Placement Agents will not proceed to perform hereunder until it receives assurances, in form and substance satisfactory to the Placement Agents and their counsel, that as of the first date that the Offering Materials is presented to potential purchasers of Units, there will be no claims or payments for services in the nature of a finder's fee with respect to the Offering or any other arrangements, agreements, payments, issuances or understandings that may affect the Placement Agents' compensation hereunder. The Placement Agents shall compensate any of its personnel who may have acted in such capacities as it shall determine.

         11. JOINT-ACTIONS BY PLACEMENT AGENTS. The parties hereby agree that all decisions and determinations to be made in connection with the Offering by or on behalf of the Placement Agents shall be made jointly by the Placement Agents; provided, that in the event of any dispute between the Placement Agents, such dispute shall be resolved in the reasonable business judgment of the Placement Agents within thirty (30) days; and, provided further, that if such dispute remains unresolved for such thirty (30) day period, the Placement Agents agree that such dispute shall be decided by binding arbitration by the American Arbitration Association in New York, New York.

Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 21


         12. MISCELLANEOUS.

                       (a) GOVERNING LAW. This Agreement and the transactions contemplated hereby shall be governed in all respects by the laws of the State of New York, without giving effect to its conflict of law principles.

                       (b) COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                       (c) NOTICES. Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall either be
(i) mailed by first class mail, postage, prepaid, addressed (a) if to the Placement Agents, at the respective addresses set forth at the head of this Agreement with a copy to their counsels, Jay M. Kaplowitz, Esq., Gersten, Savage, Kaplowitz & Curtin, 575 Lexington Avenue, New York, New York 10022 and Neil M. Kaufman, Esq., Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, New York 11753; and (b) if to the Company, at 937 East Hazelwood Avenue, Building 2, Rahway, New Jersey 07065 with a copy to its counsel Richard Marlin, Esq., Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10022, or (ii) delivered personally or by express courier. The notice shall be deemed given, if sent by mail, on the third day after deposit in a United States post office receptacle, or if delivered personally or by express courier, then upon receipt.

                       (d) DISPUTE. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or the transactions contemplated by this Agreement, the prevailing party, or parties, shall be paid its reasonable attorney's fees and expenses arising from such action, suit or proceeding by the other party.

                       (e) AMENDMENTS. This Agreement may not be amended, modified or waived, except in a writing signed by all of the parties hereto.

Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 22

         If the foregoing correctly sets forth the understanding between the Placement Agents and the Company, please so indicate in the space provided below for that purpose whereupon this letter shall constitute a binding agreement between us.

                                     Very truly yours, ERD WASTE
                                     CORP.

                                     By: /s/ T. Kevin Sheehy
                                         -------------------
                                         Name:  T. Kevin Sheehy
                                         Title: Secretary

Network 1 Financial Securities, Inc.
M.S. Farrell & Co., Inc.
December 20, 1996
Page 23


Confirmed and Agreed To:

Network 1 Financial Securities, Inc.



By:      /s/ William R. Hunt
         -------------------
         Name: William R. Hunt
         Title: CEO


M.S. Farrell & Co., Inc.



By:      /s/ Martin F. Schacker
         ----------------------
         Name: Martin F. Schacker
         Title: Chairman

                                                                    EXHIBIT 11.1


                                 ERD WASTE CORP.
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                   Six Months Ended March 31, 1997 (Unaudited)


Net income (loss)                                     (358,708)


Shares:
Weighted average common shares
outstanding                                          6,209,362

Weighted average common shares
outstanding as adjusted                              8,159,960


Net income (loss) per common share:


Primary                                                    (.06)

Fully Diluted a/                                           (.06)

----------
a/ In computing net loss per share, the conversion of common stock equivalents was not assumed as the effect would be antidilutive.

                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Board of Directors

         We consent to incorporation by reference in the registration statement on Form SB-2 of our report dated January 22, 1997 relating to the balance sheets of ERD Waste Corp. as of September 30, 1996 and January 31, 1996, and the related statements of operations, stockholders' equity, and cash flows for the eight months ended September 30, 1996 and the years ended January 31, 1996 and 1995, which report appears in the January 1997 annual report on Form 10-KSB of ERD Waste Corp.


/s/ FELDMAN RADIN & CO., P.C.
-----------------------------
Feldman Radin & Co., P.C.
Certified Public Accountants


New York, New York
August 5, 1997